                                CREDIT AGREEMENT


                                  BY AND AMONG


                      J.G. WENTWORTH MFC ASSOCIATES, L.P.,

                          J.G. WENTWORTH FUNDING CORP.,

                         THE FINANCIAL INSTITUTIONS FROM
                           TIME TO TIME PARTIES HERETO

                                       AND

            INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL MARKETS, INC.,
                                    as Agent






                            Dated as of May 26, 1995

                                TABLE OF CONTENTS



ARTICLE 1.  CERTAIN DEFINITIONS

         1.1  Certain Definitions...........................................  1
         1.2  Construction.................................................. 23
         1.3  Accounting Principles......................................... 24

ARTICLE 2.  THE LOANS

         2.1  Loans......................................................... 24
         2.2  Voluntary Conversion and Continuation of Loans................ 26
         2.3  Notes......................................................... 28
         2.4  Unused Commitment Fee......................................... 28
         2.5  Reductions of the Maximum Facility Amount;
              Termination of the Commitments................................ 28

ARTICLE 3.  INTEREST RATES; PAYMENTS

         3.1  Interest Rate Option; Computation of Interest;
              Maximum Interest Rate......................................... 28
         3.2  Interest After Default........................................ 30
         3.3  Euro-Rate Unascertainable..................................... 30
         3.4  Selection of Interest Rate Options............................ 31
         3.5  Payments...................................................... 32
         3.6  Pro Rata Treatment of Banks................................... 34
         3.7  Interest Payment Dates........................................ 34

ARTICLE 4.  INCREASED COSTS; TAXES; BREAKAGE

         4.1  Interest Protection........................................... 35
         4.2  Increased Capital............................................. 35
         4.3  Taxes......................................................... 35
         4.4  Breakage...................................................... 37

ARTICLE 5. REPRESENTATIONS AND WARRANTIES

         5.1  Representations and Warranties of the Borrower................ 38
         5.2  Representations and Warranties of the General
              Partner....................................................... 43
         5.3  Survival of Representations and Warranties.................... 44

ARTICLE 6.  CONDITIONS PRECEDENT

         6.1  Conditions Precedent to Effectiveness of this
              Agreement..................................................... 44
         6.2  Conditions Precedent to Each Loan and Each
              Continuation or Continuation of any Loan...................... 47



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ARTICLE 7.  AFFIRMATIVE COVENANTS

         7.1  Affirmative Covenants of the Borrower......................... 48
         7.2  Affirmative Covenants of the General Partner.................. 56

ARTICLE 8. NEGATIVE COVENANTS

         8.1  Negative Covenants of the Borrower............................ 56
         8.2  Negative Covenants of the General Partner..................... 58

ARTICLE 9. DEFAULTS AND REMEDIES

         9.1  Events of Default............................................. 60
         9.2  Remedies...................................................... 62
         9.3  Notice of Sale................................................ 63

ARTICLE 10.  THE AGENT

         10.1   Appointment................................................. 63
         10.2   UCC Filings................................................. 64
         10.3   Delegation of Duties........................................ 64
         10.4   Nature of Duties, Independent Credit
                Investigation.  ............................................ 64
         10.5   Actions in Discretion of Agent; Instructions
                from the Banks.............................................. 65
         10.6   Reimbursement and Indemnification of Agent by
                the Borrower................................................ 65
         10.7   Exculpatory Provisions...................................... 66
         10.8   Reimbursement and Indemnification of Agent by
                Banks.  .................................................... 67
         10.9   Reliance by Agent.  ........................................ 68
         10.10  Notice of Default.  ........................................ 68
         10.11  Notices.  .................................................. 68
         10.12  The Agent in its Individual Capacity. ...................... 68
         10.13  Holders of Notes.  ......................................... 68
         10.14  Sharing of Payments......................................... 69
         10.15  Successor Agent.  .......................................... 69
         10.16  Calculations.  ............................................. 70
         10.17  Beneficiaries.  ............................................ 70
         10.18  The Agent May Perform....................................... 70

ARTICLE 11.  MISCELLANEOUS

         11.1  Modifications, Amendments or Waivers......................... 70
         11.2  No Implied Waivers; Cumulative Remedies; Writing
               Required.  .................................................. 71

         11.3  Reimbursement and Indemnification of Banks by
               the Borrower................................................. 71

         11.4  Payments Due on Non-Business Days............................ 72
         11.5  Funding by Branch, Subsidiary or Affiliate................... 73
         11.6  Notices...................................................... 73
         11.7  Severability.  .............................................. 73
         11.8  GOVERNING LAW.  ............................................. 74
         11.9  Prior Understanding.  ....................................... 74
         11.10 Duration; Survival.  ........................................ 74
         11.11 Successors and Assigns; Assignments.......................... 74
         11.12 Confidentiality.  ........................................... 77
         11.13 Counterparts.  .............................................. 78
         11.14 CONSENT TO JURISDICTION; WAIVER OF OBJECTION TO
               VENUE; AGENT FOR SERVICE OF PROCESS.......................... 78
         11.15 WAIVER OF JURY TRIAL......................................... 78
         11.16 Assignment and Security Interest. ........................... 78
         11.17 Lending to Competitors....................................... 79

                                    EXHIBITS

         EXHIBIT A        --      Form of Notes
         EXHIBIT B-1      --      Form of Loan Request
         EXHIBIT B-2      --      Form of Conversion/Continuation Request
         EXHIBIT C        --      Form of Assignment and Assumption
                                  Agreement
         EXHIBIT D        --      Form of Guaranty Agreement
         EXHIBIT E-1      --      Form of Assignment of Interest (JUA)
         EXHIBIT E-2      --      Form of Assignment of Interest (MTF)
         EXHIBIT E-3      --      Form of Assignment of Interest (The City
                                  of Philadelphia and SEPTA)
         EXHIBIT F-1      --      Form of Notice of Assignment (JUA)
         EXHIBIT F-2      --      Form of Notice of Assignment (MTF)
         EXHIBIT F-3      --      Form of Notice of Assignment (The City
                                  of Philadelphia and SEPTA)
         EXHIBIT G        --      Form of Notification of Deferral
         EXHIBIT H        --      Form of Security Agreement
         EXHIBIT I        --      Form of Opinion of Counsel for the
                                  Borrower and the General Partner
         EXHIBIT J        --      Form of Borrowing Base Certificate

         EXHIBIT K        --      Form of Lock-Box Agreement
         EXHIBIT L        --      Form of Monthly Report

                                    SCHEDULES


         SCHEDULE 1.1(a)       --       Commitments of the Banks
         SCHEDULE 1.1(b)       --       Guarantors
         SCHEDULE 1.1(c)       --       Permitted Existing Indebtedness
         SCHEDULE 5.1(j)       --       Intellectual Property
         SCHEDULE 5.1(k)       --       Material Agreements and Contracts
         SCHEDULE 5.1(q)       --       ERISA Matters
         SCHEDULE 5.1(w)       --       Bank Accounts; Lock-Boxes; Lock-Box
                                        Accounts; Lock-Box Banks
         SCHEDULE 5.1(x)       --       Locations of Offices; Chief
                                        Executive Office
         SCHEDULE 5.1(y)       --       Insurance Policies

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT is made as of May 26, 1995 by and among J.G. WENTWORTH MFC ASSOCIATES, L.P., a Pennsylvania limited partnership (the "Borrower"), J.G. WENTWORTH FUNDING CORP., a Pennsylvania corporation (the "General Partner"), the financial institutions from time to time parties hereto (together with each such institution's respective successors and assigns being referred to herein collectively as the "Banks" and each individually as "Bank") and INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL MARKETS, INC. ("ING"), as agent (in such capacity as agent, the "Agent").

                                    RECITALS

         WHEREAS, the Borrower has requested, and the Banks have agreed to make, certain loans, advances and other financial accommodations to the Borrower on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                         ARTICLE 1. CERTAIN DEFINITIONS

         1.1 Certain Definitions. In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context clearly requires otherwise:

         "Affiliate" as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with, such Person, (ii) which beneficially owns or holds 10% or more of any class of the voting stock (or, in the case of a Person that is not a corporation, 10% or more of the equity interest) of such Person, or (iii) 10% or more of the voting stock (or, in the case of a Person that is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used herein, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, partnership interests, membership, voting rights, governing boards, committees, divisions or other bodies, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

         "Agent" shall mean ING and its successors in such capacity hereunder.


         "Agent's Account" shall mean the Agent's bank account at Morgan Guaranty Trust, New York, ABA No. 021 00 0238, Account No. 60007116, for the account of ING (U.S.) Capital Markets, or such other account as may be designated by the Agent from time to time by notice to the Borrower.

         "Agreement" shall mean this Credit Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time hereafter, including all schedules and exhibits hereto.

         "Applicable Discount Rate" shall mean, with respect to any Purchased Claim, the Discount Rate then applicable to the Claim Group to which such Claim is allocated at such time.

         "Assignment and Assumption Agreement" shall mean an Assignment, Notice and Assumption Agreement substantially in the form of Exhibit C hereto, by and among a Bank making an assignment and a Bank accepting such assignment pursuant to Section 11.11.

         "Assignment of Interest" shall mean an assignment substantially in the form of Exhibit E-1, E-2 or E-3 attached hereto among the Borrower, the Plaintiff and the Plaintiff's Attorney pursuant to which the Plaintiff and the Plaintiff's Attorney sells, assigns and conveys all of their respective rights, title and interests in a Claim and all amounts due with respect thereto.

         "Authorized Officer" shall mean those Persons designated by written notice to the Agent from the Borrower as being authorized to execute notices, reports and other documents required hereunder. The Borrower may amend such list of Persons from time to time by giving written notice of such amendment to the Agent.

         "Bankruptcy Code" shall mean Title 11 of the United States Code 11 U.S.C. (section)101 et seq.), as amended from time to time, and any successor statute.

         "Banks" shall have the meaning assigned to such term in the Preamble to this Agreement.

         "Base Rate" shall mean, on any date, a fluctuating per annum rate of interest equal to the higher of (i) the Chemical Bank Prime Rate and (ii) the Citibank Prime Rate.

         "Base Rate Option" shall mean, on any date of determination, the higher of (i) the Base Rate as in effect on such date minus 0.50% and (ii) the sum of
(a) the Euro-Rate that
would have been applicable on such date for a one month Interest Period commencing on the first day of the month in which such date of determination occurs, plus (b) 2.50%.


         "Base Rate Portion" shall mean the portion of the Loans bearing interest under the Base Rate Option at such time.

         "Borrower's Account" shall have the meaning assigned to such term in
Section 2.1(d).

         "Borrowing" shall mean a borrowing consisting of one or more Borrowing Tranches from the Banks.

         "Borrowing Base" shall mean on any date of determination, the sum of:

         (a) with respect to all Seasoned Purchased Claims included on the then current Borrowing Base Certificate on such date, the product of (1) the sum of the present values of the outstanding Maturity Values of each such Purchased Claim which is an Eligible Claim on such date of determination, discounted at the Applicable Discount Rate with respect thereto as in effect on such date and (2) 98%; and

         (b) with respect to all other Purchased Claims included on then current Borrowing Base Certificate on such date, the sum of the Purchase Prices of each such Purchased Claim which is an Eligible Claim as of such date, less any Collections received with respect to any such Claims included in this clause (b).

         "Borrowing Base Certificate" shall mean the certificate in the form of Exhibit J hereto delivered with each Loan Request and at the times specified in Sections 6.1(i) and 7.1(a)(x).

         "Borrowing/Conversion Date" shall mean, with respect to any Loan, the date for the making thereof or the Continuation or Conversion to the same or a different Interest Rate Option, which date shall in any case be a Business Day.

         "Borrowing Tranche" shall mean (i) with respect to the Fixed Rate Portion of the Loans, Loans to which a Fixed Rate Option applies by reason of the selection of, Conversion to or Continuation of such Interest Rate Option on the same day and having the same Interest Period, and (ii) with respect to the Base Rate Portion of the Loans, all outstanding Loans to which the Base Rate Option applies by reason of the selection of or Conversion to such Interest Rate Option.

         "Business Day" shall mean any day other than a Saturday or Sunday or other day upon which banks are authorized or required to close in New York City; provided, however, that when used with respect to the Euro-Rate, the term "Business Day" shall be deemed to mean a day of the year on which dealings are carried on in the London interbank market and banks are open in London and not authorized or required to be closed in New York City.


         "Chemical Bank Base Rate" shall mean the rate designated by Chemical Bank from time to time as its prime rate in the United States, such rate to change as when such designated rate changes. The Chemical Bank Base Rate is not necessarily the lowest rate of interest charged by Chemical Bank in connection with extensions of credit to its customers.

         "Citibank Base Rate" shall mean the rate designated by Citibank, N.A. from time to time as its prime rate in the United States, such rate to change as when such designated rate changes. The Citibank Base Rate is not necessarily the lowest rate of interest charged by Citibank, N.A. in connection with extensions of credit to its customers.

         "City of Philadelphia" shall mean the City of Philadelphia, Pennsylvania, a municipal corporation formed under Title 53 of Pa.C.S.A.

         "Claim" shall mean (i) a fully settled Residual Bodily Injury claim against the JUA resulting from a motor vehicle accident for which payment has been deferred for twelve months pursuant to N.J.S.A. 17:33B-3 of the FAIRA and the Department of Insurance Order No. A91-343 or for eighteen months pursuant to N.J.S.A. 17:33-B3 of the FAIRA and N.J.A.C. 11:3-2A.3; (ii) a fully settled Residual Bodily Injury Claim against the MTF resulting from a motor vehicle accident for which payment has been deferred for eighteen months pursuant to the GDP Act and the Plan of Operation; (iii) a fully settled claim against the City of Philadelphia resulting from an accident for which payment has been deferred by the City of Philadelphia for up to twelve months; and (iv) a fully settled claim against SEPTA resulting from an accident for which payment has been deferred by SEPTA for up to eight months.

         "Claim Group" shall mean either the Base Rate Claim Group, the Matched Claim Group or the Unmatched Claim Group.

         "Claims Package" shall mean fully executed copies of all documentation relating to the purchase of any and all Claims by the Borrower, and shall include, without limitation, (i) the Assignment of Interest and all documents required to be delivered to the Borrower pursuant thereto, (ii) the Judgment (to the extent such Claim is a judgment Claim), (iii) the Settlement Agreement (to the extent such Claim is a settlement Claim), (vi) the Release, (vii) the Notice of Assignment, (viii) the Notification of Deferral (to the extent such Claim is a Partial Claim) and (ix) any notifications or acknowledgments received by the Borrower from Servicing Carriers relating to Purchased

Claims, including acknowledgment of releases and payment obligations.

         "Claims Servicer" shall mean Electronic Data Systems Corporation, a Texas corporation, in its capacity as the provider of services under the Servicing Agreement and/or any other Person or entity performing similar services for the Borrower which has been approved by the Agent in accordance with the terms of this Agreement.


         "Closing Date" shall mean May 26, 1995.

         "Collateral" shall mean the property of the Borrower in which security interests are granted to the Agent for the benefit of itself and the Banks hereunder or under the Security Agreement.

         "Collections" shall mean, with respect to any Purchased Claim, all cash collections and other cash proceeds of such Purchased Claim.

         "Commitment" shall mean as to any Bank at any time, the amount set forth opposite its name on Schedule 1.1(a) attached hereto or on Schedule I to the most recent Assignment and Assumption Agreement to which such Bank is a party, in each case, as such amount may be reduced pursuant to Section 2.5(a), and "Commitments" shall mean the aggregate Commitments of all of the Banks at such time.

         "Commitment Percentage" shall mean, with respect to any Bank, the percentage set forth next to such Bank's name on Schedule 1.1(a) or on Schedule I to the most recent Assignment and Assumption Agreement to which such Bank is a party.

         "Commitment Termination Date" shall mean the earliest to occur of (i) the date of the reduction of the Commitments to zero or the termination of the Commitments, in either case, pursuant to Section 2.5, (ii) the declaration or automatic occurrence of the Commitment Termination Date or the Facility Termination Date pursuant to Section 9.2, or (iii) May 24, 1996.

         "Competitor" shall have the meaning assigned to such term in Section 11.17.

         "Continue" and "Continuation" each refers to the continuation of a Loan accruing interest at a Fixed Rate Option for an additional Interest Period at such Fixed Rate Option.

         "Convert," "Conversion," and "Converted" each refers to either (i) a conversion of Loans accruing interest at the Base Rate Option to Loans accruing interest at a Fixed Rate Option or (ii) a conversion of Loans accruing interest at a Fixed Rate

Option to Loans accruing interest at a different Fixed Rate Option or the Base Rate Option.

         "Conversion/Continuation Request" shall mean a request for the Conversion or Continuation of any outstanding Loans made in accordance with
Section 2.2, which request shall be substantially in the form of Exhibit B-2 hereto appropriately completed.

         "CoreStates shall mean CoreStates Bank, N.A.


         "CoreStates Documents shall have the meaning assigned to such term in
Section 6.1(c).

         "Default Rate" shall mean a floating per annum rate equal to the Base Rate then in effect plus 2.00% per annum.

         "Defaulted Claim" shall mean a Claim: (i) as to which any portion of the Maturity Value thereof remains unpaid for more than seventy-five (75) days after the Scheduled Maturity Date of such Claim , (ii) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the types described in clause (vii) of the definition of "Eligible Claim," (iii) any Insolvency Event has occurred with respect to the Ultimate Obligor with respect to such Claim, or (iv) which has been or should have been written off the Borrower's books as being uncollectible.

         "Delinquency Ratio" shall mean the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the aggregate Maturity Value of all Purchased Claims that were Delinquent Receivables on such date, by (ii) the aggregate Maturity Value of all Purchased Claims on such Date.

         "Delinquent Claim" shall mean a Claim that is not a Defaulted Claim and as to which any portion of the Maturity Value thereof remains unpaid forty-five
(45) days after the last day of the calendar month in which the Scheduled Maturity Date of such Claim occurs.

         "Discount Rate" shall mean for any day, as reported in the most recent Monthly Report (or, until the first such report shall have been delivered, on the Closing Date) and confirmed by the Agent:

         (a) with respect to the Base Rate Claim Group, a rate per annum equal to:

                             (M x .25%) + ER(WAM(FL));


         (b) with respect to the Matched Claim Group, a rate per annum equal to:

                             (M x .25%) + ER(WAM(MP));


         (c) with respect to the Unmatched Claim Group, a rate per annum equal to:

                 (M x .25%) + [ER(WTM(UP)) + ER(WAM(UP) - WTM(UP))];

in each case, as such amounts (other than the interest rates) are calculated as of the last day of the immediately preceding month and as such interest rates are in effect on the date of such Monthly Report (or, until the date the first such Monthly Report shall be delivered, as such amounts are calculated on the Closing Date) (the "Set Date") and where:

       ER(WAM(FL))           =    The Euro-Rate which would be applicable on
                                  such Set Date to (and interpolated on a
                                  straight-line basis for the applicable number of days of) an Interest Period commencing on such Set Date and having a duration equal to the Weighted Average Maturity of the Purchased
                                  Claims allocated to the Base Rate Claim Group;

       ER(WAM(MP))           =    The Euro-Rate which would be applicable on
                                  such Set Date to (and interpolated on a
                                  straight-line basis for the applicable number of days of) an Interest Period commencing on such Set Date and having a duration equal to the Weighted Average Maturity of the Purchased
                                  Claims allocated to the Matched Claim Group;

       ER(WTM(UP))           =    The Euro-Rate which would be applicable on
                                  such Set Date to (and interpolated on a
                                  straight line basis for the applicable number of days of) an Interest Period commencing on such Set Date and having a duration equal to the Weighted Average Tranche Maturity of the
                                  Purchased Claims allocated to the Unmatched
                                  Claim Group;

       ER(WAM(UP)-WTM(UP))   =    The forward Euro-Rate which (based on the
                                  interest rate information available on such Set Date, interpolated on a straight line basis for the applicable number of days thereof) would be applicable to an Interest
                                  Period having a duration equal to the
                                  difference between (x) the Weighted Average
                                  Maturity of the Purchased Claims allocated to the Unmatched Claim Group and (y) the Weighted
                                  Average Tranche

                                  Maturity of such Purchased Claims and which Interest Period would be deemed to commence such number of days as equals such Weighted Average Tranche Maturity after the Set Date; and

         M                   =    The Multiplier on such date;

provided, however, that if any of the Interest Periods used to calculate the interest rates set forth above would (regardless of the actual duration thereof) be outstanding one year after the Set Date, such interest rate shall, notwithstanding the references therein to the Euro-Rate, be calculated by reference to the Swap Rate.

         "Dollar", "Dollars", "U.S. Dollars" and the symbol "$" shall mean lawful money of the United States of America.

         "Eligible Claim" shall mean a Claim:

         (i) which is not a Defaulted Claim or a Delinquent Claim;

         (ii) (A) the performance of which has been completed by the Plaintiff and/or the Plaintiff's Attorney, as applicable, and by all other parties other than the Obligor; (B) that requires the Maturity Value thereof to be paid in full within the following number of months after the effective date of the Release relating thereto: (x) eighteen months, in the case of a Claim against the JUA or the MTF, (y) twelve months, in the case of a Claim against The City of Philadelphia and (z) eight months, in the case of a Claim against SEPTA; and
(C) that has been duly authorized and is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor, enforceable against such Obligor in accordance with its terms and is not subject to any dispute, offset, counterclaim or defense whatsoever;

         (iii) with respect to which, the Scheduled Maturity Date thereof is no later than 30 days prior to the Scheduled Facility Termination Date;

         (iv) which (a) was acquired by the Borrower from a Plaintiff (or the estate thereof), Plaintiff's Attorney or any other seller that, immediately prior to its sale thereof to the Borrower, owned such Claim free and clear of any Lien and (b) continues to be free and clear of any Lien other than a Permitted Lien;

         (v) which (A) is either a "general intangible" within the meaning of
Section 9-106 of the UCC of all applicable juris dictions or such other type of property in which the Agent's and the Banks' security interest therein shall be perfected by the execution by all parties thereto of a Notice of Assignment with respect thereto as contemplated herein; (B) has been delivered to the Claims Servicer, together with all other instruments, documents and agreements included in the Claims Package with respect thereto, in each case, in accordance with the terms of the Servicing Agreement; (C) is denominated and payable only in Dollars in the United States; and (D) no portion of which is payable on account of taxes;

         (vi) the assignment of which does not contravene or conflict with any applicable Law or any contractual or other restriction, limitation or encumbrance;


         (vii) which has not been compromised, adjusted or modified (including, without limitation, by extension of time of payment or the granting of any discounts, allowances or credits);

         (viii) which does not contravene in any material respect any Law applicable thereto and which no party thereto is in violation of any such Law in any material respect;

         (ix) with respect to which all of the conditions precedent set forth in the Assignment of Claim have been fully satisfied;

         (x) the rating of the Ultimate Obligor in respect thereof (other than the MTF or the JUA) is at least "BBB-" or the equivalent by Standard & Poor's Ratings Group or any other nationally recognized statistical ratings agency that rates such Person, and no other such rating agency that rates (either actually or on a "shadow" basis) such Person has rated it less than "BBB-" or the equivalent thereof;

         (xi) in respect of which the respective Notice of Assignment executed by all parties and acknowledged by the Obligor thereof has been delivered to the Claims Servicer; provided, that a Claim shall not be deemed ineligible pursuant to this clause (xi) for the failure to have delivered evidence of the acknowledgement of such Obligor with respect to such Notice of Assignment to the Claims Servicer until ninety days after the date of the purchase of such Claim by the Borrower;

         (xii) which is not a judgment Claim, unless the Borrower shall have provided evidence satisfactory to the Agent of the perfection, in favor of the Agent, of a first priority, perfected security interest or Lien therein; and

         (xiii) which complies with such other criteria and requirements as the Agent may from time to time in its commercially reasonable credit judgment specify to the Borrower following thirty days' prior written notice, which other criteria and requirements shall be based on the existence or occurrence of any factors to be specified by the Agent, in such notice, which, in the commercially reasonable credit judgment of the Agent materially impair the composition, quality, the Collateral with respect thereto or the prospects of collection thereof.

         "Environmental Laws" shall mean all federal, state, local and foreign Laws, including, without limitation, permits, orders, judgments, consent decrees issued, or entered into, pursuant thereto, relating to pollution or protection of human health or the environment or employee safety in the work place.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute, and the rules and regulations thereunder, as from time to time in effect.

         "ERISA Group" shall mean any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Borrower, (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Borrower, and (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Borrower, any corporation described in clause (i) above or any partnership, trade or business, described in clause
(ii) above.

         "Euro-Rate" shall mean, with respect to any Borrowing Tranche to which the Euro-Rate applies for any Interest Period, the per annum rate of interest determined by the Agent to be equal to the sum of (a) 2.50% and (b) the rate for deposits in Dollars in a principal amount of not less than $500,000 for a period approximating such Interest Period which appears on the Reuters Screen LIBO Page as of 11:00 A.M. (London time) on the second Business Day before (and for value on) the first day of such Interest Period (and, in the case of any such Interest Period in excess of three months, adjusted by the Agent to account for quarterly payment of interest thereon by the Borrower as required by Section 3.7), divided by the remainder of one minus the Euro-Rate Reserve Percentage (expressed as a decimal) applicable, if any, during such Interest Period. The Agent shall give the Borrower and each Bank notice of the Euro-Rate determined by the Agent to be applicable to any such Borrowing Tranche for any Interest Period promptly (and, in any event, within 10 days) after the commencement thereof, and such determination by the Agent shall be conclusive absent manifest error.

         "Euro-Rate Portion" shall mean the portion of the Loans bearing interest at the Euro-Rate.

         "Euro-Rate Reserve Percentage" shall mean the maximum percentage (expressed as a decimal rounded upward to the nearest

1/100 of 1%) as determined by the Agent (which determination shall be conclusive absent manifest error) which is in effect during any relevant period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of a member bank in such System.

         "Event of Default" shall mean any of the Events of Default described in
Section 9.1.

         "Facility Termination Date" shall mean the earlier to occur of (i) the declaration or automatic occurrence of the Facility Termination Date pursuant to
Section 9.2 and (ii) the date occurring two years after the occurrence of the

Commitment Termination Date for any reason whatsoever.

         "FAIRA" means the Fair Automobile Insurance Reform Act of 1990, N.J.S.A. 17:33B-1 et seq., or any successor statute.

         "Federal Funds Effective Rate" shall mean for any day during, the rate per annum (rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight Federal funds transactions arranged by Federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, however, that if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the average of the quotations of such rate for such day on such transactions obtained by the Agent from three Federal Funds brokers of recognized standing selected by it.

         "Fee Letter" shall have the meaning assigned to such term in Section
2.4.

         "Fixed Rate Option" shall mean either the Euro-Rate or the Swap Rate.

         "Fixed Rate Portion" shall mean the portion of the Loans bearing interest at the Fixed Rate.

         "GAAP" shall mean generally accepted accounting principles as are in effect from time to time, subject to the provisions of Section 1.3, and applied on a consistent basis (except for changes in application in which the Borrower's independent certified public accountants and the Agent concur) both as to classification of items and amounts.

         "GDP Act" shall mean the New Jersey Good Driver Protection Act of 1994, P.L. 1994, C.57.

         "General Partner" shall have the meaning assigned to such term in the Preamble of this Agreement.

         "Governmental Authority" shall mean any national, federal, state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

         "Guarantor" shall mean any of the Persons set forth on Schedule 1.1(b) hereto.

         "Guaranty" shall mean with respect to any Person any obligation,

contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any liability or obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limiting the generality of the foregoing, any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement, any agreement to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor and any other form of assurance against loss, except indorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

         "Guaranty Agreement" shall mean any Guaranty and Surety Agreement in substantially the form of Exhibit D hereto executed and delivered by a Guarantor in favor of the Agent for the benefit of the Banks.

         "Guaranty Fund" shall mean the New Jersey Automobile Insurance Guaranty Fund created pursuant to N.J.S.A. 17:33B-5 of the FAIRA.

         "Indebtedness" shall mean as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money; (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility; (iv) reimbursement obligations under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device; (v) obligations of such Person to pay the deferred purchase price of property or services; (vi) obligations of such Person as lessee under leases which have been or should be, in accordance with

GAAP recorded as capital leases; (vii) any other transaction (including without limitation forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements, and whether as structured as a borrowing, sale and leaseback, or sale of assets for accounting purposes; (viii) any Guaranty of any Indebtedness of the types described in this definition; (ix) liabilities secured by any Lien on property owned or acquired, whether or not such a liability shall have been assumed; or (x) unvested pension obligations; provided, however, that "Indebtedness" shall not include trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than thirty days past due).

         "Insolvency Event" shall mean, with respect to any Person, an event of the type described in Section 9.1(f) shall have occurred with respect to such Person.


         "Interest Period" shall mean, with respect to each Fixed Rate Portion constituting part of the same Borrowing Tranche, the period commencing on the date such Loan is made, Converted or Continued at or to the applicable Fixed Rate Option for such Borrowing Tranche, and ending on the last day of the period selected by the Borrower by delivery of a Loan Request or a Conversion/Continuation Request in accordance with the terms of this Agreement. The determination of Interest Periods shall be subject to the following provisions:

               (i) Subject to the limitations set forth herein, the duration of each Interest Period for a Borrowing Tranche which is requested to accrue interest at the Euro-Rate shall be any number of months up to (and including) twelve, and the duration of each Interest Period for a Borrowing Tranche which is requested to accrue interest at the Swap Rate shall be any period between twelve and eighteen months;


               (ii) In the case of immediately successive Interest Periods, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

               (iii) If an Interest Period would otherwise expire on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the immediately succeeding Business Day; provided, however, that, in the case of an Interest Period to which the Euro-Rate is applicable, if the next succeeding Business Day occurs in the following calendar month, then the last day of such Interest Period shall be deemed to occur on the immediately preceding Business Day;

               (iv) In the case of an Interest Period to which the Euro-Rate is applicable, if such Interest Period commences on the last Business Day in a calendar month or on a day for which there is no numerically corresponding day in the calendar month in which such Interest Period is to expire, the last day of such Interest Period shall be deemed to occur on the last Business Day of the calendar month in which such Interest Period is to expire;

               (v) No Borrowing Tranche of less than $500,000 or an integral multiple of $100,000 in excess of such amount may be allocated, Converted or Continued to an Interest Period, and if the aggregate principal amount of any Borrowing Tranche allocated to an Interest Period shall at any time during such Interest Period fall below $500,000, such Interest Period shall be terminated and the Loans allocated thereto shall be Converted to the Base Rate Option on such date; and

               (vi) The Borrower may not select any Interest Period which is scheduled to expire after the Scheduled Facility Termination Date.


         "Interest Rate Option" shall mean the Euro-Rate, the Swap Rate or the Base Rate Option.

         "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, or any successor statute, and the rules and regulations thereunder, as the same are from time to time in effect.

         "Involuntary Proceeding" shall have the meaning assigned to such term in Section 9.1(f).

         "JUA" shall mean the New Jersey Automobile Full Insurance Underwriting Association, created pursuant to N.J.S.A. 17:30E-4 of the NJAFIAA.

         "Judgment" shall have the meaning assigned to such term in the Assignment of Interest.

         "Law" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree or award of any Governmental Authority, including, without limitation, any Environmental Laws.

         "Lien" shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

         "Loan Documents" shall mean this Agreement, the Notes, the Guaranty Agreements, the Security Agreement, the Lock-Box Agreements, the Fee Letter and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time hereafter in accordance herewith or therewith, and "Loan Document" shall mean any of the Loan Documents.

         "Lock-Box" shall mean a Lock-Box described on Schedule 5.1(w) hereto and/or any other lock-box from time to time hereafter designated by the Borrower as a Lock-Box in accordance with the terms hereof and of the Security Agreement and in respect of which a Lock-Box Agreement executed by all of the parties thereto shall have been delivered to the Agent in accordance with the terms hereof and thereof.

         "Lock-Box Account" shall mean the bank accounts described on Schedule 5.1(w) hereto and/or any other bank account from time to time hereafter designated by the Borrower as a Lock-Box Account in accordance with the terms hereof and of the Security Agreement and in respect of which a Lock-Box Agreement executed by all of the parties thereto shall have been delivered to the Agent in accordance with the terms hereof and thereof.

         "Lock-Box Agreement" shall mean an agreement substantially in the form of that attached hereto as Exhibit K.

         "Lock-Box Bank" shall mean the bank(s) described on Schedule 5.1(w) at which any Lock-Box or Lock-Box Account is maintained or any other bank from time to time hereafter designated by the Borrower as a Lock-Box Bank in accordance with the terms hereof and of the Security Agreement and who has executed and delivered a Lock-Box Agreement to the Agent with respect to all such Lock-Boxes and/or Lock-Box Accounts maintained with it as required pursuant hereto and/or to the Security Agreement.

         "Loan Request" shall mean a request for Loans made in accordance with
Section 2.1(b), which request shall be substantially in the form of Exhibit B-1 hereto appropriately completed.

         "Loans" shall mean collectively, and "Loan" shall mean separately, all Loans or any Loan made by the Banks or one of the Banks to the Borrower pursuant to Section 2.1.

         "Management Agreement" shall mean that certain letter agreement dated as of the Closing Date between the Borrower and J.G. Wentworth and Company, Inc. concerning the provision of certain services by J.G. Wentworth and Company, Inc. for the Borrower, as the same may be amended, restated, supplemented or otherwise modified from time to time hereafter in accordance with the terms of this Agreement.

         "Matched Claim Group" shall mean, at any time, those Purchased Claims then allocated to Interest Periods ending within five days of the respective Scheduled Maturity Dates thereof.

         "Material Adverse Change" shall mean any set of circumstances or events which (a) has or could reasonably be expected to have any, material adverse effect whatsoever upon the validity or enforceability of, or the Borrower's or any Guarantor's ability to perform its respective obligations under, this Agreement or any other Loan Document, (b) is or could reasonably be expected to be material and adverse to the businesses, properties, assets, financial condition, results of operations or prospects of the Borrower or any Guarantor,
(c) impairs materially or could reasonably be expected to impair materially the ability of the Borrower to duly and punctually pay or perform its Obligations hereunder and under the other Loan Documents, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Agent or any of the Banks, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.


         "Material Adverse Effect" shall mean an effect that could result in a Material Adverse Change.

         "Maturity Value" shall mean with respect to any Claim, the Settlement Amount thereof plus all interest payable with respect thereto.

         "Maximum Available Facility Amount" shall mean at any time, the lesser of (A) Maximum Facility Amount at such time and (B) the Borrowing Base at such time.

         "Maximum Facility Amount" shall mean $90,000,000, as the same may be reduced from time to time pursuant to Section 2.5(a); provided, however, that at any time from and after the Commitment Termination Date, the "Maximum Facility Amount" shall equal the aggregate principal balance of the Loans outstanding at such time.

         "Maximum Rate" shall have the meaning assigned to such term in Section 3.1(d).

         "Meridian" shall mean Meridian Bank, its successors and assigns.

         "Monthly Report" shall mean a report substantially in the form of that attached as Exhibit L and covering the matters described in Section 7.1(vii).

         "MTF" shall mean the Market Transition Facility of New Jersey created pursuant to N.J.S.A. 17:33B-1 of the FAIRA, as amended by the GDP Act.

         "Multiplier" shall mean, (i) at any time prior to the purchase by the Borrower of the portfolio of Claims from Settler's Funding, L.L.C., 1, and (ii) at any time after such purchase, an amount, as reported on the most recent Monthly Report, equal to the ratio of (a) the difference of the aggregate Maturity Value of the Purchased Claims as of the last day of the month covered by such report, minus $6,533,000, to (b) the aggregate Maturity Value of the Purchased Claims as of the last day of the month covered by such report.

         "Net Worth" shall mean as of any date of determination the difference of (i) the aggregate present value of all Purchased Claims (other than Defaulted Claims) owned by the Borrower at such time, discounted at the Applicable Discount Rates as in effect as of such date with respect thereto, minus (ii) the total liabilities of the Borrower at such time as determined in accordance with GAAP.

         "Notice of Assignment" shall mean the notification to the Servicing Carrier, in the case of Claims against the JUA or the MTF, or to the payor of the Purchased Claims, in the case of any other Claim, of the Assignment of Interest executed by the Plaintiff, the Plaintiff's Attorney and the Borrower and acknowledged by the Servicing Carrier or the other payor, as applicable, which Notice of Assignment shall be substantially in the form of Exhibit F-1, F-2 or F-3 attached hereto, and pursuant to which such Servicing Carrier or other payer, as applicable, (a) acknowledges receipt of notification of such Assignment of Interest in favor of the Borrower, (b) acknowledges receipt of notification of the Agent's security interest in such Claim and (c) agrees to pay the Maturity Value of such Claim to the Claims Servicer or to such other Person as the Agent may direct.

         "Notification of Deferral" shall mean the notification to the Borrower from the Plaintiff's Attorney requesting deferral of monies owed to the Plaintiff's Attorney, which Notification of Deferral shall be substantially in the form of Exhibit G attached hereto.

         "NJAFIAA" shall mean the New Jersey Automobile Full Insurance Availability Act, N.J.S.A. 17:30E-1 et seq.

         "Notes" shall mean collectively, and "Note" shall mean separately, all the Notes of the Borrower, in each case, in the form of Exhibit A hereto and evidencing the Loans together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

         "Obligations" shall mean and include all loans, advances, debts, liabilities, obligations, covenants and duties owing to the Agent and the Banks by the Borrower of any kind or nature, present or future, arising under this Agreement, the Notes, the Security Agreement, the Fee Letter or any of the other Loan Documents or other instruments, documents or agreements executed and/or delivered in connection with any of the foregoing and to which the Borrower is a party, whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising. The term includes, without limitation, the principal amount of all Loans, together with interest, charges, expenses, fees, attorneys' and paralegals' fees and expenses, and any other sums chargeable to the Borrower under this Agreement or the other Loan Document pursuant to which it arose.

         "Obligor" shall mean, with respect to any Claim, the JUA, the MTF, the City of Philadelphia, SEPTA, or the applicable Servicing Carrier obligated to make payments with respect to such Claim.

         "Other Taxes" shall have the meaning assigned to such term in Section 4.3(b).

         "Partial Claim" shall mean any Claim of a Plaintiff (or its estate) or a Plaintiff's Attorney, but not both, which has been purchased by the Borrower.


         "Partnership Agreement" shall mean the Limited Partnership Agreement of
J. G. Wentworth MFC Associates, L.P. dated as of June 9, 1993 among the General Partner, Gary Veloric and James DeLaney, as the same may be amended, restated, supplemented or otherwise modified from time to time hereafter in accordance with the terms of this Agreement.

         "Permitted Assignee" shall mean (i) any of the Banks or their Affiliates, PNC Bank, Meridian, UJB or any company managed or administered by ING or (ii) any other financial institutions approved by the Borrower upon the request of any Bank, which approval shall not unreasonably be withheld; provided, however, that after the occurrence and during the continuance of an Event of Default under Section 9.1(a) or Section 9.1(b)(i), a "Permitted Assignee" shall mean any financial institution selected by a Bank .

         "Permitted Indebtedness" shall mean:

         (a) Indebtedness under the Loan Documents;

         (b) Existing Indebtedness as set forth on Schedule 1.1(c); and

         (c) Other Indebtedness incurred in the ordinary course of the Borrower's business but not to exceed $100,000 at any time outstanding.

         "Permitted Liens" shall mean:

         (a) Liens for taxes, assessments or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

         (b) pledges or deposits made in the ordinary course of business and to the extent required by Law to secure payment of worker's compensation, or to participate in any fund in connection with worker's compensation, unemployment insurance, old-age pensions or other social security programs;

         (c) Liens in favor of the Agent for the benefit of itself and the Banks; and

         (d) purchase money security interests on the equipment or goods of the Borrower securing no more than 100% of the purchase price of the equipment or goods purchased with the proceeds of any purchase money Indebtedness, to the extent such Indebtedness is Permitted Indebtedness hereunder.

         "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

         "Plaintiff" shall mean a person with a Claim.


         "Plaintiff's Attorney" shall mean the attorney who represented a Plaintiff in connection with the settling of a Claim.

         "Plan of Operation" shall mean the Plan of Operation adopted by the New Jersey Insurance Commissioner pursuant to the GDP Act, as amended from time to time.

         "PNC Bank" shall mean PNC Bank, National Association, its successors and assigns.

         "PNC Documents" shall have the meaning assigned to such term in Section 6.1(c).

         "Potential Default" shall mean any event or condition which with notice, passage of time or both would constitute an Event of Default.

         "Prohibited Transaction" shall mean any prohibited transaction as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

         "Property" shall mean all real property, both owned and leased, of the Borrower.

         "Purchased Claims" shall mean all Claims against the JUA, the MTF, the City of Philadelphia or SEPTA previously or hereafter purchased by the Borrower from Plaintiffs (or their respective estates), Plaintiff's Attorneys or, subject to the terms hereof, any other sellers of such Claims; provided, however, that with respect to any Partial Claim, "Purchased Claim" shall exclude any amounts (including any assignment obligations) with respect to the Claim of the Plaintiff or the Plaintiff's Attorney, as applicable, which has not agreed to sell such Claim.

         "Purchase Price" shall mean, with respect to any Claim, the aggregate amount paid by the Borrower for the Claim from the Person from whom such Claim was purchased.

         "Ratable Share" shall mean the proportion that a Bank's Commitment bears to the Commitments of all of the Banks.

         "Register" shall have the meaning assigned to such term in Section 11.11(e).

         "Release" shall have the meaning assigned to such term in the Assignment of Interest.

         "Required Banks" shall mean (i) if there are no Loans outstanding, those Banks whose Commitments aggregate at least 50% of the Commitments of all of the Banks, or (ii) if there are Loans outstanding, those Banks whose Loans outstanding aggregate at least 50% of the total outstanding principal amount of the Loans.

         "Residual Bodily Injury Claim" shall mean a liability claim for loss of any kind, other than present economic loss, resulting from liability imposed by law for, or as a result of bodily injury or death.

         "Scheduled Facility Termination Date" shall mean the date occurring two years after the date set forth in clause (iii) of the definition of "Commitment Termination Date."

         "Scheduled Maturity Date" shall mean with respect to any Claim, the original date scheduled for the payment by the Obligor thereof of the Settlement Amount with respect thereto.

         "Seasoned Purchased Claim" shall mean on any date of determination, any Claim which became a Purchased Claim in any calendar month ending prior to such date of determination.

         "Security Agreement" shall mean the Security Agreement in substantially the form of Exhibit H hereto executed and delivered by the Borrower in favor of the Agent for the benefit of the Banks.

         "SEPTA" shall mean the Southeastern Pennsylvania Transportation Authority created pursuant to the Metropolitan Transportation Authorities Act of 1963 and currently operating under 74 Pa. C.S.A. (section)(section)1501-1543.

         "Servicing Agreement" shall mean (i) initially, the Servicing Agreement between the Borrower and the Claims Servicer dated as of June 11, 1993, as amended, and that certain letter agreement dated as of December 30, 1993 among PNC Bank, CoreStates and the Claims Servicer, as amended, in each case, as the same are made subject to those certain letter agreements dated as the Closing Date among the Agent, the Claims Servicer and the Borrower, in the one case, and the Agent and Claims Servicer, in the other case, in each case, setting forth the agreement and procedures for the provision of custodial and administrative services by the Claim Servicer for the Borrower and the Agent with respect to the Purchased Claims and (ii) upon the execution thereof, the agreement(s) contemplated by Section 7.1(s)(iv) to be executed by the Borrower, the Agent and the Claims Servicer with respect to the provision of such services by the Claims Servicer for and on behalf of the Borrower and the Agent, in each case, as such agreements may be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

         "Servicing Carrier" shall mean (i) with respect to Claims against the JUA, an insurance company that had or presently has a contract with the JUA to underwrite, process and adjust automobile insurance policies for the JUA pursuant to the NJAFIAA, (ii) with respect to Claims against the MTF, an insurance company that has or presently has a contract with the MTF to underwrite, process and adjust automobile policies for the MTF pursuant to the FAIRA, as amended by the GDP Act, and (iii) with respect to Claims against the City of Philadelphia or SEPTA, The City of Philadelphia or SEPTA, respectively.

         "Settlement Agreement" shall mean the agreement between the Plaintiff, the Plaintiff's Attorney and the Servicing Carrier settling litigation between the Plaintiff and the JUA, the MTF, the City of Philadelphia or SEPTA, as applicable.

         "Settlement Amount" shall mean with respect to any Claim, the total consideration agreed to be paid by the Obligor thereon to the Plaintiff and/or the Plaintiff's Attorney (exclusive of interest which is to accrue thereon) for the settlement of the Claim.

         "Subsidiary" of any Person at any time shall mean (a) any corporation or trust of which 50% or more (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's subsidiaries, or any partnership of which such Person is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Personals subsidiaries, and (b) any corporation, trust, partnership or other entity which is controlled or capable of being controlled by such Person or one or more of such Person's subsidiaries.

         "Swap Rate" shall mean, with respect to any Borrowing Tranche to which the Swap Rate applies for any Interest Period, a per annum rate of interest equal to the sum of (a) 2.50% and (b) a rate per annum to be determined by the Agent to be applicable to such Interest Period by interpolating (on a straight-line basis) between the average one-year and the eighteen-month zero coupon bond swap rates offered to major financial institutions (as quoted by the Agent's Derivatives and Treasury Department) for notional amounts in a principal amount of not less than $500,000 for a period approximating such Interest Period (adjusted by the Agent to account for quarterly payment of interest thereon by the Borrower as required by Section 3.7), as such rate shall be determined by the Agent as of 11:00 A.M. (New York City time) on the second Business Day before (and for value on) the first day of such Interest Period. The Agent shall give the Borrower and each Bank notice of the Swap Rate determined by the Agent to be applicable to any such Borrowing Tranche for any Interest Period promptly (and, in any event, within 10 days) after the commencement thereof, and such determination by the Agent shall be conclusive absent manifest error.

         "Swap Rate Portion" shall mean the portion of the Loans bearing interest at the Swap Rate.


         "Taxes" shall have the meaning assigned to such term in Section 4.3.

         "UJB" shall mean United Jersey Bank, its successors and assigns.

         "Ultimate Obligor" shall mean (a) with respect to any Claim against The City of Philadelphia, The City of Philadelphia, (b) with respect to any Claim against SEPTA, SEPTA, (c) with respect to any Claim against the JUA, the JUA and the State of New Jersey, and (d) with respect to a Claim against the MTF, the MTF and the State of New Jersey.

         "Uniform Commercial Code" shall mean the Uniform Commercial Code (or any successor statute) as in effect from time to time in the State of New York or of any other jurisdiction the laws of which are required by Section 9-103 thereof to be applied in connection with the issue of the perfection of security interests.

         "Unmatched Claim Group" shall mean, at any time, the Purchased Claims which are not included in the Base Rate Claim Group or the Matched Claim Group.

         "Unused Commitment Fee" shall have the meaning assigned to that term in
Section 2.4.

         "Weighted Average Maturity" shall mean on any date as reported in the most recent Monthly Report with respect to any specified group of Purchased Claims, the weighted average of the maturities (determined by reference to the Scheduled Maturity Dates) of all such outstanding Purchased Claims in such group as of the last day of month covered by such report.

         "Weighted Average Tranche Maturity" shall mean on any date as set forth on the then most recent Monthly Report with respect to any group of Purchased Claims accruing interest at a Fixed Rate Option, the weighted average of the remaining durations of all Interest Periods for all of the Purchased Claims in such group as of the last day of the month covered by such report.

         "Weighted Average Tranche Rate" shall mean on any date as set forth on the then most recent Borrowing Base Certificate, the per annum rate equal to the weighted average of all applicable per annum interest rates applicable to all outstanding Borrowing Tranches accruing interest at a Fixed Rate Option as of the last day of the week covered by such Weekly Report.

         "Welfare Plan" shall have the meaning assigned to such term is Section 5.1(q)(ii).

         1.2 Construction. Unless the context of this Agreement otherwise clearly requires, references to the plural shall include the singular, references to the singular shall include the plural, references to the part shall include the whole and references to any masculine, feminine or neuter pronoun shall include all other genders. References in this Agreement to

"determination" of or by the Agent or the Banks shall be deemed to include good faith estimates by the Agent or the Banks, respectively (in the case of quantitative determinations) and good faith beliefs by the Agent or the Banks, respectively (in the case of qualitative determinations). The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Any references herein to Articles, Sections, Exhibits or Schedules are references to Articles, Sections, Exhibits and Schedules of or to this Agreement unless expressly otherwise specified. All other undefined terms used herein shall, unless the context otherwise requires, have the meanings provided for by the UCC to the extent the same are used or defined therein. The Section and other headings contained in this Agreement and the Table of Contents preceding this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect.

         1.3 Accounting Principles. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.

                              ARTICLE 2. THE LOANS

         2.1 Loans.

         (a) Upon the terms and subject to the conditions hereinafter set forth, each Bank, severally and not jointly with any other Bank, agrees to make to the Borrower, from time to time during the period from the date hereof to, but not including, the Commitment Termination Date, Loans in an aggregate principal amount up to such Bank's Commitment; provided, however, that the aggregate outstanding principal balance of all such Loans shall at no time exceed the Maximum Available Facility Amount at such time. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay without premium or penalty, except as provided in Section 4.4, and reborrow pursuant to this Section 2.1.

         (b) Except as otherwise provided herein, the Borrower may from time to time prior to the Commitment Termination Date request the Banks to make Loans to the Borrower by the delivery to the Agent, not later than 10:00 A.M. New York City time (i) three (3) Business Days prior to the proposed Borrowing/ Conversion Date with respect to the making of Loans to which a Fixed Rate Option is requested to apply and (ii) on the proposed Borrowing/Conversion Date with respect to the making of a Loan to which the Base Rate Option applies, in either case, of a duly completed Loan Request therefor, or a request by telephone immediately confirmed in writing (including by any tele-transmission) signed by an Authorized Officer in such form. The Agent shall have no duty to verify the authenticity of the signature appearing on any Loan Request and, with respect to any telephonic request for a Loan, the Agent shall have no duty to verify the identity of any individual representing himself as an Authorized Officer. Any Loan Request received by the Agent after the time specified in the immediately preceding sentence shall be deemed to have been received by the Agent on the next Business Day, and the date specified in any such Loan Request as the proposed Borrowing/Conversion Date shall be deemed to be the Business Day immediately succeeding the proposed Borrowing/Conversion Date specified in such Loan Request.

         (c) Each Loan Request shall be (x) irrevocable, (y) shall specify (i) the proposed Borrowing Date; (ii) the aggregate amount of such Borrowing, which, in the case of a Borrowing to which the Base Rate Option shall be applicable, shall be in a minimum amount of $2000, and, in the case of a Borrowing to which the Fixed Rate Option shall be applicable, shall be in a minimum amount of $500,000 and in integral multiples of $100,000 in excess of such amount; (iii) which Interest Rate Options shall be applicable and the allocation of the Borrowing Tranches with respect thereto, and (iv) with respect to any such Loans to which a Fixed Rate Option is to be applicable, an appropriate Interest Period for each Borrowing Tranche of such Borrowing, and (z) shall be accompanied by a fully completed Borrowing Base Certificate.

         (d) The Agent shall, promptly (but in any event by 12:00 P.M. on the date of its deemed receipt of a Loan Request for a Loan) notify the Banks of its receipt of such Loan Request specifying: (A) the proposed Borrowing/Conversion Date and the time and method of disbursement of such Loan; (B) the amount of such Loan and the allocation of the Borrowing Tranches thereof among the applicable Interest Periods and/or the Base Rate Option as requested by the Borrower; and (C) each Bank's Ratable Share of such Loan. Each Bank shall remit its Ratable Share of the principal amount of each Loan to the Agent's Account by no later than 11:00 A.M. (New York City time) on the Borrowing Date specified or deemed specified in such Loan Request, and the Agent shall, to the extent the Banks have made funds available to it for such purpose, fund such Loan to the Borrower in U.S. Dollars and immediately available funds to the Borrower's Account No. 085-435-214-90 maintained with PNC Bank, National Association, Land Title Building, Broad and Chestnut Street, Philadelphia, Pennsylvania 19101, ABA No. 031 0000 53 (the "Borrower's Account") prior to 2:00 P.M. New York City time on the Borrowing/Conversion Date specified or deemed specified in such Loan Request; provided, that if any Bank fails to remit such funds to the Agent in a timely manner, the Agent may, but shall not be required to, advance on behalf of any such Bank, such

Bank's Ratable Share of the Loans on the applicable Borrowing/Conversion Date unless such Bank shall have notified the Agent prior to such Borrowing/Conversion Date that it does not intend to make available its Ratable Share of such Loans on such date. If the Agent makes such advance, each of the Borrower and such defaulting Bank severally, but not jointly, shall be liable to repay the Agent the amount thereof immediately upon the Agent's demand therefor, together with interest thereon from the date such amount is advanced until repaid in full at a rate equal to, in the case of such Bank, the Federal Funds Effective Rate and, in the case of the Borrower, the interest rate applicable to the Interest Rate Option applicable to the Borrowing Tranche to which such Loan was allocated. Until such amount is repaid to the Agent by such Bank or the Borrower, such advance shall be deemed for all purposes to be a Loan made by the Agent to the Borrower, and the Agent shall for all purposes hereunder be deemed a "Bank" and shall be entitled to all rights, remedies and benefits as such hereunder and under the other Loan Documents. Upon the repayment of the principal and interest of any such Loan by such Bank to the Agent, such repayment shall be treated (to the extent of the principal amount thereof) as the funding of such Bank's Ratable Share of the Loans to which such amounts relate. No such repayment or payment by the Borrower shall prejudice its rights in respect of any default by such Bank hereunder. The failure of any Bank to fulfill its Commitment to fund any Loan on any Borrowing/Conversion Date shall not relieve any other Bank of its Commitment to fund any such Loan on such date, but no Bank shall be responsible for the failure of any other Bank to fulfill such Commitment of any other Bank.

         (e) The Borrower shall only use the proceeds of the Loans (i) to refinance the Indebtedness evidenced by the PNC Documents and the CoreStates Documents on the Closing Date, (ii) to purchase additional Eligible Claims,
(iii) to pay the Obligations, (iv) to pay the fees and expenses of the Claim Servicer under and in accordance with the terms of the Servicing Agreement, and
(v) for any other legal purpose to the extent permitted hereunder and under the other Loan Documents.

         2.2 Voluntary Conversion and Continuation of Loans.

         (a) Prior to the Facility Termination Date, the Borrower shall have the option with respect to each Borrowing Tranche, (i) to Convert all or any portion of the Borrowing Tranche accruing interest at the Base Rate Option to Borrowing Tranches accruing interest at a Fixed Rate Option; (ii) to Convert all or any portion of any outstanding Borrowing Tranches accruing interest at a Fixed Rate Option to a Borrowing Tranche accruing interest at a different Fixed Rate Option or at the Base Rate Option, in either case, upon the expiration date of the Interest Period applicable to such Fixed Rate Portions being Converted; or (iii) upon the expiration of the applicable Interest Periods applicable to any outstanding Borrowing Tranches accruing interest at a Fixed Rate, to Continue all or any portion of such Borrowing Tranches at such Fixed Rate for an additional Interest Period to be selected by the Borrower in accordance with the terms and conditions hereof. The Borrower's right to Convert or Continue Loans pursuant to this Section 2.2 shall be understood to include the right (i) to divide any Borrowing Tranche into two or more Borrowing Tranches having aggregate principal equal to the aggregate principal of such initial Borrowing Tranche or (ii) to combine any two or more Borrowing Tranches into a single Borrowing Tranche having aggregate principal equal to the aggregate principal of such initial Borrowing Tranches; provided, that with respect to any Borrowing Tranche accruing interest at the Euro-Rate, such divisions or combinations may only be made upon the expiration of the Interest Periods to which such Borrowing Tranche is allocated.

         (b) To Convert or Continue any Borrowing Tranche under Section 2.2(a), the Borrower shall deliver a written Conversion/ Continuation Request signed by an Authorized Officer or telephonic notice (confirmed immediately thereafter in writing (including by any tele-transmission) signed by an Authorized Officer in such form) to the Agent not later than 10:00 A.M. (New York City time) (i) on the third Business Day prior to the proposed Borrowing/Conversion Date with respect to the proposed Conversion or Continuation if the Borrowing Tranche is to be Converted into or Continued at a Fixed Rate Option and (ii) on the proposed Borrowing/Conversion Date with respect to the a proposed Conversion from a Fixed Rate Option to the Base Rate Option. The Agent shall then give each Bank prompt (and in any event not later than 12:00 P.M. on such day) notice thereof by telephone, facsimile or telex. Each such notice by the Borrower shall specify (i) the proposed Borrowing/Conversion Date of such proposed Conversion/Continuation (which shall be a Business Day), (ii) the Borrowing Tranches to be Converted and/or Continued, (iii) the principal amount of the Loans to be Converted and/or Continued, (iv) whether such Borrowing Tranche is to be Converted or Continued and (v) in the case of any Conversion to or Continuation of any Loans at a Fixed Rate, the requested Interest Period for such Converted and/or Continued Borrowing Tranche. Any Conversion/Continuation Request (or telephonic notice thereof) shall be irrevocable, and the Borrower shall be bound to Convert or to Continue the Loans in accordance therewith. The Agent shall have no duty to verify the authenticity of the signature appearing on any Conversion/Continuation Request and, with respect to any telephonic request for a Conversion/Continuation, the Agent shall have no duty to verify the identity of any individual representing himself as an Authorized Officer. Any Conversion/Continuation Request received by the Agent after the time specified in the immediately preceding sentence shall be deemed to have been received by the Agent on the next Business Day.

         2.3 Notes. The Loans payable to each Bank shall be evidenced by a Note of the Borrower dated the Closing Date payable to the order of such Bank in a maximum principal face amount equal to the Commitment of such Bank.

         2.4 Unused Commitment Fee. The Borrower shall pay to the Agent, for the account of the Banks in such proportions as the Agent and each such Bank shall agree, a fee (the "Unused Commitment Fee") on the average daily excess of the

Maximum Facility Amount over the aggregate outstanding principal balance of the Loans at the per annum rate set forth in that certain letter agreement of even date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Fee Letter") among the Agent, ING and the Borrower. The Unused Commitment Fee shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be payable, in arrears, on the first Business Day of each calendar month commencing after the date hereof and on the Commitment Termination Date.

         2.5 Reductions of the Maximum Facility Amount; Termination of the Commitments. (a) The Borrower shall have the option, upon not less than 5 days' prior written notice to the Agent, to reduce, in whole or in part, any unused portion of the Maximum Facility Amount; provided, that any such reduction shall be in a minimum amount of $1,000,000 and in integral multiples of $100,000 in excess of such amount. Any such reduction in the Commitments pursuant to the immediately preceding sentence shall reduce the Commitment of each Bank ratably in accordance with their respective Commitment Percentages. Any such notice of reduction given by the Borrower to the Agent shall be irrevocable when given.

         (b) In addition, the Borrower shall have the option to terminate the Commitments in their entirety, upon not less than 5 days' prior written notice thereof to the Agent (who shall promptly thereafter notify each of the Banks thereof) and the payment in full, in cash, of all then outstanding interest and principal on the Loans, any breakage fees then owing or resulting from such prepayment pursuant to Section 4.4, and all other Obligations then outstanding (and whether or not then otherwise due and payable). Any such notice of termination given by the Borrower to the Agent shall be irrevocable when given.


                       ARTICLE 3. INTEREST RATES; PAYMENTS

         3.1 Interest Rate Option; Computation of Interest; Maximum Interest
Rate.

         (a) The Borrower shall pay to the Agent for the account of each Bank interest on the unpaid principal amount of each Loan made by the Bank from the date of such Loan until such principal amount shall be paid in full, at the following rates per annum:

         (i) with respect to each Borrowing Tranche of the Euro-Rate Portion, a rate per annum at all times during the Interest Period to which such Borrowing Tranche is allocated equal to the Euro-Rate for such Interest Period;

         (ii) with respect to each Borrowing Tranche of the Swap Rate Portion, a rate per annum at all times during the Interest Period to which such Borrowing Tranche is allocated equal to the Swap Rate for such Interest Period; and


         (iii) with respect to the Base Rate Portion, a rate per annum equal at all times to the Base Rate in effect from time to time;

it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may Convert to or Continue one or more Interest Rate Options with respect to all or any portion of the Loans, comprising any Borrowing Tranche.

         (b) All interest accruing hereunder (other than interest at the Base Rate Option) shall be computed on the basis of a year of 360 days and the actual number of days elapsed. Interest accruing at the Base Rate Option shall be computed on the basis of a year of 365 or 366 days, as applicable, and the actual number of days elapsed.

         (c) The Agent's determination of a rate of interest and any change therein shall, in the absence of manifest error, be conclusive and binding upon all parties hereto.

         (d) In no event shall any interest rate exceed the maximum rate permissible for business borrowers such as the Borrower under applicable Law (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations under this Agreement, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would have been paid or accrued if the interest rates set forth in this Agreement had at all times been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Agent, for the benefit of the affected Banks, an amount equal to the difference between (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rates set forth in this Agreement, at all times, been in effect and (b) the amount of interest actually paid or accrued under this Agreement. In the event that a court determines that any Bank has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, such Bank shall refund such excess to the Borrower.

         (e) The Borrower may call the Agent on or before the date on which a

Loan Request or Conversion/Continuation Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged and agreed that such projection shall not be binding on the Agent or the Banks nor affect the rate of interest which thereafter is actually in effect when the election is made.

         3.2 Interest After Default. To the extent permitted by Law, upon the occurrence and during the continuation of an Event of Default, any principal, interest, fee or other amount payable hereunder shall bear interest for each day thereafter until paid in full (before and after judgment) at the Default Rate as in effect from time to time. The Borrower acknowledges that such increased interest rate reflects, among other things, the fact that such Loans or other Obligations have become a substantially greater risk given their default status and that the Banks are entitled to additional compensation for such risk.

         3.3 Euro-Rate Unascertainable.

         (a) If (x) on any date on which a Euro-Rate would otherwise be determined, the Agent shall have determined (which determination shall be conclusive absent manifest error) that:

               (i) adequate and reasonable means do not exist for ascertaining such Euro-Rate; or

               (ii) a contingency has occurred which materially and adversely affects the London interbank market relating to the Euro-Rate; or

(y) at any time any Bank shall have determined (which determination shall be conclusive absent manifest error) that:

               (i) the making, maintenance or funding of any Loan to which a Euro-Rate applies has been made impracticable or unlawful by compliance by such Bank in good faith with any Law or any interpretation or application thereof by any Governmental

Authority or with any request or directive of any such Governmental Authority (whether or not having the force of Law); or

               (ii) such Euro-Rate will not adequately and fairly reflect the cost to such Bank of the establishment or maintenance of any such Loan; or

               (iii) after making all reasonable efforts, that deposits of the relevant amount in Dollars for the relevant Interest Period for a Loan to which a Euro-Rate applies are not available to such Bank at the effective cost of funding such Loan in the London interbank market;

then, in the case of any event specified in subclause (x)(i) or (x)(ii) above, the Agent shall promptly so notify the Banks and the Borrower thereof and in the case of an event specified in subclause (y)(i), (ii) or (iii) above, such Bank shall promptly so notify the Agent and endorse a certificate to such notice as to the specific circumstances of such notice and the Agent shall promptly send copies of such notice and certificate to the other Banks and the Borrower. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given) the obligation of (A) the Banks in the case of such notice given by the Agent or (B) such Bank in the case of such notice given by such Bank to allow the Borrower to select, Convert to or Continue a Loan accruing interest at the Euro-Rate Option shall be suspended until the Agent shall have later notified the Borrower or such Bank shall have later notified the Agent, of the Agent's or such Bank's, as the case may be, determination (which determination shall be conclusive absent manifest error) that the circumstances giving rise to such previous determination no longer exist.

               (b) If at any time the Agent makes a determination under Section 3.3(a) and the Borrower has previously notified the Agent of its selection of, any Conversion to or Continuation of a Loan to accrue interest at the Euro-Rate and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, Conversion to or Continuation of such Loan to the Base Rate Option. If any Bank notifies the Agent of a determination under subclause (y)(i), (ii) or (iii) of Section 3.3(a), the Borrower shall, subject to the Borrower's indemnification obligations under
Section 4.4, as to any Loan of the Bank to which a Euro-Rate applies, on the date specified in such notice either Convert such Loan to the Base Rate Option or pay such Loan in full.

         3.4 Selection of Interest Rate Options. If the Borrower fails to select an Interest Period in accordance with the provisions of Section 2.2 in the case of a Continuation of a Borrowing Tranche accruing interest at a Fixed Rate Option, the Borrower shall be deemed to have Converted such Loan or portion thereof to the Base Rate Option, commencing upon the last day of the current Interest Period. If an Event of Default shall occur and be continuing, the Agent may in its discretion limit the Borrower to the Base Rate Option hereunder.

         3.5 Payments.

         (a) All of the Obligations shall be full recourse obligations of the Borrower and shall be due and payable at the times set forth herein and in the Notes. Notwithstanding anything contained in this Agreement, the Notes or the other Loan Documents to the contrary, all outstanding principal, interest and other Obligations of the Borrower owing hereunder and under the other Loan Documents shall be due and payable on the Facility Termination Date. The Obligations may be prepaid at the option of the Borrower, in whole or in part, at any time without notice; provided that any such prepayment of less than all of the outstanding Obligations at such time shall be applied as set forth in
Section 3.5(b). In addition, the Obligations shall be mandatorily prepaid in accordance with Section 3.5(b). The principal amount of any Loan which is prepaid may, subject to the limitations set forth Section 2.1(a), be reborrowed.


         (b) (i) The Borrower shall instruct all Obligors to make all payments in respect of the Purchased Claims to be sent to a Lock-Box under the exclusive ownership and control of the Agent pursuant to the Lock Box Agreement relating to such Lock-Box. All such payments received in a Lock-Box shall be deposited on a daily basis to a Lock-Box Account, whereupon, upon such funds becoming available (in accordance with the applicable Lock-Box Bank's schedule of availability), they shall be transferred (by electronic transfer of immediately available funds) to the Agent's Account. All such amounts received by the Agent in the Agent's Account as aforesaid (as well as any other amounts deposited therein in accordance herewith, other than to the extent specifically designated by the Borrower for the payment of a specific Obligation (other than interest or principal) due hereunder) shall be credited, first, to the payment of interest, if any, which is then due and payable with respect to the Loans in accordance with Section 3.7, second, to any breakage costs which is then due and owing (including any such amounts which would become due and payable after giving effect to any prepayment of principal in accordance with the immediately succeeding clause third) in accordance with Section 4.4, third, to the prepayment and reduction of the outstanding principal amount of the Loans, fourth, to the payment of all other fees, expenses and indemnities due and payable hereunder, including without limitation, the Unused Commitment Fee, and fifth, with respect to any excess, remit such amounts to the Borrower's Account for the account of the Borrower.

               (ii) If, on any day, the aggregate outstanding principal balance of the Loans shall exceed the Maximum Available

Facility Amount (after giving effect to the application of any Collections available for application in accordance with subclause (b)(i) immediately above), the Borrower shall be required on such day to make a prepayment of the Loans and the other Obligations by payment thereof by wire transfer to the Agent's Account of immediately available funds in such an amount that, when applied in accordance with subclause (b)(i) immediately above, will be sufficient to eliminate such excess. In addition, all such proceeds of the Purchased Claims, other Collateral and other payments received from or on behalf of the Borrower (including any such payments required to be turned over to the Agent in respect of damaged, destroyed or condemned Collateral pursuant to the terms of the Security Agreement) in respect of the Obligations shall be applied in the manner set forth in Section 3.5(b)(i).

               (iii) Unless otherwise specified by the Borrower, all prepayments of principal made in accordance with this Section 3.5(b) shall be applied first to the Base Rate Portion of the outstanding Loans and then to the Fixed Rate Portion of such Loans. Without limiting the foregoing in any way, all prepayments applied to the principal of any Fixed Rate Portion shall be subject to Section 4.4 hereof to the extent applicable.

         (c) All payments and prepayments to be made in respect of principal, interest, Unused Commitment Fees, or other fees, expenses, indemnities or other

Obligations due from the Borrower hereunder shall be made to the Agent's Account prior to 11:00 A.M. (New York City time) on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without setoff, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. The Borrower hereby authorizes and directs the Agent to charge the Agent's Account for each payment of principal and interest when due on the Loans and for all fees, expenses, indemnities and other Obligations due from the Borrower hereunder when due. The Borrower agrees that, to the extent there are insufficient funds in the Agent's Account or such other accounts to make any payment when due, the Borrower shall immediately pay to the Agent all amounts due that remain unpaid.

         (d) On each day upon its receipt thereof, the Agent shall distribute to the Banks in immediately available funds all payments and prepayments applied by the Agent in respect of principal, interest and other amounts received and available for distribution as of the opening of business on such date, net of any principal amount that such Bank would be required to remit to the Agent under Section 2.1(d) of this Agreement. The Agent's and each Bank's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an "account stated." The Borrower shall have no liability to the Agent or any Bank for any loss or expense incurred as a result of the failure by the Agent to comply with the provisions of this Section 3.5(d).

         (e) The Borrower hereby transfers and conveys to the Agent, for its and the Banks' benefit, exclusive ownership and control of each of the Lock-Boxes and the Lock-Box Accounts. If, notwithstanding the requirements of Section 3.5(b)(i), the Borrower receives any Collections of any Purchased Claims or any other proceeds of Collateral which are required to be paid to the Agent, for the benefit of the Banks, it shall receive such payments as the Agent's trustee, and shall promptly (and, in any event, within one (1) Business Day after its receipt thereof) deliver such payments to a Lock-Box Account or to the Agent, in each case, in their original form duly endorsed in blank. All Collections received in the Lock-Boxes or the Lock-Box Accounts and all amounts on deposit in the Agent's Account shall be the sole property of the Agent, for the benefit of itself and the Banks, and subject to the Agent's sole control. At the Agent's request, the Borrower shall execute and deliver to the Agent such documents as the Agent shall require to grant the Agent access to, and exclusive dominion and control over, any lock-boxes and/or bank accounts (including, without limitation, the Lock-Boxes and Lock-Box Accounts) to which Collections are remitted.

         3.6 Pro Rata Treatment of Banks. Each Borrowing, and each selection of, Conversion to or Continuation of any Interest Rate Option and each payment or prepayment by the Borrower with respect to principal, interest and other amounts due from the Borrower hereunder to the Banks (other than any such amounts of the type described in Section 2.3, Article 4, Section 10.6 or Section 11.3) shall be made in proportion to the Ratable Shares of each Bank.

         3.7 Interest Payment Dates. Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on the first Business Day of each month after the date hereof and on the date (following the Commitment Termination Date) on which all such Loans shall be paid in full. Interest on Loans to which a Fixed Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans; provided, that with respect to any Interest Period which is more than three (3) months long, the accrued interest thereon shall also be due and payable thereon on the last day of each three month period during which such Loans are outstanding; and provided, further, that from and after the occurrence of the Commitment Termination Date for any reason whatsoever, the Agent may, in its sole discretion, apply Collections to the payment of accrued but unpaid interest on the Loans (including Loans allocated to any Fixed Rate Options) at such other times as it, in its sole discretion, may designate, which may be daily.

                   ARTICLE 4. INCREASED COSTS; TAXES; BREAKAGE

         4.1 Interest Protection. If due to either: (a) the introduction of or any change (other than any change by way of imposition or increase of the reserve requirements included in the Euro-Rate Reserve Percentage) in or in the interpretation of any law or regulation or (b) the compliance by any Bank with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be an increase in the cost to such Bank of making, funding or maintaining any Loans hereunder accruing interest at the Euro-Rate, then the Borrower shall, from time to time, within five (5) Business Days after demand and delivery of a certificate (as described below) to the Borrower by such Bank (with a copy to the Agent), pay to such Bank, that portion of such increased costs incurred which such Bank determines is attributable to making, funding or maintaining such Loans hereunder. In determining such amount, such Bank may use any reasonable averaging and attribution methods. Such Bank shall submit to the Borrower and the Agent a certificate as to such increased costs incurred, amounts not received or receivable or required payment made or to be made, which certificate, setting forth the calculation thereof, shall be conclusive and binding for all purposes absent manifest error.

         4.2 Increased Capital. If either (i) the introduction of or any change in or in the interpretation of any Law or (ii) compliance by any Bank with any guideline or request from any central bank or other governmental authority (whether or not having the force of Law) affects or would affect the amount of capital required or expected to be maintained by such Bank, and such Bank determines that the amount of such capital is increased by or based upon the existence of the such Bank's Commitment to make or the Bank's maintaining Loans hereunder, then, within five (5) Business Days after demand and delivery of a certificate (as described below) to the Borrower by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank Person from time to time, as specified by such Affected Person, additional amounts sufficient to compensate such Bank in light of such circumstances, to the extent that such Bank reasonably determines such increase in capital to be allocable to the existence of its agreement to make or maintain Loans hereunder. In determining such amount, such Bank may use any reasonable averaging and attribution methods. A certificate as to such amounts submitted to the Borrower and the Agent by such Bank, setting forth the calculation thereof, shall be conclusive and binding for all purposes absent manifest error.

         4.3 Taxes.

         (a) Any and all payments by the Borrower hereunder shall be made, in accordance with Section 3.5(a), free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, net income taxes that are imposed by the United States and franchise taxes and net income taxes that are imposed on such Bank or the Agent by the state or foreign jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, (i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 4.3), such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
(iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law.

         (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes").

         (c) The Borrower will indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.3) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; provided that a Bank or the Agent, as appropriate, making a demand for indemnity payment shall provide the Borrower, at its address referred to in
Section 11.6, with a certificate from the relevant taxing authority or from a responsible officer of such Bank or the Agent stating or otherwise evidencing that a Bank or the Agent has made payment of such Taxes or Other Taxes and will provide a copy of or extract from documentation, if available, furnished by such taxing authority evidencing assertion or payment of such Taxes or Other Taxes. This indemnification shall be made within 30 days from the date such Bank or the Agent (as the case may be) makes written demand therefor.

         (d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Agent, at its address referred to in Section 11.6, appropriate evidence of payment thereof.

         (e) The Agent and each Bank that is not created or organized under the laws of the United States or a political subdivision thereof shall, to the extent that it may then do so under applicable laws and regulations, deliver to the Borrower (with, in the case of each Bank, a copy to the Agent) (i) within 15 days after the date hereof, or, if later, the date on which such Bank becomes a Bank pursuant to Section 11.11 hereof, two (or such other number as may from time to time be prescribed by applicable Laws) duly completed copies of IRS Form 4224 or Form 1001 (or any successor forms or other certificates or statements which may be required from time to time by the relevant United States taxing authorities or applicable Laws), as appropriate, to permit the Borrower to make payments hereunder for the account of such Bank or the Agent, as the case may be, without deduction or withholding of United States federal income or similar taxes and (ii) upon the obsolescence of or after the occurrence of any event requiring a change in, any form or certificate previously delivered pursuant to this Section 4.3(e), copies (in such numbers as may be from time to time be prescribed by applicable laws or regulations) of such additional, amended or successor forms, certificates or statements as may be required under applicable laws or regulations to permit the Borrower and the Agent to make payments hereunder for the account of such Bank or the Agent, as the case may be, without deduction or withholding of United States federal income or similar taxes.

         (f) For any period with respect to which a Bank or the Agent has failed to provide the Borrower with the appropriate form, certificate or statement described in Section 4.3(e) (other than if such failure is due to a change in law occurring after the date of this Agreement), such Bank or the Agent, as the case may be, shall not be entitled to indemnification under Section 4.3(a) or 4.3(c) with respect to Taxes imposed by the United States.

         (g) Within 30 days of the written request of the Borrower therefor, the Agent and each Bank, as appropriate, shall execute and deliver to the Borrower such certificates, forms or other documents which can be furnished consistent with the facts and which are reasonably necessary to assist the Borrower in applying for refunds of taxes remitted hereunder.

         (h) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 4.3 shall survive the termination of this Agreement.


         4.4 Breakage. In addition to the compensation required by Sections 4.1,
4.2 and 11.3, the Borrower shall indemnify each Bank against all liabilities, losses or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by a Bank to fund or maintain Loans subject to a Fixed Rate Option) which such Bank sustains or incurs as a consequence of any:

         (a) payment, prepayment, Conversion or Continuation of any Loan to which a Fixed Rate Option was applicable on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due);

         (b) failure of the Borrower to borrow, Convert or Continue, in whole or in part, any Loan requested by the Borrower to be made pursuant to any Loan Request or Conversion/Continuation Request; or

         (c) default by the Borrower in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including without limitation any failure of the Borrower to pay when due (by acceleration or otherwise) any principal, interest, fees or any other amount due hereunder.

If any Bank sustains or incurs any such loss or expense it shall from time to time notify the Borrower of the amount determined in good faith by such Bank (which determination shall be conclusive absent manifest error and may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Bank shall deem reasonable) to be necessary to indemnify such Bank for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Bank within five (5) Business Days after such notice is given.


                    ARTICLE 5. REPRESENTATIONS AND WARRANTIES

         5.1 Representations and Warranties of the Borrower. In order to induce the Banks to enter into this Agreement and to make the Loans, the Borrower represents and warrants to the Agent and the Banks that:

         (a) The Borrower is a limited partnership duly formed, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, and is duly qualified or licensed to do business in New Jersey and in all other jurisdictions where the failure to qualify would have a Material Adverse Effect.

         (b) The General Partner is the Borrower's sole general partner. The General Partner owns one percent (1%) of the partnership interests in the Borrower. The General Partner is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, and is duly qualified or licensed as a foreign corporation in good standing in New Jersey and in all other jurisdictions where the failure to qualify would have a Material Adverse Effect.

         (c) The Borrower's sole limited partners are Gary Veloric and James DeLaney, each of whom owns 49.5% of the partnership interests in the Borrower.

         (d) The Borrower has all requisite power and authority, partnership or otherwise, to own, lease, encumber and operate its properties and assets and to carry on its business as now being conducted and to enter into and to perform its obligations under this Agreement and the other Loan Documents to which it is a party and to fulfill its obligations set forth herein and therein and the Borrower has the legal power and authority to issue the Notes. The execution, delivery and performance of this Agreement by the Borrower, the Borrowings thereunder and the execution and delivery of the Notes and all other Loan Documents have, in each case, been duly authorized by all requisite partnership action on behalf of the Borrower and, to the best knowledge of the Borrower, will not violate or constitute a default under any provision of Law applicable to the Borrower or of the certificate of limited partnership of the Borrower or the Partnership Agreement, or of any indenture, note, loan or credit agreement, license or any other agreement, lease or instrument to which the Borrower is a party or by which the Borrower or any of Borrower's properties are bound. This Agreement, the Notes and the other Loan Documents to which the Borrower is a party constitute the valid and legally binding obligations of Borrower enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or equitable principles from time to time in effect relating to or affecting the rights of creditors generally. This Agreement, the Notes and the other Loan Documents to which the Borrower is a party have been executed and delivered by a duly authorized officer of the General Partner.

         (e) No consent or approval of any trustee or holder of any Indebtedness, nor any authorization, consent, approval, license, exemption of or registration, declaration or filing with any Governmental Authority is or will be necessary for the valid execution and delivery of this Agreement, the Notes and the other Loan Documents to which the Borrower is a party or the consummation by the Borrower of the transactions contemplated hereby or thereby, other than any such consents and approvals as shall have been obtained.

         (f) No recording, filing, registration, notice or other similar action is required in order to insure the legality, validity, binding effect or enforceability of this Agreement, the

Notes or the other Loan Documents as against all Persons, other than such filings as may be required under the UCC.

         (g) There are no judgments or other judicial or administrative orders outstanding against the Borrower, nor is there any action, suit or proceeding at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of the Borrower's property or rights which, if adversely determined, could have a Material Adverse Effect. To the best of the Borrower's knowledge, Borrower is not in default under any applicable Law of any Governmental Authority having jurisdiction over it.

         (h) The Borrower's audited annual balance sheet as at December 31, 1994 and the audited statements of income and cash flows for the year then ended (i) have been prepared in accordance with GAAP consistently applied, and (ii) are true and complete and present fairly the financial condition and results of operations of Borrower as of December 31, 1994 and for the period covered thereby, and said balance sheets accurately reflect all liabilities, including contingent liabilities of Borrower as of the date thereof. Since December 31, 1994, the Borrower has conducted its business in the ordinary course, and there has been no Material Adverse Change.

         (i) The Borrower has filed all federal, state and local tax returns which it is required by Law to file and has paid all taxes, assessments and other governmental charges due in respect of such returns, except to the extent that any such taxes, assessments or other governmental charges are being contested in good faith and as to which Borrower has set aside on its books adequate reserves and in respect of which no Liens have attached to or been filed against the Collateral. There are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of Borrower for any period.

         (j) All patents, trademarks, service marks, tradenames, copyrights, licenses, registrations, franchises and permits of the Borrower are listed and described on Schedule 5.1(j) hereto, which patents, trademarks, service marks, tradenames, copyrights, licenses, registrations, franchises, permits and rights are the only such patents, trademarks, service marks, tradenames, copyrights, licenses, registrations, franchises, permits and rights necessary for the Borrower to own and operate its properties and to carry on its business as presently conducted and planned to be conducted.

         (k) Except as described in Schedule 5.1(k) hereto, the Borrower is not a party to any material lease, contract, agreement, understanding or commitment of any kind (including without limitation all agreements which, if breached, could directly or indirectly have a Material Adverse Effect), and to the best of Borrower's knowledge, (a) all parties (including the Borrower) to all such material leases, contracts, agreements, understandings and commitments, have complied with the provisions thereof, (b) no such party (including the Borrower) is in default under any thereof, and (c) no event has occurred which, but for the giving of notice or the passage of time, or both, would constitute a default thereunder.

         (l) The Borrower does not own or lease any Property.

         (m) All of the Borrower's properties and assets are free and clear of any Liens, other than Permitted Liens.

         (n) Neither this Agreement nor any other Loan Document to which the Borrower is a party, or any certificate or statement furnished to the Agent or the Banks in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact known to Borrower which has or may have a Material Adverse Effect which has not been set forth in this Agreement or in the other Loan Documents, certificates and statements furnished to the Banks in connection with the transactions contemplated hereby.

         (o) Borrower has no outstanding Indebtedness to any Person other than to Bank, except for Permitted Indebtedness.

         (p) Borrower owns no, and shall not use any of the proceeds of the Loans to purchase or carry, any margin stock (within the meaning of Regulation G, T, U or X and the regulations thereunder promulgated by the Board of Governors of the Federal Reserve System, as the same are in effect from time to time) or to extend credit to others for the purpose of purchasing or carrying any margin stock. The Borrower is not, and is not controlled by, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (q) (i) Neither the Borrower nor any member of the ERISA Group has ever maintained or been required to pay any amount with respect to any "employee pension benefit plan" (as defined in Section 3(2) of ERISA), including any plan which is subject to Title IV of ERISA. Schedule 5.1(q) hereto sets forth a true and complete list of each "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) covering any employee or former employee of the Borrower or any member of the ERISA Group (the "Welfare Plans").

         (ii) The Borrower and each member of the ERISA Group are in compliance in all material respects with any applicable provisions of ERISA with respect to all Welfare Plans. There has been no Prohibited Transaction with respect to any Welfare Plan which could result in any material liability of the Borrower or any other member of the ERISA Group. Borrower and all members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to all of its Welfare Plans or any Laws pertaining thereto.

         (iii) Neither the Borrower nor any other member of the ERISA Group maintains or contributes to any Welfare Plan which provides benefits to any persons following their termination of employment other than as required by
     Section 601 of ERISA; and

         (iv) To the extent that any Welfare Plan is insured, Borrower and all other members of the ERISA Group have paid when due all premiums required to be paid thereunder. To the extent that any Welfare Plan is funded other than with insurance, Borrower and all other members of the ERISA Group have made when due all contributions required to be made thereunder and under applicable Law.

         (r) The Borrower has no employees and is not party to any employment agreements, collective bargaining agreements or any other labor contracts, other than the Management Agreement.

         (s) Borrower does not operate or do business under any assumed, trade or fictitious names.

         (t) To the actual knowledge of the Borrower, no partner of the Borrower is a director, executive officer or principal shareholder of a Bank and no director of a Bank is in control of Borrower. For purposes of this Section, the terms "director," "executive officer," "principal shareholder" and "control of" have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

         (u) There has occurred no event which constitutes a Potential Default or an Event of Default.

         (v) The Borrower has no Subsidiaries.

         (w) Schedule 5.1(w) hereto is a complete list of all of the Borrower's bank accounts, lock-box accounts and lock-boxes and the names and addresses of the banks at which they are maintained, in each case, as of the Closing Date.

         (x) Schedule 5.1(x) hereto is a complete list of the addresses of the Borrower's chief executive office and principle place of business and all other locations (owned or leased) at which any assets, books or records of the Borrower are kept, in each case, as of the Closing Date.

         (y) Schedule 5.1(y) herein is a complete list of all of the Borrower's insurance policies, in each case, as of the Closing Date.

         5.2 Representations and Warranties of the General Partner. In order to induce the Banks to enter into this Agreement and to make the Loans, the General

Partner represents and warrants to the Banks that:

         (a) The General Partner is a corporation duly formed, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, and is duly qualified or licensed to do business in New Jersey and in all other jurisdictions where the failure to qualify would have a Material Adverse Effect.

         (b) The General Partner is the Borrower's sole general partner. The General Partner owns one percent (1%) of the partnership interests in the Borrower. The General Partner is a holding company, does not conduct any other business other than as general partner of the Borrower, does not have any employees, and does not own or lease any assets or properties, other than the general partnership interest in the Borrower. The General Partner has no Indebtedness and is solvent.

         (c) One hundred percent of the issued and outstanding capital stock of the General Partner is owned by Gary Veloric and James DeLaney.

         (d) The General Partner has all requisite corporate power and authority to execute, deliver and perform its obligations hereunder and other the other Loan Documents to which it is a party, and to execute and deliver, for and on behalf of the Borrower, this Agreement and the other Loan Documents to which the Borrower is a party; all of which, in each case, has been duly authorized by all requisite corporate action on behalf of the General Partner and, to the best knowledge of the General Partner, will not violate or constitute a default under any provision of Law applicable to the General Partner or of the Article of Incorporation or By-Laws of the General Partner. This Agreement, the Notes and the other Loan Documents to which the Borrower is a party constitute the valid and legally binding obligations of Borrower enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or equitable principles from time to time in effect relating to or affecting the rights of creditors generally. This Agreement and the other Loan Documents to which the General Partner is a party have been executed and delivered by a duly authorized officer of the General Partner.

         5.3 Survival of Representations and Warranties. All of the foregoing representations and warranties of the Borrower and the General Partner set forth in Section 5.1 and 5.2, respectively, shall survive the execution and delivery of the this Agreement and the making by the Banks of the Loans hereunder and shall continue in full force and effect so long as any of the Obligations of the Borrower are outstanding or unperformed or this Agreement remains in effect.

                         ARTICLE 6. CONDITIONS PRECEDENT

         6.1 Conditions Precedent to Effectiveness of this Agreement. The effectiveness of this Agreement and the Commitments of the Banks hereunder are subject to the condition precedent that the Agent shall have received original copies, in form and substance satisfactory to it and (other than with respect to the Notes) in sufficient copies for each it and each of the Banks, of the following:

         (a) Fully-executed copies of this Agreement, the Notes, the Security Agreement, the Servicing Agreement, the Lock-Box Agreement, the Fee Letter and the Guaranty Agreements, together with all schedules and exhibits thereto;

         (b) Acknowledgment copies of all properly filed financing statements required to be filed by the Borrower pursuant to the Security Agreement;

         (c) Pay-out letters executed by (i) PNC Bank, individually and as agent, Meridian and UJB, acknowledging (x) the repayment and satisfaction in full of all of the Indebtedness and other obligations owing by the Borrower to such Person under and in connection with that certain Credit Agreement dated as of December 30, 1993 (as amended) among such Persons and the Borrower, all other instruments, documents and agreements executed in connection therewith (collectively, the "PNC Documents") and the transactions contemplated thereby and (y) the termination of all such PNC Documents and all arrangements thereunder, and (ii) CoreStates acknowledging (x) the repayment and satisfaction in full of all of the Indebtedness and other obligations owing by the Borrower to CoreStates under and in connection with that certain Loan and Security Agreement by and among Borrower, the General Partner and CoreStates dated as of June 11, 1993 (as amended) among, CoreStates, the General Partner and the Borrower, all other instruments, documents and agreements executed in connection therewith (collectively, the "CoreStates Documents") and the transactions contemplated thereby, and (y) the termination of all such CoreStates Documents and all arrangements thereunder, in each case, together with executed releases relating to any UCC financing statements or any other filing made by or on behalf of any such Persons against the Borrower or any of the Collateral;

         (d) Certified copies of UCC and tax lien and judgment search reports with respect to the Borrower and the General Partner from such jurisdictions as are deemed necessary or desirable by the Agent, in each case, dated a date reasonably prior to the Closing Date;

         (e) Executed releases with respect to any Liens (other than Permitted Liens) filed against the Borrower or the General Partner or any of their respective properties;

         (f) Written acknowledgment by the Claims Servicer of the Agent's security interest in the Purchased Claims and the Claims Packages and agreement by the Claims Servicer that upon notice of an Event of Default it will perform all services under the Servicing Agreement for the benefit of the Banks and relinquish all Claims Packages to the Agent, at the option of the Agent;

         (g) A Certificate of the Claims Servicer, certifying (i) a list attached thereto of all Purchased Claims as of the Closing Date, with each Purchased Claim identified by number, indicating for each Purchased Claim (A) the Purchase Price and Maturity Value, (B) whether the claim is a settled Claim or judgment Claim; and (C) the status of documentation of the Claims Package, certified by the Claims Servicer to be true and correct in all material respects; and (ii) that the Claims Servicer is in compliance with all provisions of the Servicing Agreement and the processing manual then in use by the Claims Servicer;

         (h) A Borrowing Base Certificate dated as of the Closing Date and certified by an Authorized Officer:

         (i) A Certificate of the Assistant Secretary of the General Partner dated as of the Closing Date, certifying:

         (i) that the copies of the Partnership Agreement, the Articles of Incorporation of the General Partner and the By-Laws of the General Partner attached thereto are true, correct and complete copies of the foregoing as the same are in force as of the Closing Date;

         (ii) copies of the Resolutions of the Board of Directors of the General Partner attached thereto authorizing the execution and delivery of this Agreement and the other Loan Documents by the General Partner on its own behalf and for and on behalf of the Borrower, and the performance of the transactions contemplated therein by the Borrower and the General Partner; and

         (iii) the names and signatures of the officers of the General Partner authorized to execute this Agreement and the other Loan Documents on its and the Borrower's behalf;

         (j) A copy of the Articles of Incorporation of the General Partner certified by the Secretary of the Commonwealth of Pennsylvania as of date reasonably prior to the Closing Date;

         (k) Good Standing Certificates for the General Partner from the Secretary of the Commonwealth of Pennsylvania and the Secretary of State of New Jersey, in each case, dated as of a date reasonably prior to the Closing Date;

         (l) A copy of the Certificate of Limited Partnership of the Borrower certified by the Secretary of the Commonwealth of Pennsylvania as of date reasonably prior to the Closing Date;

         (m) Good Standing Certificates for the General Partner from the Secretary of the Commonwealth of Pennsylvania and the Secretary or State of New Jersey, in each case, dated as of a date reasonably prior to the Closing Date;

         (n) written opinion of counsel to the Borrower and the General Partner addressed to the Agent and the Banks in substantially the form of Exhibits I attached hereto;

         (o) A certificate signed by the General Partner to the effect that (i) the representations and warranties of the Borrower and the General Partner set forth in Sections 5.1 and 5.2 are true as of the Closing Date, (ii) no Potential Default or Event of Default hereunder has occurred and is continuing as of such date, (iii) no Material Adverse Change has occurred in Borrower's financial condition since December 31, 1994, and (iv) all conditions precedent required to be satisfied by the Borrower or the General Partner for the making of the initial Loans hereunder shall have been satisfied on or prior to the Closing Date;

         (p) Evidence that adequate insurance in compliance with Section 7.1(i) hereof and the Security Agreement is in full force and effect and that all premiums then due thereon have been paid, together with certified copies of the casualty insurance policy or policies evidencing coverage satisfactory to the Banks, with additional insured and lender loss payable endorsements naming the Agent, as agent for the Banks, as additional insured and lender loss payee;

         (q) Evidence of insurance covering the Claims Servicer comparable to that required by Section 7.1(i) of this Agreement;

         (r) Audited annual financial statements of the Claims Servicer for the year ended December 31, 1994; and

         (s) Such additional documents, certificates, information, approvals and opinions as the Agent or any Bank may reasonably require or request.

The acceptance by the Borrower of any Loans on the Closing Date shall be deemed to be a representation and warranty made by Borrower and the General Partner to the effect that all of the conditions to the making of such Loans set forth in this Section 6.1 have been satisfied, with the same effect as delivery to the Agent of a certificate signed by an officer of General Partner, for itself and on behalf of the Borrower, dated the Closing Date, to such effect.

         6.2 Conditions Precedent to Each Loan and Each Continuation or Continuation of any Loan. The obligation of the Banks to make each Loan, including the initial Loans to be made on the Closing Date, and to Continue or Convert any Borrowing Tranche of such Loan from time to time thereafter, shall, in each case, be subject to the further conditions precedent that on the date of any such Loan:

         (a) Both before and after giving effect to the funding, Conversion or Continuation of any such Loan and the use of the proceeds thereof, all of the representations and warranties of Borrower and the General Partner contained herein and in each of the other Loan Documents shall be true and correct in all material respects as though made on and as of such date, except to the extent that any such representation or warranty expressly speaks to an earlier date.

         (b) No event shall have occurred and be continuing, or would result from the funding, Continuation or Conversion of such Loan or the use of the proceeds thereof, which constitutes or would constitute an Event of Default or Potential Default.

         (c) The aggregate unpaid principal amount of the Loans, after giving effect to such Loan shall not exceed the Maximum Available Facility Amount.

         (d) The Agent shall have received a Loan Request or Conversion/Continuation Request with respect to any such proposed Loan (other than that to be made on the Closing Date), Conversion or Continuation, respectively.

         (e) Since the Closing Date, no event or events shall have occurred and be continuing which would have, or would reasonably be expected to result in, a Material Adverse Change.

         (f) No order, judgment or decree of any Governmental Authority and no Law applicable to the Agent or any Bank shall purport by its terms to enjoin, restrain or otherwise prohibit the making, Conversion or Continuation of such Loan.

         The delivery by the Borrower of each Loan Request, Conversion/ Continuation Request, and/or the acceptance by the Borrower of each Loan or the benefits of such Conversion or Continuation shall, in any case, be deemed to constitute, as of the date of such delivery or Loan, as applicable, (A) a representation and warranty by the Borrower and the General Partner that the conditions in this Section 6.2 have been satisfied and (B) a confirmation and reaffirmation by the Borrower of the granting and continuance of the Agent's Liens on the Collateral pursuant to the Security Agreement.

                        ARTICLE 7. AFFIRMATIVE COVENANTS

         7.1 Affirmative Covenants of the Borrower. So long as this Agreement remains in effect or any of the Obligations of the Borrower remains outstanding, the Borrower shall:

         (a) Furnishing Financial Statements and Other Reports. Furnish or caused to be furnished to the Agent:

         (i) within 90 days after the close of each fiscal year of the Borrower, a balance sheet and statements of income, owners' equity and cash flows of the Borrower audited by Coopers & Lybrand or any other independent public accounting firm selected by the Borrower and acceptable to the Agent showing the financial condition of the Borrower as of the close of such fiscal year and the results of the Borrower's operations during such fiscal year and certified without qualification (except any qualifications that the Required Banks may in their discretion approve in writing) by such firm to have been prepared in accordance with GAAP;

         (ii) within 60 days after the end of each of Borrower's first three fiscal quarters, internal, unaudited financial statements showing the same financial information as described in Section 7.1(a), as of the end of each such period and for the then lapsed portion of such year, certified by the General Partner of the Borrower to be true and correct and to have been prepared in accordance with GAAP (subject to normal year-end adjustments);

         (iii) (x) within 30 days after the end of each month, an internal, unaudited statement of income prepared by the Borrower, (y) within 20 days after the end of each month, the calculation of the Delinquency Ratio and Net Income for the immediately preceding month then ended, and (z) within 20 days after the end of each month, an aging report with respect to the

Purchased Claims, certified as being accurate in all material respects by the Claims Servicer;

         (iv) accompanying the financial statements provided pursuant to Sections 7.1(a) and (b), a certificate of the General Partner of Borrower, stating (i) that a review of the activities of Borrower during such period has been made under its immediate supervision with a view to determining whether all of the obligations and covenants hereunder or in connection herewith have been performed and fulfilled, (ii) that such review showed that there existed during such period no Potential Default or Event of Default or if any such Potential Default or Event of Default existed, specifying the nature thereof, the period of existence thereof and what action Borrower proposes to take, or has taken, with respect thereto, and (iii) that the Borrower is in compliance with all terms, conditions and provisions of this Agreement and all other Loan Documents;

         (v) copies of all management letters prepared by the Borrower's accountants, promptly after receipt thereof;

         (vi) promptly after the sending or making available or filing of the same, copies of all reports, proxy statements and financial statements delivered or sent by the Borrower to its limited partners or prospective investors;

         (vii) within 5 Business Days after the end of each month, a report (the "Monthly Report") setting forth the Applicable Discount Rate for each Claim Group for the upcoming month, the Weighted Average Maturity for each Claim Group, the Weighted Average Tranche Rate for each Claim Group, the present value of the Purchased Claims, the Present Value of the Purchased Claims, the Delinquency Ratio and the aggregate Maturity Value of all of the Purchased Claims, together, in each case, with the calculations thereof.

         (vii) within 20 days after the end of each month, a report prepared by the Claims Servicer listing each Purchased Claim identified by number and indicating for each Purchased Claim (i) the Purchase Price thereof, the Maturity Value thereof, and the outstanding Maturity Value thereof; and (ii) whether the Claim is a settled Claim or judgment Claim, accompanied by certification by the Claims Servicer that all calculations with respect to the Purchased Claims are correct and that the Claims Servicer is in compliance with all provisions of the Servicing Agreement and the processing manual then in use by the Claims Servicer;

         (viii) to the extent requested by the Agent, copies of all notices sent by the Claims Servicer to the Borrower with respect to the Purchased Claims;

         (ix) within 120 days after the close of the fiscal year of the Claims Servicer, a copy of the Claims Servicer's annual report as sent to its shareholders;

         (x) no less than weekly, on the first Wednesday following the end of each calendar week (to the extent not delivered earlier in any such week in accordance with this clause), and with each Loan Request, a fully completed Borrowing Base Certificate;

         (xi) promptly upon request, such other information regarding the operations, business affairs and financial condition of the Borrower as the Agent or the Banks may, from time to time, reasonably request upon reasonably adequate notice, including without limitation budgets and forecasts;

         (xii) (x) within 30 days after any extension, renewal or replacement thereof, a copy of an insurance certificate evidencing the effectiveness of a fidelity bond (or other similar insurance) covering the Claims Servicer and (y) as soon as practicable thereafter, descriptions of any material changes to any of the insurance policies maintained by the Borrower or the Claims Servicer of the type described in Section 7.1(i).

All balance sheets, statements and other information furnished pursuant hereto shall be prepared in accordance with GAAP and fairly set forth the financial condition of the Borrower and the results of Borrower's operations. The Banks shall have the right, from time to time, to discuss the Borrower's affairs directly with the Borrower's independent certified public accountants after reasonable notice to the Borrower; provided, that the Borrower shall have the right to be present at any such discussions.

         (b) Net Worth. Have at all times a Net Worth at least equal to the greater of (x) $1,000,000 and (y) the product of (1) 2% and (2) the difference of (A) the aggregate present value at such time of all of the Purchased Claims, minus (B) the present value of all Defaulted Claims, in each case, discounted at the Applicable Discount Rate as in effect at such time with respect thereto.


         (c) Existence and Rights; Compliance with Laws. Preserve and keep in full force and effect its limited partnership existence, rights, permits, patents, franchises, licenses, trademarks and trade names and obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and comply in all material respects with any and all Laws which may at any time be applicable to it.

         (d) Books and Records. Maintain proper and complete financial and accounting books and records in which shall be set forth accurately and in accordance with GAAP, all of its dealings and transactions.

         (e) Taxes. Pay when due all taxes, assessments, charges and levies imposed upon it or any of its respective properties or which it is required to withhold and pay over, and provide evidence of such payment to the Agent if requested, except where such taxes, assessments or charges shall be contested in good faith by appropriate proceedings and where adequate reserves therefor have been set aside on its books, provided that Borrower shall pay or cause to be paid all such taxes, assessments, charges, and levies in excess, individually or in the aggregate, in excess of $50,000 or if any Lien is or is reasonably likely to be filed with respect thereto against the assets of the Borrower. Within ten days of a Bank's request therefor, Borrower will furnish the Banks with copies of federal income tax returns filed by the Borrower.

         (f) Maintenance of Properties. Maintain all of its tangible property (except for obsolete property not yet disposed of) in good repair, working order and condition and, from time to time, make all appropriate and proper repairs, renewals, replacements, additions and improvements thereto.

         (g) Performance and Compliance with Material Agreements. Perform and comply with each of the provisions of all material agreements of the kind described in Section 5.1(j) to which it is a party.

         (h) [Intentionally Omitted].

         (i) Insurance. Carry at all times, in coverage, form and amount satisfactory to the Agent insurance as is customarily maintained by companies in the same or similar businesses as the Borrower, as well as coverage against employee dishonesty, and pay all premiums on the policies for such insurance when and as they become due and do all other things necessary to maintain such policies in full force and effect. Notwithstanding the foregoing, the amount of property insurance for Borrower's property and equipment shall in no event be required to exceed the aggregate of the amount of the Commitments. The Borrower shall from time to time if requested by the Agent, promptly furnish or cause to be furnished to the Agent evidence in form and substance satisfactory to the Agent, of the maintenance of all insurance required to be maintained by this
Section 7.1(i) including, but not limited to, such originals or copies as the Agent may request of policies, certificates of insurance, riders and endorsements relating to the casualty, property and fidelity policies of the Borrower and proof of premium payments. The Borrower shall cause all casualty, property and fidelity policies of the Borrower to provide, and the insurers issuing such policies to certify to the Agent and the Banks, that (a) such policies contain endorsements that name the Agent and the Banks as additional insured and the Agent as lender loss payee as their interests may appear, with the understanding that any obligation imposed upon the insured (including, without limitation, the liability to pay premiums) shall be the sole obligation of the Borrower and not that of the insured, (b) the interest of the Agent shall be insured regardless of any breach or violation by the Borrower or the holder or owner of the policies of any warranties, declarations and conditions contained in such policies, (c) if such insurance be proposed to be canceled or materially changed for any reason whatsoever, such insurer will promptly notify the Agent thereof and such cancellation or change shall not be effective as to the Agent for sixty days after receipt by the Agent of such notice, unless the effect of such change is to extend or increase coverage under the policy; (d) the Agent will have the right at its election to remedy any Default in the payment of premiums within thirty days of notice from the insurer of such default; (e) loss payments in each instance will be payable to the Agent as secured party, or otherwise as its interest may appear; (f) such policies are primary without right of contribution of any other insurance carried by or on behalf of any additional insured with respect to their respective interests in the Collateral; and (g) inasmuch as the policy covers more than one insured, all terms, conditions, insuring agreements and endorsements (except limits of liability) shall operate as if there were a separate policy covering each insured.

         (j) Inspection. Allow any representative of the Agent or a Bank to review at any time all Claims Packages in the possession of the Borrower or the Claims Servicer, to visit and inspect any of the properties of the Borrower, to examine the books of account and other records and files of the Borrower, to make copies thereof and to discuss the affairs in business, finances and accounts of the Borrower with its officers and executive employees, all at such reasonable times, upon reasonable notice and as often as the Agent or any Bank may request; provided, that such inspections shall not interfere with the reasonable conduct of the Borrower's business; and provided, further, that Banks individually may not perform field audits of the Borrower unless a Potential Default has occurred and is continuing, but a representative of any Bank may accompany the Agent on any field audit. The Agent's inspections are solely for the protection of the Banks and no action or inaction of the Agent or the Banks shall constitute any representation by the Agent or the Banks that the Borrower is in compliance with the terms of this Agreement or that the Agent or the Banks approve of the Borrowers affairs, business, finances or accounts.

         (k) Litigation. Give prompt notice to the Agent of all litigation or proceedings affecting it which, if adversely determined, could have a Material Adverse Effect or in which damages exceeding $100,000 (if such damages would be covered by insurance) or $50,000 (if such damages would not be covered by insurance) are claimed (whether or not the claim is considered to be covered by insurance).

         (l) Notice of Defaults. Within one Business Day after becoming aware thereof, notify the Agent promptly of the occurrence of any Event of Default or Potential Default hereunder, which notice shall describe such event and the actions which the Borrower intends to take with respect thereto.

         (m) Change of Business Location; Change of Lock-Boxes, Lock-Box Accounts or Lock-Box Banks. (i) Notify the Agent at least thirty (30) days in advance of (x) any change in the location of its principal place of business,
(y) the establishment of any new, or the discontinuance of any existing, place of business, or (z) any change to its name or of the use any tradenames, fictitious names, assumed names or "doing business as" names, and, in each case, execute, deliver, file (and pay filing fees and taxes) all such documents as may be necessary or advisable in the opinion of the Agent and the Agents legal counsel to continue to perfect and protect the Liens of the Agent in the Collateral (including, without limitation, UCC financing statements). Notwithstanding anything contained herein to contrary, the Borrower may not move its principal place of business to a location outside of the United States of America.

         (ii) Notify the Agent at least thirty (30) days in advance of terminating any Lock-Box, Lock-Box Account or Lock-Box Bank, and provide for such termination and handling procedures for Collections previously directed to be sent thereto as shall be acceptable to the Agent in its commercially reasonable judgment. Notify the Agent at least ten (10) days in advance of adding any new lock-box, bank account or bank as a new Lock-Box, Lock-Box Account or Lock-Box Bank and, prior to directing any Obligors to remit Collections thereto, deliver a fully-executed Lock-Box Agreement with respect to any such new Lock-Box, Lock-Box Account or Lock-Box Bank, as applicable, to the Agent.

         (iii) Agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Agent or any Bank may reasonably request in order to perfect, protect or more fully evidence the Agent's interest in the Purchased Claims, or to enable the Agent or any of the Banks to exercise or enforce any of its rights hereunder. Without limiting the generality of the foregoing, the Borrower will upon the request of the Lender, execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate or as the Agent may reasonably request. The Borrower hereby authorizes the Lender to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Purchased Claims and the other Collateral now existing or hereafter arising without the signature of the Borrower where permitted by law.

         (n) ERISA. Comply and cause each member of the ERISA Group to comply with ERISA, the Internal Revenue Code and other applicable Laws applicable to all Welfare Plans, except where such failure, alone or in conjunction with any other failure, would not have a Material Adverse Effect and would not result in any Lien on any of the Collateral. Without limiting the generality of the foregoing, the Borrower shall make, and/or shall cause the other members of the ERISA Group to make, all required contributions to each of the Welfare Plans.

         (o) Notices Regarding Plans and Benefit Arrangements. The Borrower will furnish or cause to be furnished to the Agent and each of the Banks:

         (1) Promptly upon becoming aware of the occurrence thereof, notice (including the nature of the event and, when known, any action taken or threatened by any Governmental Authority with respect thereto) of:

         (i) any Prohibited Transaction which could subject the Borrower or any member of the ERISA Group to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Welfare Plan; and

         (ii) increases in the benefits of any Existing Welfare Plan.

         (2) At least 30 days prior to the commencement of contributions to any employee benefit plan to which the Borrower or any other member of the ERISA Group was not previously contributing; provided, however, that the Borrower shall not, and shall not permit any other member of the ERISA Group to, agree to become obligated to make contributions to any such new employee benefit plan without the prior written consent of the Agent; it being agreed that such consent may be withheld unless and until this Agreement is amended to include such provisions with respect to such new plan as the Agent reasonably deems necessary or desirable.

         (3) If requested by the Agent, promptly after receipt thereof, copies of each annual report (IRS Form 5500 Series) and all accompanying schedules, the most recent financial information concerning the financial status of each Welfare Plan administered or maintained by the Borrower or any member of the ERISA Group, and schedules showing the amounts contributed to each such Welfare Plan by or on behalf of the Borrower or any member of the ERISA Group in which any of their personnel participate or from which such personnel may derive a benefit.

         (p) Maintain Separateness From Affiliates. The Borrower shall engage in only (1) the acquisition, ownership, selling and pledging of Purchased Assets and (2) the exercise of any powers permitted to corporations under the corporate law of the Commonwealth of Pennsylvania which are incidental to the foregoing or necessary, suitable or convenient to accomplish the foregoing, and the Borrower shall incur no Indebtedness other than trade payables in connection with its operations in the normal course of business as set forth above; the Borrower will (A) maintain its books and records separate from the books and records of any other entity, (B) maintain separate bank accounts from, and no funds of the Borrower shall be commingled with funds of, any other entity, (C) conduct all of its business solely in its own name, and (D) only enter into transactions with Affiliates that are in writing and are on terms substantially no less favorable than it could obtain in a similar arm's-length transaction with an unaffiliated third party.

         (q) Accounting Systems. Maintain a financial accounting system reviewed by Coopers & Lybrand or such other independent certified public accountants acceptable to the Agent and the Required Banks and determined (to the extent that the procedures contained in such system are complied with) to be adequate to generate timely, accurate and complete financial records of the Borrower.

         (r) Payment of Obligations; Payments Under Management Agreement. Shall pay all Permitted Indebtedness when due in accordance with the terms thereof; provided, however, that unless an Event of Default or Potential Default is then continuing or would result therefrom, the Borrower shall be permitted to prepay any such obligations owing to any Person other than an Affiliate. Except to the extent any Event of Default or Potential Default under Section 9.1(a) shall have then occurred and be continuing or the covenant set forth in Section 7.1(b) would no longer be true, the Borrower shall be permitted to make payments under, and in accordance with the terms of, the Management Agreement.

         (s) Post-Closing Deliveries. Deliver to the Agent, in form and substance satisfactory to it and in sufficient number of copies for the Agent and each of the Banks:

         (i) within 45 days after the Closing Date, lenders' loss payable endorsement executed by the applicable insurance carrier with respect to each of the insurance policies described in Schedule 5.1(y) covering the items described in subclauses (a)-(g) of Section 7.1(i), within 45 days after the Closing Date;

         (ii) within 30 days after the Closing Date, a copy of the Good Standing Certificate for the General Partner from the Secretary of State of New Jersey evidencing that the

     General Partner has filed its annual report with the Secretary of State of New Jersey;


         (iii) within 30 days after the Closing Date, evidence of the appointment by each of the Guarantors, the Borrower and the General Partner of The Prentice Hall Corporation System, Inc., as each such Person's agent for the service of process within the State of New York; and

         (iv) within 30 days after the provision of a draft thereof by the Agent, a substitute agreement to serve as the Servicing Agreement as among the Borrower, the Claims Servicer and the Agent, for the benefit of the Banks.

         7.2 Affirmative Covenants of the General Partner. So long as this Agreement remains in effect or any of the Obligations of the Borrower remains outstanding, the General Partner hereby covenants to engage in only (1) the ownership of the general partnership interests of the Borrower and (2) in its capacity as the sole general partner of the Borrower, the management of the Borrower; the General Partner will (A) maintain its books and records separate from the books and records of any other entity, (B) maintain separate bank accounts from, and no funds of the General Partner shall be commingled with funds of, any other entity, and (C) conduct all of its affairs solely in its own name. The General Partner shall maintain its corporate existence in the Commonwealth of Pennsylvania and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and comply in all material respects with any and all Laws which may at any time be applicable to it.

                          ARTICLE 8. NEGATIVE COVENANTS

         8.1 Negative Covenants of the Borrower. So long as this Agreement remains in effect or any of the Obligations of the Borrower remains outstanding, the Borrower shall not:

         (a) Dissolution and Merger. Wind-up, liquidate or dissolve its affairs, convey, sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its properties or assets (whether now owned or hereafter acquired), or enter into any transaction of merger or consolidation.

         (b) Other Borrowing and Liens. Incur, create, assume or permit to exist any Indebtedness (either conventionally or by sale/leaseback), or any Lien on any of its properties or assets, whether now owned or hereafter acquired, other than Permitted Indebtedness and Permitted Liens.

         (c) Guarantees. Become liable, directly or indirectly, in respect of any Guaranty, or assume, guarantee, endorse or otherwise in any way become liable on the obligation of any other person, directly or indirectly, other than to or for the benefit of the Agent, for the ratable benefit of the Banks, except endorsements of negotiable instruments for deposit or collection in the usual course of business.


         (d) Loans and Investments. Make any loans or extension of credit or purchase or otherwise acquire the capital stock, equity interest, assets or obligations of, or any other interest in, any Person or entity.

         (e) Distributions. Return any capital to the General Partner or any limited partner or authorize or make any distribution, payment or delivery of property or cash to the General Partner or any limited partner or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any of its general or limited partnership interests now or hereafter outstanding or set aside any funds for any of the foregoing purposes; provided, however, that so long as no Event of Default or Potential Default then exists or would result therefrom and to the extent authorized by all appropriate partnership action and not violative of the Partnership Agreement or any applicable law, the Borrower, no more frequently than once a calendar month, may make distributions of income to the General Partner and limited partners in accordance with the Partnership Agreement.

         (f) Disposal of Assets; Modification of Purchased Claims. Sell, lease, transfer or otherwise dispose of any part or any amount of its assets, real or personal, including any accounts, contracts or contract rights, other than any obsolete or unusable property for the fair market value thereof. Extend the Scheduled Maturity Date of, agree to adjust, compromise, modify, or otherwise reduce the Maturity Value or Settlement Amount of, or agree to or grant any waiver or amendment with respect to, any Purchased Claim.

         (g) Change of Business or Capital Structure. Change the nature of its business or enter into a new business or change the legal form of its business or make any change in the capital structure thereof.

         (h) Leases and Leaseback. Enter into any new agreement to rent or lease any real or personal property, except for any operating leases entered into in the ordinary course of the Borrower's business and not having aggregate lease payments, when combined with all other such lease payments required to be made by the Borrower, of not more than $100,000 in any calendar year.

         (i) [Intentionally Omitted].

         (j) Amendment of Partnership Agreement, the Servicing Agreement or the Management Agreement. Amend, restate, supplement, terminate or otherwise modify the Partnership Agreement, the Servicing Agreement, or the Management Agreement, in any respect or permit any of the foregoing to occur, in each case, without the prior written consent of the Agent.

         (k) Purchase of Other Types of Claims. Purchase any claims against the JUA other than Residual Bodily Injury Claims.

         (l) Bankruptcy Proceedings. (1) Commence any case, proceeding or other action under any existing or future bankruptcy, insolvency or similar law seeking to have an order for relief entered with respect to itself, or seeking reorganization, arrangement, adjustment, wind-up, liquidation, dissolution, composition or other relief with respect to itself or its debts, (2) seek appointment of a receiver, trustee, custodian or other similar official for itself or any part of its assets, (3) make a general assignment for the benefit of creditors, (4) take any action in furtherance of, or consenting to or acquiescing in, any of the foregoing, (5) initiate or support the filing of a motion in any bankruptcy or other insolvency proceedings involving the General Partner or any of its Affiliates to substantively consolidate itself with any such Person.

         (m) Portfolio Purchases. The Borrower shall not purchase any Claims from any seller (other than the applicable Plaintiff (or the estate thereof) or the applicable Plaintiff's Attorney with respect thereto) unless and until the Borrower has reviewed and approved the assignment and documentation procedures in respect of such seller's purchase of such Claims as being sufficient to vest good and marketable title of such Claims in such seller upon it purchase thereof.

         (n) Deposits in Lock-Box or Lock-Box Accounts. No proceeds of any Collateral shall at any time be deposited in any of the Borrower's bank accounts other than the Lock-Box Account. The Borrower shall not direct any Obligor to make any payments of any Claims to any other destination other than a Lock-Box or a Lock-Box Account. The Borrower shall not permit the assets of any Person (other than the Borrower) to be deposited into any of the Lock-Boxes or the Lock-Box Accounts.

         (o) Minimum Purchase Price. The Borrower shall not purchase any Claim for a Purchase Price discount of less than (i) one minus (ii)(a) the Base Rate at such time plus 2.50% per annum.

         8.2 Negative Covenants of the General Partner. So long as this Agreement remains in effect or any of the

Obligations of the Borrower remains outstanding, the General Partner shall not:

         (a) Permit Non-Compliance by the Borrower. Take, or permit the Borrower to take, any action which would cause the representations, warranties or covenants hereunder to be breached in any material respect or which is otherwise inconsistent with the terms of this Agreement.

         (b) Dissolution and Merger. Wind-up, liquidate or dissolve its affairs, convey, sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its properties or assets (whether now owned or hereafter acquired), or enter into any transaction of merger or consolidation.

         (c) Other Borrowing and Liens. Incur, create, assume or permit to exist any Indebtedness (either conventionally or by sale/leaseback), or any Lien on any of its properties or assets, whether now owned or hereafter acquired.

         (d) Guarantees. Become liable, directly or indirectly, in respect of any Guaranty, or assume, guarantee, endorse or otherwise in any way become liable on the obligation of any other Person (other than the Borrower), directly or indirectly.

         (e) Loans and Investments. Make any loans or extension of credit or purchase or otherwise acquire the capital stock, equity interest, assets or obligations of, or any other interest in, any Person or entity, other than the Borrower.

         (f) Change of Business or Capital Structure. Engage in any business other than the ownership of the general partnership of the Borrower and the duties in connection therewith or change the legal form of its business or make any change in the capital structure thereof.

         (g) Bankruptcy Proceedings. (1) Commence any case, proceeding or other action under any existing or future bankruptcy, insolvency or similar law seeking to have an order for relief entered with respect to the General Partner or the Borrower, or seeking reorganization, arrangement, adjustment, wind-up, liquidation, dissolution, composition or other relief with respect to the General Partner, the Borrower or the respective debts of either of the foregoing, (2) seek appointment of a receiver, trustee, custodian or other similar official for the General Partner or the Borrower or any part of the respective assets of either of the foregoing, (3) make, on behalf of the General Partner or the Borrower, a general assignment for the benefit of creditors, (4) take any action in furtherance of, or consenting to or acquiescing in, any of the foregoing, (5) initiate or support the filing of a motion in any bankruptcy or

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other insolvency proceedings involving the General Partner, the Borrower or any of its Affiliates to substantively consolidate the General Partner or the Borrower, as applicable, with any such Person.

                        ARTICLE 9. DEFAULTS AND REMEDIES

         9.1 Events of Default. Each of the following is an event of default ("Event of Default") hereunder and under the Notes:

         (a) The Borrower fails to pay when due, whether on demand, after acceleration or otherwise, (i) any principal of the Loans, or (ii) any other Obligation owed to the Banks or the Agent hereunder (other than as described in the immediately preceding subclause (a)(i)), and, in the case of any such failure to make any payment of the type described in this subclause (a)(ii), such failure shall continue unremedied for five (5) days after the date upon which such payment became due and payable.

         (b) (i) the Borrower shall fail to comply with the covenant set forth in Section 7.1(b), and such failure shall continue unremedied for 10 days after the Borrower became aware, or should have become aware, thereof, or (ii) the Borrower or the General Partner fails to comply with or perform as and when required or to observe any of the terms, conditions or covenants of this Agreement, the Notes or any other Loan Document (other than as described in the immediately preceding clauses (a) or (b)(i)) to which such Person is party and which is to be complied with, performed or observed by such Person, and such failure shall continue unremedied for a period of 25 days after the giving of notice of any such failure by the Agent or any Bank to an officer or agent of the Borrower or the General Partner, as the case may be (such grace period to be applicable only in the event such default can be remedied by corrective action by Borrower or the General Partner, as the case may be, as determined by the Agent in its sole discretion).

         (c) Any financial statement or any representation or warranty of Borrower, the General Partner, or a Guarantor made herein or in any report, certificate or other document furnished in connection with this Agreement or any of the other Loan Documents proves to be false or misleading in any material adverse respect when made.

         (d) Any Indebtedness of the Borrower or the General Partner is declared to be due and payable prior to its stated maturity or is not paid or discharged when due or within any permitted grace period after such due date; or there shall occur any event which constitutes, or which with the giving of notice or the passage of time, or both, would constitute an event of default under any instrument, agreement or evidence of Indebtedness of the Borrower or the General Partner, the occurrence of which would permit the holder of such Indebtedness to accelerate the maturity thereof.

         (e) The occurrence of a Material Adverse Change.

         (f) (i) The Borrower, the General Partner, or any of the Ultimate Obligors shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted against such Person (an "Involuntary Proceeding") or by such Person, in either case, seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, and in the case of an Involuntary Proceeding, such proceeding shall remain unstayed or unvacated for 30 days or any relief sought thereunder shall be granted; or (ii) the Borrower, the General Partner, or any of the Ultimate Obligors shall take any action authorizing any of the actions set forth in clause (i) above in this
Section 9.1(f); or


         (g) Any final judgment, decree or order for payment of money in excess of $100,000 (whether or not covered by insurance) is entered against Borrower or the General Partner and the same remains unsatisfied for more than 30 days, unless the same has been appealed and a stay of the enforcement thereof has been obtained.

         (h) Any attachment or execution process is issued against all or any substantial part of the assets of the Borrower or the General Partner.

         (i) The suspension by Borrower of all or any substantial part of its business operations.

         (j) Any Governmental Authority seizes, appropriates, condemns or occupies all or a substantial part of the properties of Borrower or the General Partner.

         (k) The Agent shall cease to have a valid and perfected first priority security interest in any Purchased Claims and the Collections with respect thereto.

         (l) The FAIRA or the GDP Act shall be repealed, or there shall occur any amendment, modification, interpretation of or regulation issued with respect to, or modification in or termination of the appropriations level of the FAIRA or the New Jersey Automobile Guaranty Fund established thereunder, which in

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


the sole judgment of the Agent or the Required Banks, has or is likely to have a Material Adverse Effect.

         (m) Any Law is adopted, changed or interpreted and the effect of such adoption, change or interpretation is to repeal, eliminate or materially adversely affect the value or collectibility of the Purchased Claims, including, without limitation, any such Law permitting the deferral of the payment of any pre-existing Purchased Claims from the original Scheduled Maturity Date therefor to a later date.

         (n) Any Law, policy or practice (whether or not having the force of Law) is adopted permitting the Obligor of any Purchased Claim to adjust, reduce, compromise, settle or otherwise modify (including by extension of time of payment or the granting of any discounts, allowances or credits) the Settlement Amounts of any Purchased Claim or the related interest rate payable with respect thereto.

         (o) The Guarantors shall cease to own collectively 99% of the limited partnership interests in Borrower and 100% of the capital stock of the General Partner.

         (p) The General Partner shall cease to be the sole general partner of Borrower.


         (q) The Claim Servicer shall fail to comply with or perform as and when required or to observe any of the terms, conditions or covenants of the Servicing Agreement and such failure shall continue unremedied for a period of 3 Business Days after the giving of notice of any such failure by the Agent or any Bank to an officer or agent of the Claims Servicer (such grace period to be applicable only in the event such default can be remedied by corrective action by the Claim Servicer, as the case may be, as determined by the Agent in its sole discretion).

         (r) Any Guarantor (or any receiver, debtor-in-possession, or trustee of or for such Guarantor) shall make any assertion or commence any action challenging the enforceability of the Guaranty to which it is a party or contesting liability thereunder.

         (s) Either the Borrower or the General Partner shall become, or become controlled by, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (t) The Delinquency Ratio for any month shall equal or exceed eight percent (8%).

         9.2 Remedies.

         (a) Upon the occurrence of any Event of Default other than as described in Section 9.1(f) or 9.1(s), or at any time

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



thereafter during the continuation of that Event of Default, the Agent (on its own or at the direction of the Required Banks) may, if the Commitment Termination Date hereunder has not theretofore occurred, declare the Commitment Termination Date to have occurred and declare the Commitments of the Banks to be terminated, whereupon the same shall forthwith terminate.

         (b) Automatic Termination. Immediately upon the occurrence of an Event of Default described in Section 9.1(f) or 9.1(s), (i) the Commitment Termination Date and the Facility Termination Date shall be deemed to have occurred automatically and (ii) all of the Loans then outstanding, all interest thereon and all other outstanding Obligations owed by the Borrower to the Agent and the Banks hereunder shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower notwithstanding anything contained herein to the contrary.

         (c) Additional Remedies. Upon the occurrence and during the continuation of an Event of Default, the Agent and the Banks shall have, in addition to all other rights and remedies under this Agreement and the other Facility Documents, all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative and non-exclusive, to the extent permitted by Law. The Agent may, and upon the request of the Required Banks shall, exercise all post-default rights granted to the Agent and the Banks under the Loan Documents or applicable Law.

         9.3 Notice of Sale. Any notice required to be given by the Agent of a sale, lease or other disposition of the Collateral or any other intended action by the Agent, if given ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to the Borrower.

                              ARTICLE 10. THE AGENT

         10.1 Appointment. Each of the Banks hereby irrevocably designates, appoints and authorizes ING to act as Agent for such Bank under this Agreement to execute and deliver or accept on behalf of each such Bank the other Loan Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and any other instruments, documents and/or agreements referred to herein, and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. ING agrees to act as the Agent on behalf of the Banks to the extent provided in this Agreement. The appointment and authority of the Agent hereunder shall



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


termination on the date upon which the Obligations shall have been fully and indefeasibly paid in cash.

         10.2 UCC Filings. The Banks, the Borrower and the General Partner each hereby expressly recognizes and agrees that the Agent may be listed as the assignee or secured party of record on the various UCC filings required to be made hereunder and under the other Loan Documents in order to perfect the interests of the Agent and the Banks in the Collateral, that such listing shall be for administrative convenience only in creating a record or nominee secured party to take certain actions hereunder and under the other Loan Documents on behalf of the Banks and that such listing will not affect in any way the status of the Banks as the secured parties with respect to the Collateral. In addition, such listings shall impose no duties on the Agent other than those expressly and specifically undertaken by it in accordance with this Article 10. In furtherance of the foregoing, each Bank shall be entitled to enforce its rights created under this Agreement and the other Loan Documents without the need to conduct such enforcement through the Agent, except as specifically required hereunder or under any of the other Loan Documents.

         10.3 Delegation of Duties. The Agent may perform any of its duties hereunder or under any of the other Loan Documents by or through agents or employees (provided such delegation does not constitute a relinquishment of its duties as Agent) and, subject to Sections 10.6 and 10.7 hereof, shall be entitled to engage and pay for the advice or services of any attorneys, accountants or other experts concerning all matters pertaining to its duties hereunder and to rely upon any advice so obtained. The Agent shall not be liable for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         10.4 Nature of Duties, Independent Credit Investigation. The Agent shall have no duties or responsibilities hereunder or under the other Loan Documents, except those expressly set forth herein and therein and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any such other Loan Document or be deemed to otherwise exist. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary or trust relationship in respect of any Bank, the Borrower, the General Partner or any Guarantor; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement except as expressly set forth herein. Each of the Banks expressly acknowledges (a) that the Agent has not made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Borrower, the General Partner or the Guarantors, shall be deemed to constitute any representation or warranty by the Agent to any Bank; (b) that it has made and will continue to make, without reliance upon the Agent, its own independent investigation of the financial condition and affairs and its own appraisal of the creditworthiness of Borrower, the General Partner and the Guarantors in connection with this Agreement and the making and continuance of the Loans hereunder; and (c) except as expressly provided herein, that the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of any Loan or at any time or times thereafter.

         10.5 Actions in Discretion of Agent; Instructions from the Banks. The Agent shall, upon the written request of the Required Banks, take or refrain from taking any action of the type specified as being subject to direction by the Required Banks and otherwise the Agent, in its sole discretion, shall take or refrain from taking any action of the type specified as being within the Agent's rights, powers or discretion herein; provided that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement, any other Loan Document or applicable Law. In the absence of a request by the Required Banks, the Agent shall have the authority, in its sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Banks or all of the Banks. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Banks, subject to Section 10.7.

         10.6 Reimbursement and Indemnification of Agent by the Borrower. The Borrower shall unconditionally pay or reimburse the Agent (and its agents and/or nominees) and save the Agent (and such agents and/or nominees) harmless against:

         (a) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements, including, but not limited to, fees and expenses of counsel, appraisers and environmental consultants, incurred by the Agent (or such agents and/or nominees):

               (i) in connection with the development, negotiation, preparation, printing, execution, syndication, interpretation, performance and administration of this Agreement and the other Loan Documents, including, without limitation, all reasonable fees and expenses relating to the periodic auditing of the books and records of the Borrower by the Agent (or its agents and/or nominees); provided, however, that in no event shall the Borrower have any liability to pay any such costs, fees or expenses relating to such periodic auditing of the Borrower's books and records in excess of $7500 in any calendar year.

               (ii) relating to any requested amendments, waivers or consents pursuant to the provisions hereof;

               (iii) in connection with the enforcement of this Agreement or any other Loan Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise; and

               (iv) in any workout, restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings; and

         (b) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in its capacity as such, or any of its directors, employees, officers or agents, acting on its behalf in such capacity, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent or such other foregoing Persons hereunder or thereunder; provided that Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results solely from the Agent's (or such director's, employee's, officer's or agent's, as applicable) gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment (or settlement tantamount to a final judgment).

         10.7 Exculpatory Provisions.

                 (a) Neither the Agent nor any of its directors,

officers, employees, agents, attorneys or Affiliates shall:

               (i) be liable to any Bank for any action taken or omitted to be taken by it or them hereunder, or in connection herewith, including, without limitation, pursuant to any Loan Document, unless caused by its or their own gross negligence or willful misconduct, subject to the obligations of the Agent under Section 10.1 of this Agreement;

               (ii) be responsible in any manner to any of the Banks for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement or any other Loan Documents or for any recital, representation, warranty, document, certificate, report or statement of the Borrower, the General Partner, the Banks, any Guarantor or any Affiliate of any of the foregoing, made herein or furnished under or in connection with this Agreement or any other Loan Documents or for any failure of the Borrower, the General Partner, any Bank, any Guarantor or any Affiliate of any of the foregoing to perform its respective obligations hereunder or under any of the other Loan Documents;

               (iii) be under any obligation to any of the Banks to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of Borrower or the General Partner, or the financial condition of Borrower, the General Partner or the Guarantors, or the existence or possible existence of any Event of Default or Potential Default, subject to the obligations of the Agent under Section 10.1 of this Agreement; or

               (iv) be under any duty or have any responsibility to the Banks to inspect the properties, books or records of the Borrower, the General Partner, any Guarantor or any Affiliate of any of the foregoing.

         (b) Neither the Agent nor any Bank nor any of their respective directors, officers, employees, agents, attorneys or Affiliates shall be liable to the Borrower, the General Partner, any Guarantor or any Affiliate of any of the foregoing and, in the case of the Agent, any Bank for consequential damages resulting from any breach of contract, tort or other wrong in connection with the negotiation, documentation, administration or collection of the Loans or any of the Loan Documents, whether or not it knew or was made aware of the possibility of the occurrence thereof.

         10.8 Reimbursement and Indemnification of Agent by Banks. Each Bank shall reimburse and indemnify the Agent and its directors, officers, employees and agents (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) in proportion to its Ratable Share from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, or any such director, officer, employee or agent acting on its behalf in such capacity, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent (or any such director, officer, employee or agent, as applicable) hereunder or thereunder; provided, that the Agent shall refund to the Banks any amounts paid by the Banks pursuant to this Section 10.8 for which the Agent is subsequently reimbursed by the Borrower; and provided, further, that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Agent's (or such director's, officer's, employee's or agent's, as applicable) gross negligence or willful misconduct.


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         10.9 Reliance by Agent. The Agent shall be entitled to rely upon any writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon the advice and opinions of counsel and other professional advisers selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

         10.10 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default unless the Agent has received written notice from a Bank or the Borrower referring to this Agreement, describing such Potential Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall take such action with respect to such Event of Default or Potential Default as shall be directed by the Required Banks; provided, that unless and until the Agent shall have received such directions, the Agent may (but shall have no obligation to) take such action, or refrain from taking such action, with respect to such Event of Default or Potential Default as the Agent shall deem advisable and in the best interest of the Banks.

         10.11 Notices. The Agent shall send to each Bank a copy of all notices received from Borrower pursuant to the provisions of this Agreement or the other Loan Documents promptly upon receipt thereof.

         10.12 The Agent in its Individual Capacity. With respect to its Commitment and the Loans made by ING, ING shall have the same rights and, powers hereunder as any other Bank and may exercise the same as though it were not the Agent, and the term "Banks" shall, unless the context otherwise indicates, include ING in its individual capacity. ING and its Affiliates and each of the Banks and their respective Affiliates may, except as prohibited herein, make Loans to, accept deposits from, discount drafts for, act as trustee under indentures of, and generally engage in any kind of banking or trust business with, the Borrower and its Affiliates as though, in the case of the Agent, it were not acting as Agent hereunder, and in the case of each Bank, as though such Bank were not a Bank hereunder.

         10.13 Holders of Notes. The Agent may deem and treat any payee of any Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who at the time of


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


making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         10.14 Sharing of Payments. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans made by it (other than pursuant to Sections 2.3, Article 4, or Section 11.3) in excess of its Ratable Share of payments on account of the Loans obtained by all the Banks, such Bank shall forthwith (i) notify each of the other Banks of such receipt and (ii) purchase from each of the other Banks participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each such other Bank; provided, however, that, if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each of the other Banks shall be rescinded and such Banks shall repay to the purchasing Bank the purchase price of such purchased participations to the extent of such recovery together with an amount equal to such other Bank's ratable share (according to the proportion of (i) the amount of such Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this
Section 10.14 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

         10.15 Successor Agent. The Agent may resign as Agent upon not less than ninety days' prior written notice to the Borrower and the Banks. If the Agent shall resign under this Agreement, then either (a) the Required Banks shall appoint from among the Banks a successor agent for the Banks, or (b) if a successor agent shall not be so appointed and approved within the sixty day period following the Agent's notice to the Banks of its resignation, then the Agent shall appoint, with the consent of the Borrower, which consent shall not be unreasonably withheld, a successor agent which shall serve as Agent until such time as the Required Banks appoint a successor agent. Upon its appointment pursuant to either clause (a) or (b) above, such successor agent shall succeed to the rights, powers and duties of the Agent and the term "Agent" shall mean such successor agent, effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. Notwithstanding such resignation, the provisions of this Article 10 shall continue to inure to the benefit of such former Agent.


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



            10.16 Calculations. In the absence of gross negligence or willful misconduct, the Agent shall not be liable for any error in computing the amount payable to any Bank whether in respect of the Loans, fees or any other amounts due to the Banks under this Agreement. In the event an error in computing any amount payable to any Bank is made, the sole recourse of any such Bank shall be to collect the misallocated portion of any such payment from the other Banks or the Borrower that received such misallocated payment, with, in the case of any such amounts to be collected from the Borrower, interest thereon to be calculated at the Base Rate Option.

         10.17 Beneficiaries. Except with respect to Sections 10.6, 10.7 and 10.16, the provisions of this Article 10 are solely for the benefit of the Agent and the Banks, and the Borrower shall have no rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrower, the General Partner, any Guarantor or any Affiliate of any of the foregoing.

         10.18 The Agent May Perform. If the Borrower or the General Partner fails to perform any agreement contained herein or in any of the other Loan Documents, the Agent may itself perform, or cause the performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be deemed payable by the Borrower in accordance with Section 10.6. The Agent shall use its best efforts to give the Borrower or the General Partner, as applicable, notice of any such actions taken or caused to be taken by the Agent within a reasonable time after its initiation thereof; provided, that neither the Agent nor any of the Banks shall have any liability for the failure by the Agent to provide such notice.

                            ARTICLE 11. MISCELLANEOUS

         11.1 Modifications, Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Banks, do any of the following: (a) waive any of the conditions specified in Section 6.2, (b) increase the Commitments of the Banks or the calculation of the Ratable Share of the Banks or subject the Banks to any additional obligations, (c) reduce the principal of, or interest on, the Loans or other amounts payable to the Banks hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Loans or any fee or other amounts payable hereunder or postpone or extend the Commitment Termination Date or the Facility Termination Date, (e) change the aggregate unpaid principal amount of the Loans, which shall be required for the Banks or any of them to take any action hereunder, or (f) amend this Section 11.1; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Banks required above to take such action, affect the rights or duties of the Agent under this Agreement.

         11.2 No Implied Waivers; Cumulative Remedies; Writing Required. No course of dealing and no delay or failure of the Agent or any Bank in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Agent and the Banks under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of any Bank of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

         11.3 Reimbursement and Indemnification of Banks by the Borrower.

         (a) Except as expressly otherwise provided herein, the Borrower shall, unconditionally upon demand, pay or reimburse to each Bank (other than the Agent, as to which Borrower's obligations are set forth in Section 10.6) and save such Bank harmless against liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements (including fees and expenses of counsel for each Bank), incurred by such Bank:

         (i) in connection with the administration and interpretation of this Agreement, and other instruments and documents to be delivered hereunder;

         (ii) relating to any amendments, waivers or consents pursuant to the provisions hereof;

         (iii) in connection with the enforcement of this Agreement or any other Loan Document, or the collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise; and

         (iv) in any workout, restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings;

provided, however, that except as the Borrower may otherwise agree, the Borrower shall not be liable for any fees, costs or expenses incurred by any Bank or any Permitted Assignee or proposed Permitted Assignee thereof (including, without limitation, the fees and/or expenses of counsel) in connection with the negotiation of any assignment or proposed assignment hereunder pursuant to
Section 11.11 or the preparation, negotiation, execution or delivery of an Assignment and Assumption Agreement and/or any other instruments, documents and/or agreements in connection therewith.

         (b) The Borrower shall, unconditionally upon demand, pay or reimburse to each Bank (other than the Agent, as to which Borrower's obligations are set forth in Section 10.6), or any of its directors, officers, employees and agent and save such Bank, directors, officers, employees and agents harmless against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Bank, director, officer, employee or agent in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by such Bank, director, officer, employee or agent hereunder or thereunder, provided that Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results solely from such Bank's, director's, officer's, employee's or agent's gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment (or settlement tantamount to a final judgment).

         (c) The Banks will attempt to minimize the fees and expenses of legal counsel and other professionals for the Banks which are subject to reimbursement by the Borrower hereunder by considering the usage of one firm to represent the Banks and the Agent if appropriate under the circumstances.

         11.4 Payments Due on Non-Business Days. Whenever any payment or action to be made or taken hereunder shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day (except as otherwise expressly provided in Section 3.2(a)), and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

         11.5 Funding by Branch, Subsidiary or Affiliate. Each Bank shall have the right from time to time to make or maintain any Loan by arranging for a branch, subsidiary or Affiliate of such Bank to make or maintain such Loan subject to the last sentence of this Section 11.5. If any Bank causes a branch, subsidiary or Affiliate to make or maintain any part of the Loans hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Loans to the same extent as if such Loans were made or maintained by such Bank but in no event shall any Bank's use of such a branch, subsidiary or Affiliate to make or maintain any part of the Loans hereunder cause such Bank or such branch, subsidiary or Affiliate to incur any cost or expenses payable by the Borrower hereunder or require the Borrower to pay any other compensation to any Bank (including, without limitation, any expenses incurred or payable pursuant to Article 4) which would otherwise not be incurred had such Loans not been made or maintained through such branch, subsidiary or affiliate.

         11.6 Notices. Except as otherwise expressly permitted hereunder, all notices, requests, demands, directions and other communications (collectively "notices") given to or made upon any party hereto under the provisions of this Agreement shall be in writing (including telex or facsimile communication) and shall be delivered or sent to the respective parties at the addresses and numbers set forth under their respective names on the signature pages hereof (or in the Assignment and Assumption Agreement pursuant to which such Person became a party hereto) or to such other address or number as such party may from time to time designate by written notice delivered to all of the other parties as set forth in this Section. All notices shall, except as otherwise expressly herein provided, be deemed delivered and effective (a) in the case of notice given by telex or facsimile, when received, (b) in the case of hand-delivered notice, when hand delivered, and (c) if given by national overnight courier service, the next Business Day after such notice is deposited with such courier service; provided, that notices to the Agent shall not be deemed effective until actually received by the Agent. Any Bank giving any notice to the Borrower shall simultaneously send a copy thereof to the Agent. Copies of all notices to Borrower shall be sent to Andrew S. Hillman, Esquire, Silverman Coopersmith Hillman & Frimmer, Two Penn Center Plaza, Suite 910, Philadelphia, PA 19102, Telecopier No.: 215/636-3999, Telephone No.: 215/636-4474; provided, that the failure to send a copy of any notice to said counsel shall in no way affect, limit or invalidate any notice sent to the Borrower or the exercise of any of the Banks' or the Agent's rights or remedies pursuant to a notice to the Borrower.

         11.7 Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

         11.8 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND REMEDIES OF THE

PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS DISTINGUISHED FROM THE CHOICE OF LAW PROVISIONS) OF THE STATE OF NEW YORK.

         11.9 Prior Understanding. This Agreement supersedes all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.

         11.10 Duration; Survival. All representations and warranties of the Borrower and the General Partner contained herein or made in connection herewith shall survive the making of the Loans and shall not be waived by the execution and delivery of this Agreement, any investigation by the Agent or the Banks, the making of Loans, or payment in full of the Loans. All covenants and agreements of Borrower and the General Partner contained in Articles 7 and 8 shall continue in full force and effect from and after the date hereof so long as Borrower may borrow hereunder and until termination of the Commitments and payment in full of the Obligations in cash. Notwithstanding anything contained herein to the contrary, all covenants and agreements of the Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Section 2.3, Article 4, and Sections 10.6, 10.8, and 11.3 hereof, shall survive the payment in full of the Obligations and the termination of this Agreement.

         11.11 Successors and Assigns; Assignments.

         (a) This Agreement shall be binding upon and shall inure to the benefit of the Banks, the Agent, the Borrower, the General Partner and their respective successors and permitted assigns; provided, however, that neither the Borrower nor the General Partner may assign or transfer any of its rights and obligations hereunder or any interest herein. Subject to the exceptions thereon set forth in the immediately succeeding clause (b), (i) the Banks shall only be permitted to only assign their respective rights and benefits hereunder to a Permitted Assignee and (ii) ING shall not be permitted to make any such assignment hereunder if, after giving effect thereto, the ratio of (x) its used and unused Commitments at such time to (y) the Maximum Facility Amount at such time would be less than 51%.

         (b) Notwithstanding anything contained in the immediately preceding clause (a) or any other provision hereof or of any other Loan Document, upon the occurrence and during the continuance of any Event of Default under Section 9.1(a) or Section 9.1(b)(i), each of the Banks shall be permitted to assign any or all of its rights and remedies hereunder (including its Loans and Commitments) to any other financial institution without the consent or approval of the Borrower and, in the case of ING, without regard as to whether such assignment would result in a violation of the restriction regarding its maintenance of a 51% interest in the aggregate used and unused Commitments hereunder as set forth in the immediately preceding clause (a), which restriction shall be deemed to be inapplicable at any such time and at all times thereafter to the extent such an assignment is made which so reduces the amount of ING's used and unused Commitments to a level below such percentage.

         (c) Each Bank may upon at least 10 days notice to the Agent, assign to one or more Permitted Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Bank's rights and obligations under this Agreement, (ii) the amount of the Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Assumption Agreement with respect to such assignment) shall in no event be less than the lesser of
(A) $5,000,000 and (B) the full amount of the assigning Bank's Commitment, (iii) each such assignment shall be to a bank or other financial institution which is not currently engaged in any lending or financing arrangement with a Competitor and is otherwise acceptable to the Agent in its sole discretion, and (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, a fully-executed Assignment and Assumption Agreement, together with a processing and recordation fee of $2500. Upon such execution, delivery, acceptance and recording by the Agent, from and after the effective date specified in each Assignment and Assumption Agreement, which effective date shall be at least five Business Days after the execution thereof, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Assumption Agreement, have the rights and obligations of a Bank hereunder and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Assumption Agreement, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto). Concurrently with its acceptance of any such Assignment and

Assumption Agreement, the Agent shall substitute a revised Schedule 1.1(a) to this Agreement showing the current Commitments of each of the Banks after giving effect to such assignment contemplated thereby.

         (d) By executing and delivering an Assignment and Assumption Agreement, the assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Assumption Agreement, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, the General Partner or any Guarantor or the performance or observance by the Borrower, the General Partner or any Guarantor of any of its respective obligations under this Agreement or any of the other Loan Documents;
(iii) such assignee confirms that it has received a copy of this Agreement, together with copies of such financial statements and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption Agreement; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

         (e) The Agent shall maintain at its address referred to in Section 11.6 a copy of each Assignment and Assumption Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

         (f) Subject to the provisions of Section 11.11(b), upon its receipt of an Assignment and Assumption Agreement executed by an assigning Bank and an assignee, the Agent shall, if such Assignment and Assumption Agreement has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

         (g) Notwithstanding anything contained herein to the contrary, except as contemplated pursuant to Section 10.14, no Bank may sell participations in or to any of its rights and obligations under this Agreement (including, without limitation, any portion of its Commitment or the Loans owing to it) to any Person.

         (h) Each Bank may, in connection with any assignment or potential assignment pursuant to this Section 11.11, disclose to the assignee or potential assignee any information relating to the Borrower, the General Partner, the Guarantors or any Affiliates of any of the foregoing which has been furnished to such Bank by or on behalf of the Borrower, the General Partner, the Guarantors or any such Affiliate; provided, such assignee or potential assignee agrees to be bound by the provisions of Section 11.12 below.


         (i) Nothing herein shall prohibit any Bank from pledging or assigning as collateral any of its rights under this Agreement to any Federal Reserve Bank in accordance with applicable law and any such pledge or collateral assignment may be made without compliance with Section 11.11.

         11.12 Confidentiality. The Agent and the Banks each shall keep confidential all information obtained from the Borrower, the General Partner and the Guarantors which is identified by such Person in writing as being nonpublic and confidential or proprietary in nature, except as provided below, and shall use such information only in connection with their respective capacities under this Agreement and for the purposes contemplated hereby. The Agent and the Banks shall be permitted to disclose such information (a) to outside legal counsel, accountants and other professional advisors who need to know such information, provided that such Persons agree to maintain the confidentiality thereof, (b) Permitted Assignees or potential Permitted Assignees as contemplated by Section 11.11, (c) to the extent requested by any bank regulatory authority or as otherwise required by applicable Law or by any subpoena or similar legal process, or in connection with any investigation or proceeding, provided that the Agent or such Bank providing such information shall notify the Borrower as soon as practicable after providing such information, (d) to any other Person if such information becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not subject to confidentiality restrictions, or (e) for any other purpose to the extent that the Borrower, the General Partner or the Guarantors, as applicable, shall have consented to such disclosure.

         11.13 Counterparts. This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

         11.14 CONSENT TO JURISDICTION; WAIVER OF OBJECTION TO VENUE; AGENT FOR SERVICE OF PROCESS. (A) THE BORROWER, THE GENERAL PARTNER, THE AGENT AND THE BANKS EACH HEREBY AGREES TO THE JURISDICTION OF ANY STATE COURT LOCATED IN NEW YORK CITY OR ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK.

         (B) EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

         (C) EACH OF THE BORROWER AND THE GENERAL PARTNER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO IT AT ITS ADDRESS REFERRED TO IN SECTION 11.6 OR, AT THE AGENT'S AND/OR THE BANKS' OPTION, BY

SERVICE UPON THE PRENTICE HALL CORPORATION SYSTEM, INC. AT 375 HUDSON STREET, NEW YORK, NEW YORK 10014, WHICH EACH OF THE BORROWER AND GENERAL PARTNER HEREBY APPOINT AS ITS REGISTERED AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS ISSUED BY ANY COURT IN THE STATE OF NEW YORK.

         11.15 WAIVER OF JURY TRIAL. THE BORROWER, THE GENERAL PARTNER, THE AGENT AND THE BANKS EACH WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

         11.16 Assignment and Security Interest. The Borrower hereby assigns, and grants to each Bank a continuing lien upon and security interest in, any and all of its moneys, securities and other property, and the proceeds thereof, now or hereafter held or received by or in transit to such Bank, from or for it, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all of its deposits (general or special) and credits with, and any and all of its claims against such Bank at any time existing including, without limitation, any balance or share of any demand, time, savings, passbook, trust, agency, escrow or like account, as collateral security for all present and future Obligations of the Borrower to the Banks, whether now existing or hereafter arising.

                  11.17 Lending to Competitors. Each Bank, upon becoming a party hereto, hereby agrees not to enter into any lending or financing arrangement with any Person (a "Competitor") engaged in the purchase of Claims in direct competition with the Borrower.

         IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

                                           J. G. WENTWORTH MFC
                                           ASSOCIATES, L.P.

                                           By: J. G. WENTWORTH FUNDING CORP.,
                                               Its sole General Partner




Attest:_________________                   By:________________________________
           Andrew S. Hillman                   Gary Veloric
           Assistant Secretary                 Chairman and Secretary


                                           Address for Notices:
                                           Centre Square West
                                           1500 Market Street, Suite 3125
                                           Philadelphia, PA 19102
                                           Attention: James DeLaney

                                           Telecopier No. (215) 567-7525
                                           Telephone No.  (215) 567-7660


                                           J. G. WENTWORTH FUNDING CORP.



Attest:_________________                   By:________________________________
       Andrew S. Hillman                      Gary Veloric
       Assistant Secretary                    Chairman and Secretary


                                           Address for Notices:
                                           Centre Square West
                                           1500 Market Street, Suite 3125
                                           Philadelphia, PA 19102
                                           Attention: James DeLaney

                                           Telecopier No. (215) 567-7525
                                           Telephone No.  (215) 567-7660

                                           INTERNATIONALE NEDERLANDEN (U.S.)
                                           CAPITAL MARKETS, INC., as Agent



                                           By:________________________________
                                              Elliot Ganz
                                              Assistant General Counsel

                                           Address for Notices:
                                           135 East 57th Street

                                           New York, New York  10022-2101
                                           Attention: Asset-Backed Finance
                                                              Robert L. Novick
                                           Telecopier No. (212) 593-3362
                                           Telephone No.  (212) 446-1793


BANKS:


                                           INTERNATIONALE NEDERLANDEN (US)
                                           CAPITAL MARKETS, INC.



                                           By:________________________________
                                              Elliot Ganz
                                              Assistant General Counsel


                                           Address for Notices:
                                           135 East 57th Street
                                           New York, New York  10022-2101
                                           Attention: Asset-Backed Finance
                                                              Robert L. Novick
                                           Telecopier No. (212) 593-3362
                                           Telephone No.  (212) 446-1793

                                 FIRST AMENDMENT


         THIS FIRST AMENDMENT (the "Amendment") dated as of September 25, 1995 is entered into by and among J.G. WENTWORTH MFC ASSOCIATES, L.P., a Pennsylvania limited partnership (the "Borrower"), J.G. WENTWORTH FUNDING CORP., a Pennsylvania corporation (the "Parent"), THE FINANCIAL INSTITUTIONS PARTIES HERETO (collectively, the "Banks") and INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL MARKETS, INC. ("ING"), individually and as agent for the Banks (in such capacity as agent, the "Agent").

                              W I T N E S S E T H:

         WHEREAS, the Borrower, the Parent, the Banks and the Agent have entered into that certain Credit Agreement dated as of May 26, 1995 (the "Agreement"; the terms defined therein being used herein as therein defined unless otherwise defined herein), pursuant to which the Banks and the Agent have made and may from time to time hereafter make certain loans, advances and other financial accommodations to the Borrower;

         WHEREAS, the parties hereto have agreed to modify certain terms and provisions of the Agreement as set forth herein; and

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


         SECTION 1. Amendment of the Agreement. Effective as of the date hereof, the Agreement is hereby amended as follows:

     1.01. Section 1.1 of the Agreement is hereby amended as follows:

         (a) The following definition of "Base Rate Claim Group" shall be added thereto immediately after the definition of "Base Rate" appearing therein:

         "'Base Rate Claim Group' shall mean, at any time, those Purchased Claims then allocated to Interest Periods bearing interest at the Base Rate Option."

         (b) The definition of "Base Rate Option" appearing therein is hereby amended and restated in its entirety to read as follow:

         "'Base Rate Option' shall mean, for any date during any calendar month or any such shorter period ending on the Commitment Termination Date, a per annum rate determined as of the last day of such calendar month or on the Commitment Termination Date, as applicable, to the daily average of the higher of (i) the Base Rate as in effect on such date minus 0.50% and (ii) the sum of (a) the daily average during such period (as determined on the last day of such period) of the Euro-Rates which would have been in effect on each Business Day during such period for one-month Interest Periods commencing on each such day, and (b) 2.50%."

         (c) The definition of "Required Banks" appearing therein is hereby amended and restated in its entirety to read as follow:

         "'Required Banks' shall mean (i) if there are no Loans outstanding, those Banks whose Commitments aggregate at least 51% of the Commitments of all of the Banks, or (ii) if there are Loans outstanding, those Banks whose Loans outstanding aggregate at least 51% of the total outstanding principal amount of the Loans."

     1.02. Section 2.1(d) of the Agreement is hereby amended to delete the reference therein to "11:00 A.M. (New York City time)" and to substitute therefor a reference to "1:00 P.M. (New York City time)."

     1.03. Section 8.1(o) of the Agreement is hereby amended and restated in its entirety to read as follows:

         "(o) Minimum Purchase Price. The Borrower shall not purchase any Claim for a Purchase Price which exceeds the present value of the Maturity Value of such Claim as calculated on the date of purchase thereof using a per annum discount rate equal to sum of the Base Rate Option at such time plus 0.25%."


     1.04. Section 11.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

         "11.1 Modifications, Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Banks, do any of the following:

         (a) amend, supplement, or otherwise modify the definitions of, or the manner of calculating, any of the following (or any component definition thereof which would have the effect of so modifying or effecting the calculation of any of the following): "Borrowing Base," "Claim," "Discount Rate," "Eligible Claim," "Maturity Value," or "Seasoned Purchased Claim,";

         (b) waive any of the conditions specified in Section 6.2;

         (c) increase the Commitments of the Banks or the calculation of the Ratable Share of the Banks or subject the Banks to any additional obligations;

         (d) reduce the principal of, or interest on, the Loans or other amounts payable to the Banks hereunder;

         (e) postpone any date fixed for any payment of principal of, or interest on, the Loans or any fee or other amounts payable hereunder or postpone or extend the Commitment Termination Date or the Facility Termination Date;

         (f) change the aggregate unpaid principal amount of the Loans, which shall be required for the Banks or any of them to take any action hereunder;

         (g) amend, modify or supplement Section 9.1(f) or grant any waiver with respect to the occurrence of any Event of Default thereunder; or

         (h) amend this Section 11.1; and

         provided further that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Banks required above to take such action, affect the rights or duties of the Agent under this Agreement."

     1.05. Section 11.11(c)(iii) of the Agreement is hereby amended and restated in its entirety to read as follows:

         "(iii) each assignment shall be to a bank or other financial institution which (A) is not currently engaged in any lending or financing arrangement with a Competitor, unless the Borrower shall have consented thereto in writing, and (B) is otherwise acceptable to the Agent in its sole discretion, and".

     1.06. Section 11.17 of the Agreement is hereby amended to add the following at the beginning of such Section:

         "Except to the extent that the Borrower and a Bank may otherwise agree, in writing,".

         SECTION 2. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 3. Severability. Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of any provision hereof, and the unenforceability of one or more provisions of this Amendment in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.

         SECTION 4. Reference to and Effect on the Agreement. Upon the effectiveness of this Amendment, each reference in the Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import shall mean and be, and references to the Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Agreement shall mean and be, a reference to the Agreement as amended hereby. Except as otherwise amended by this Amendment, the Agreement shall continue in full force and effect and is hereby ratified and confirmed.

         SECTION 5. Counterparts. This Amendment may be exe cuted in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.


                                           J. G. WENTWORTH MFC
                                           ASSOCIATES, L.P.

                                           By: J. G. WENTWORTH FUNDING CORP.,
                                               Its sole General Partner



                                           By:________________________________
                                                    Gary Veloric
                                                    Chairman and Secretary



                                           J. G. WENTWORTH FUNDING CORP.



                                           By:________________________________
                                                    Gary Veloric
                                                    Chairman and Secretary




                                           INTERNATIONALE NEDERLANDEN (U.S.)
                                           CAPITAL MARKETS, INC., individually
                                           and as Agent




                                           By:________________________________
                                               Its:

                                           PNC BANK, NATIONAL ASSOCIATION



                                           By:________________________________
                                                    Its:

STATE OF PENNSYLVANIA )
                                  )SS
COUNTY OF __________ )

Before me on this ____ day of September, 1995 appeared Gary Veloric, who executed this First Amendment in his aforementioned capacity as an officer of J.G. Wentworth Funding Corp. executing such First Amendment on behalf of such corporation and as the General Partner of J.G. Wentworth MFC Associates, L.P., and acknowledged that he did so as his own free act and deed.


                            ____________________________
                            Notary Public
                            My commission expires_______

                            CONSENT AND REAFFIRMATION


                  Gary Veloric hereby consents to the foregoing First Amendment dated as of September __, 1995 to that certain Credit Agreement dated as of May 26, 1995, in each case, among J.G. Wentworth MFC Associates, L.P., J.G. Wentworth Funding Corp., certain financial institutions from time to time parties thereto and Internationale Nederlanden (U.S.) Capital Markets, Inc., as

agent, and reaffirms its obligations under that certain Guaranty and Surety Agreement ("Guaranty") executed by him, dated as of May 26, 1995, which Guaranty remains in full force and effect.



                                                     ___________________________
                                                     By:   Gary Veloric
                                                     Dated:  ____________, 1995

STATE OF PENNSYLVANIA )
                                  )SS
COUNTY OF __________ )

Before me on this ____ day of September, 1995 appeared Gary Veloric, who executed this Consent and Reaffirmation and acknowledged that he did so as his own free act and deed.


                            ____________________________
                            Notary Public
                            My commission expires_______

                            CONSENT AND REAFFIRMATION


                  James DeLaney hereby consents to the foregoing First Amendment dated as of September __, 1995 to that certain Credit Agreement dated as of May 26, 1995, in each case, among J.G. Wentworth MFC Associates, L.P., J.G. Wentworth Funding Corp., certain financial institutions from time to time parties thereto and Internationale Nederlanden (U.S.) Capital Markets, Inc., as agent, and reaffirms its obligations under that certain Guaranty and Surety Agreement ("Guaranty") executed by him, dated as of May 26, 1995, which Guaranty remains in full force and effect.





                                                     ___________________________
                                                     By:   James DeLaney
                                                     Dated:  ____________, 1995

STATE OF PENNSYLVANIA )
                                  )SS
COUNTY OF __________ )

Before me on this ____ day of September, 1995 appeared James DeLaney, who executed this Consent and Reaffirmation and acknowledged that he did so as his own free act and deed.


                            ____________________________
                            Notary Public
                            My commission expires_______

                                SECOND AMENDMENT

     THIS SECOND AMENDMENT (the "Amendment") dated as of March 20, 1996 is entered into by and among J.G. WENTWORTH MFC ASSOCIATES, L.P., a Pennsylvania limited partnership (the "Borrower"), J.G. WENTWORTH FUNDING CORP., a Pennsylvania corporation (the "Parent"), THE FINANCIAL INSTITUTIONS PARTIES HERETO (collectively, the "Banks"), PNC BANK, NATIONAL ASSOCIATION ("PNC") and INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL MARKETS, INC. ("ING"), individually and as agent for the Banks (in such capacity as agent, the "Agent").

                              W I T N E S S E T H:

     WHEREAS, the Borrower, the Parent, the Banks and the Agent have entered into that certain Credit Agreement dated as of May 26, 1995 (as amended prior to the date hereof, and as further amended, restated, supplemented, or otherwise modified, the "Agreement"; the terms defined therein being used herein as therein defined unless otherwise defined herein), pursuant to which the Banks and the Agent have made and may from time to time hereafter make certain loans, advances and other financial accommodations to the Borrower;

     WHEREAS, the parties hereto have agreed to modify certain terms and provisions of the Agreement as set forth herein; and

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. Amendment of the Agreement Regarding Reductions in Maximum Facility Amount and Commitments. Upon the satisfaction of the conditions precedent set forth in Section 3 of this Amendment, the Agreement is hereby amended as follows:

          1.1. Section 1.1 of.the Agreement is hereby amended to delete the amount "$90,000,000" which appears in the definition of "Maximum Facility Amount" set forth in such Section and to substitute the amount "$80,000,000" therefor;

          1.2. Section 1.1 of the Agreement is hereby further amended to insert the word "Option" immediately after the phrase "at the Fixed Rate" appearing in the definition of "Fixed Rate Portion;" and

          1.3. The respective "Commitments" of each of ING and PNC for purposes of the Agreement shall be reduced from "$72,000,000" and "$18,000,000", as respectively set forth on Schedule I to the most recent Assignment and Assumption Agreement to which such Persons were parties, to "$64,000,000" and "$16,000,000", respectively.

     SECTION 2. Amendment of the Agreement Regarding the Addition of the Servicing Agent. Upon the satisfaction of the conditions precedent set forth in
Section 3 of this Amendment, the Agreement is hereby amended as follows:

          2.1. Section 1.1 of the Agreement is hereby amended as follows:

               (a) The definition of "Banks" appearing in such Section is hereby amended to insert the following sentence at the end thereof:

                    "The Servicing Agent shall be deemed to be a "Bank" to the extent of any outstanding Servicing Agent Advances made by it hereunder."

               (b) The following definition of the term "Daily Settlement Option" is hereby inserted immediately preceding the definition of the term "Default Rate" appearing in such Section:

                    "'Daily Settlement Option' shall have the meaning assigned to such term in Section 2.1(f) hereof."

               (c) The definition of "Euro-Rate" is hereby amended to insert the following sentence immediately preceding the final sentence thereof:

                    "The Agent shall notify the Servicing Agent of such determined rate with respect to any requested Euro-Rate Borrowing or Conversion prior to 3:00 P.M. (New York City time) on the next Business Day following the Agent's receipt of notice from the Servicing Agent of the submission of a Loan Request by the Borrower."

               (d) The definition of "Obligations" appearing in the Agreement is hereby amended to insert the words "Servicing Agent, the" therein immediately preceding the word "Agent" appearing in the third line of such definition.

               (e) The definition of "Required Banks" appearing in the Agreement is hereby amended and restated in its entirety to read as follows:

                    "'Required Banks' shall mean those Banks whose Commitments aggregate at least 51% of the Commitments of all of the Banks."

               (f) The following definitions of the terms "Servicing Agent," "Servicing Agent's Account," and "Servicing Agent Advances" are hereby inserted immediately preceding the definition of "Servicing Agreement"

          appearing in such Section:

               "'Servicing Agent' shall mean such Person then acting in such capacity hereunder. The initial Servicing Agent hereunder shall be PNC Bank."

               "'Servicing Agent's Account' shall mean the Servicing Agent's bank account at PNC, Account No. 13076-156, for the account of the Loan Suspense Account, or such other account as may be designated by the Servicing Agent from time to time by notice to the Borrower, the Agent and the Banks."

               "'Servicing Agent Advance' shall have the meaning assigned to such term in Section 2.1(d)(ii) hereof."

               (g) The definition of "Swap Rate" is hereby amended to insert the following sentence immediately preceding the final sentence thereof:

               "The Agent shall notify the Servicing Agent of such determined rate with respect to any requested Swap Rate Borrowing or Conversion prior to 3:00 P.M. (New York City time) on the next Business Day following the Agent's receipt of notice from the Servicing Agent of the submission of a Loan Request by the Borrower."

               (h) The following definition of the term "Weekly Settlement Date" is hereby inserted immediately preceding the definition of "Weighted Average Maturity" appearing in such Section:

               "'Weekly Settlement Date' shall mean, with respect to any week ending prior to the election of the Daily Settlement Option, (i) Monday of the immediately succeeding week, or, if such Monday is not a Business Day, the next Business Day thereafter and (ii) the last Business Day of any Interest Period for any Loan bearing interest at the Fixed Rate Option."

          2.2. Articles 2 and 3 of the Agreement are hereby amended and restated in their entirety as set forth on Exhibit F hereto;

          2.3. Each reference in Sections 4.3(a) and 4.3(c) of the Agreement to "Bank or the Agent" or "Bank and the Agent" is hereby amended to be a reference to "Banks, the Servicing Agent, or the Agent" or with such variations in syntax and grammar as necessary to properly include the Servicing Agent as an obligee of the Borrower's duties thereunder;

          2.4. For purposes of Sections 4.3(e), 4.3(f) and 4.3(g) of the Agreement, each reference to "Bank" or "Banks" shall be deemed to refer to the Servicing Agent as well as to the applicable Bank or Banks;

          2.5. The reference in the third line of Section 5.1(n) of the Agreement to "the Agent or the Banks" is hereby amended to read "the Agent, the Servicing Agent, or the Banks;"

          2.6. Section 6.1 of the Agreement is hereby amended to replace the word "and" appearing in the second line of such Section with the following text:

          ", the making of any Servicing Agent Advances by the Servicing Agent, and;"

          2.7. Section 6.2 of the Agreement is hereby amended to delete the word "and" appearing in the fourth line thereof, and to insert the following text immediately preceding the word "shall" appearing in the fifth line of such Section:

          "and the making of any Servicing Agent Advances by the Servicing
          Agent;"

          2.8. The reference in the first line of Section 6.2(d) of the Agreement to "The Agent" is hereby amended to read "The Servicing Agent;"

          2.9. The reference in the third line of Section 6.2(f) of the Agreement to the "Agent or any Bank" is hereby amended to read "Agent, the Servicing Agent, or any Bank;"

          2.10. Section 7.1(i) of the Agreement is hereby amended to insert the following text at the end of clause (e) thereof:

          "(and the Agent, upon receipt of any such loss payment, shall remit such payment to the Servicing Agent, (i) if the Agent has not exercised its Daily Settlement Option, on the next Weekly Settlement Date after receipt thereof, or (ii) if the Agent has exercised its Daily Settlement Option, promptly upon receipt thereof);"

          2.11. The reference in Section 9.1(a)(ii) to the Agreement to "the Banks or the Agent" is hereby amended to read "the Banks, the Servicing Agent, or the Agent;"

          2.12. The reference in Section 9.2(b)(ii) of the Agreement to "the Agent and the Banks" is hereby amended to read "the Agent, the Servicing Agent, and the Banks;"

          2.13. Section 9.2 of the Agreement is hereby amended to insert the following text after Section 9.2(c) as a new Section 9.2(d) to the

     Agreement:

          "(d) Upon the occurrence of the Commitment Termination Date, the Servicing Agent shall cease to make any further Servicing Agent Advances to the Borrower;"

          2.14. Section 10.14 of the Agreement is hereby amended and restated in its entirety to read as follows:

          "10.14 Sharing of Payments. If any Bank, other than the Servicing Agent in its capacity as the Servicing Agent at any time prior to the election of the Daily Settlement Option, shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans made by it (other than pursuant to Sections 2.3 or 11.3, or to Article 4) in excess of its Ratable Share of payments on account of the Loans obtained by all the Banks, such Bank shall promptly notify each of the other Banks of such receipt and, in accordance with the periodic settlement procedures then in effect, purchase from each of the other Banks participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each such other Bank; provided, however, that, if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each of the other Banks shall be rescinded and such Banks shall repay to the purchasing Bank the purchase price of such purchased participations to the extent of such recovery together with an amount equal to such other Bank's ratable share (according to the proportion of (i) the amount of such Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 10.14 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation."

          2.15. The Agreement is hereby amended to insert the terms and provisions set forth on Exhibit G hereto immediately following Article 10 of the Agreement as a new Article lOA of the Agreement;

          2.16. Section 11.1 is hereby amended to insert the following text at the end thereof:

          "and provided further that no amendment, waiver, or consent shall, unless in writing and signed by the Servicing Agent in addition to the

          Banks required above to take such action, affect the rights or duties of the Servicing Agent under this Agreement."

          2.17. For purposes of Section 11.2 of the Agreement, each reference to "Bank" or "Banks" shall be deemed to refer to the Servicing Agent as well as to the applicable Bank or Banks;"

          2.18. Each reference in the first proviso in Section 11.6 of the Agreement to "the Agent" is hereby amended to read "the Agent or the Servicing Agent, as applicable;" and the reference to "the Banks' or the Agent's" in the second to last line of such Section is hereby amended to read "the Banks', the Servicing Agent's or the Agent's;"

          2.19. Section 11.6 is hereby further amended to insert the following text after the words "Assumption Agreement" appearing in the third parenthetical of such Section:

          "or such other agreement;"

          2.20. The reference in the first sentence of Section 11.10 of the Agreement to "the Agent or the Banks" is hereby amended to read "the Agent, the Servicing Agent, or the Banks;"

          2.21. The reference in the first sentence of Section ll.ll(a) of the Agreement to "the Banks, the Agent" is hereby amended to read "the Banks, the Servicing Agent, the Agent;"

          2.22. Section ll.ll(c) of the Agreement is hereby amended to insert the following sentence following the end thereof:

          "The Agent shall provide information regarding such assignments to the Servicing Agent as is necessary to allow the Servicing Agent to properly fulfill its duties and obligations hereunder, and the Servicing Agent shall be entitled to rely on such information provided by the Agent without any independent investigation or analysis."

          2.23. Section ll.ll(d) of the Agreement is hereby amended to delete the word "and" immediately preceding clause (vi) thereof and to add the following text at the end thereof:

          "; and (vii) such assignee appoints and authorizes the Servicing Agent to take such action as servicing agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Servicing Agent by the terms hereof and thereof."

          2.24. The reference in the second sentence of Section ll.ll(e) of the Agreement to "the Borrower, the Agent and the Banks" is hereby amended to read "the Borrower, the Agent, the Servicing Agent and the Banks;"

          2.25. Section ll.ll(e) of the Agreement is hereby further amended to insert the following sentence at the end thereof:

          "The Agent and the Servicing Agent shall provide such information to the other, from the Register, as applicable, or otherwise, as necessary to allow each of the Agent and the Servicing Agent to properly fulfill its duties and obligations hereunder, including, without limitation, the amounts due to or from any Bank with respect to its Ratable Share of any Loans or payments by the

          Borrower, and each of the Agent and the Servicing Agent shall be entitled to rely on such information provided by the other without any independent investigation or analysis."

          2.26. Each reference in Section 11.12 of the Agreement to "the Agent and the Banks" and the like is hereby amended to read "the Agent, the Servicing Agent, and the Banks" or with such variations in syntax and grammar such that the Servicing Agent undertakes the confidentiality provisions contained therein; and

          2.27. All references to the "Agent," any "Bank," or any of the "Parties" in Sections 11.14 and 11.15 shall be deemed to include and be a reference to any such Person and/or the Servicing Agent, and THE SERVICING AGENT HEREBY AGREES TO BE BOUND BY ALL OF THE CONSENTS AND WAIVERS GIVEN BY THE BANKS AND THE AGENT IN SECTIONS 11.14 AND 11.15 OF THE AGREEMENT AS IF EXPRESSLY AGREED TO THEREIN BY THE SERVICING AGENT.

          2.28. Exhibit B-2 to the Agreement, the form of Conversion/Continuation Request, is hereby amended and restated in its entirety to read as set forth on Exhibit D hereto.

          2.29. Exhibit B-1 to the Agreement, the form of Loan Request, is hereby amended and restated in its entirety to read as set forth on Exhibit E hereto.

     SECTION 3. Conditions Precedent. This Amendment shall become effective upon the satisfaction of the following conditions precedent:

          3.1. The Agent shall have received copies of each of the following instruments, documents and agreements, in form and substance and in such number of copies as, in each case, shall be satisfactory to the Agent:

               (a) five fully-executed original copies of this Amendment;

               (b) five fully-executed copies of a Note Modification and

          Substitution Agreement in substantially the form attached hereto as Exhibit A;

               (c) a fully executed copy of each of the Revolving Notes attached to the above-described Note Modification and Substitution Agreement as Exhibits A and B thereto; and

               (d) five fully executed copies of the Consents and Reaffirmations attached hereto as Exhibits B and C.

          3.2. No event or condition has occurred and is continuing, or would result from the execution, delivery or performance of this Amendment, which would constitute an Event of Default or Potential Default.

          3.3. All of the representations and warranties of the Borrower and the General Partner set forth in Section 4 of this Amendment are true and correct in all material respects.

     SECTION 4. Representations and Warranties of the Borrower and the General Partner. Upon the effectiveness of this Amendment, each of the Borrower and the General Partner hereby remakes and reaffirms as of the date hereof all covenants, representations and warranties made by it (or deemed made by it) in the Agreement (except to the extent such covenants, representations or warranties expressly speak as to another date).

     SECTION 5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 6. Severability. Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of any provision hereof, and the unenforceability of one or more provisions of this Amendment in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.

     SECTION 7. Reference to and Effect on the Agreement. Upon the effectiveness of this Amendment, each reference in the Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and references to the Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Agreement, shall in each case, mean and be a reference to the Agreement as amended hereby. Except as expressly otherwise amended by this Amendment, the Agreement shall continue in full force and effect and is hereby ratified and confirmed.

     SECTION 8. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     SECTION 9. Fees and Expenses. The Banks hereby agree to share, pro rata as based upon each Bank's respective Commitment Percentage, the obligation to pay all costs and expenses in connection with the preparation, execution and delivery of this Amendment and any of the other instruments, documents and agreements to be executed and/or delivered in connection herewith, provided, however, that each Bank shall pay its own attorneys' fees and expenses in connection herewith.

           [THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

                             J. G. WENTWORTH MFC
                             ASSOCIATES, L.P.

                             By: J. G. WENTWORTH FUNDING CORP.,
                                 Its sole General Partner

                             By:
                                --------------------------------------
                                Gary Veloric
                                Chairman and Secretary

                             J. G. WENTWORTH FUNDING CORP.


                             By:
                                --------------------------------------
                                Gary Veloric
                                Chairman and Secretary

                             INTERNATIONALE NEDERLANDEN (U.S.)
                             CAPITAL MARKETS, INC., individually
                             and as Agent

                             By:
                                --------------------------------------
                                Its:

                             By:
                                --------------------------------------
                                Its:

                             PNC BANK, NATIONAL ASSOCIATION,
                             individually and as Servicing Agent

                             By:
                                --------------------------------------
                                Its:

STATE OF PENNSYLVANIA )
                      )SS
COUNTY OF             )

Before me on this _______ day of March, 1996 appeared Gary Veloric, who executed this Second Amendment in his aforementioned capacity as an officer of J.G. Wentworth Funding Corp. executing such Second Amendment on behalf of such corporation individually and as the General Partner of J.G. Wentworth MFC Associates, L.P., and acknowledged that he did so as his own free act and deed.


---------------------------------
Notary Public
My commission expires
                     ------------


















                                      -12

                                    EXHIBIT A
                                       TO
                                SECOND AMENDMENT
              FORM OF NOTE MODIFICATION AND SUBSTITUTION AGREEMENT
              ----------------------------------------------------

                                    Attached.

                  NOTE MODIFICATION AND SUBSTITUTION AGREEMENT

     THIS NOTE MODIFICATION AND SUBSTITUTION AGREEMENT ("Agreement") is made this 20th day of March, 1996 by and among J.G. WENTWORTH MFC ASSOCIATES, L.P., a Pennsylvania limited partnership (the "Borrower"), INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL MARKETS, INC., in its individual capacity (in such capacity "ING") and as agent (in such capacity, the "Agent") for itself and the other Banks under (and as such term is defined in) the Credit Agreement referred to below, and PNC BANK, NATIONAL ASSOCIATION, in its individual capacity (in such capacity, "PNC") and as servicing agent (in such capacity, the "Servicing Agent").

                              W I T N E S S E T H:

     WHEREAS, the Borrower, the Agent, ING, PNC, and J.G. Wentworth Funding Corp., a Pennsylvania corporation and the sole general partner of the Borrower ("Funding"), have entered into a certain Credit Agreement dated as of May 26, 1995 (as the same has been and may hereafter be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement);

     WHEREAS, concurrently with its execution of the Credit Agreement, the Borrower executed and delivered a certain Revolving Loan Note dated as of May

26, 1995 (the "Original Note") payable to ING in a maximum principal amount of $90,000,000, the amount of ING's Commitment under the Credit Agreement;

     WHEREAS, upon PNC's becoming a party to the Credit Agreement, the Old Note was amended and restated by two other Revolving Loan Notes each dated as of September 25, 1995 made by the Borrower, the first being in the maximum original principal amount of $72,000,000 payable to ING and the second being in the maximum original principal amount of $18,000,000 payable to PNC (collectively, the "Interim Notes," and together with the Old Note, being the "Replaced Notes");

     WHEREAS, concurrently herewith, ING, PNC, the Agent, the Borrower and Funding are entering into a Second Amendment of even date herewith (the "Amendment"), pursuant to which the Maximum Facility Amount under the Agreement is to be reduced from $90,000,000 to $80,000,000 and, correspondingly, ING's and PNC's Commitments shall be reduced to $64,000,000 and $16,000,000, respectively;

     WHEREAS, in connection with such Amendment, the Borrower shall be required to execute and deliver substitute Revolving Loan Notes (the "Substitute Notes") to each of ING and

PNC, in the forms attached hereto as Exhibit A and B, respectively, in exchange for (but not in satisfaction or novation of) the Replaced Notes, each of which Substitute Notes shall be made in a maximum principal amount equal to the applicable Bank's Commitment under the Credit Agreement (as so amended);

     NOW, THEREFORE, in consideration of the foregoing premises and subject to the terms and conditions contained herein, the parties hereto agree as follows:

     1. To the extent that the indebtedness heretofore evidenced by the Replaced Notes shall remain outstanding as of the date on which the Amendment becomes effective, such indebtedness shall continue to be secured, pursuant to the terms of the Security Agreement. The Substitute Notes (i) shall, in part, re-evidence all of the indebtedness of the Borrower outstanding under the Replaced Notes for any and all loans or other financial accommodations made to the Borrower by ING and/or PNC, as applicable, (ii) shall, in part, evidence any loans or other financial accommodations hereafter made by any of the Banks to the Borrower,
(iii) shall be given in substitution for, but not as payment of or in satisfaction of the Replaced Notes, and (iv) is no way intended to constitute or otherwise effect a novation of the outstanding indebtedness owing under, and evidenced by, the Replaced Notes.

     2. Each of the Banks and the Borrower agree that on the date on which this Agreement becomes effective, the repayment terms contained in the Replaced Notes shall be superseded by the repayment terms contained in the Substitute Notes.

     3. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.


     4. This Agreement shall be binding upon, and inure to the benefit of, the Borrower and its successor and assigns and each of the Banks and its respective successors and assigns.

     5. This Agreement shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the internal laws (as distinguished from the conflicts of law provisions) of the State of New York.

                                      --2--

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first above written.

                                        J.G. WENTWORTH MFC ASSOCIATES, L.P.

                                        By: J.G. Wentworth Funding Corp.,
                                            its sole general partner

                                        By:
                                           ------------------------------------
                                          Title:
                                                -------------------------------

                                       INTERNATIONALE NEDERLANDEN (U.S.)
                                       CAPITAL MARKETS, INC., individually
                                       and as Agent

                                       By:
                                          ------------------------------------
                                         Title:
                                               -------------------------------

                                       By:
                                          ------------------------------------
                                         Title:
                                               -------------------------------

                                       PNC BANK, NATIONAL ASSOCIATION,
                                       individually and as Servicing Agent

                                        By:
                                           ------------------------------------
                                          Title:


                                      --3--

                                    EXHIBIT A
                                       to
                  Note Modification and Substitution Agreement
                              Dated March 20, 1996

                         Form of Substitute Note for ING
                         -------------------------------

                                    Attached.

                              REVOLVING LOAN NOTE

$64,000,000                                              Dated: March 20, 1996

     FOR VALUE RECEIVED, the undersigned, J.G. WENTWORTH MFC ASSOCIATES, L.P., a Pennsylvania limited partnership (the "Borrower"), HEREBY PROMISES TO PAY to the order of INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL MARKETS, INC. (the "Lender") the principal sum of SIXTY-FOUR MILLION AND 00/100 DOLLARS ($64,000,000), or, if less, the aggregate unpaid principal amount of all of the Loans (as defined in the Credit Agreement referred to below) made by the Lender to the Borrower pursuant to the Credit Agreement (as hereinafter defined). Terms used herein and not otherwise defined are used as defined in the Credit Agreement.

     The Borrower further promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until the principal amount thereof is paid in full in accordance with the provisions of the Credit Agreement dated as of May 26, 1995 (as the same has been and may hereafter be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, J.G. Wentworth Funding Corp., certain financial institutions party thereto (the "Banks"), Internationale Nederlanden (U.S.) Capital Markets, Inc., as Agent for the Banks, and PNC Bank, National Association, as Servicing Agent (the "Servicing Agent").

     Both principal and interest are payable in lawful money of the United States of America to the Servicing Agent at the Servicing Agent's Account or such other account as the Agent may designate from time to time in same-day funds. All Loans made by the Lender to the Borrower pursuant to the Credit Agreement and all payments made on account of principal hereof shall be recorded by the Lender on its books and records; provided, however, that the failure to so record any Loans or payments shall not affect the validity of such Loans or payments.

     This Revolving Loan Note is one of the Notes referred to in the Credit Agreement and is entitled to the benefits and subject to the terms of the Credit Agreement. This Revolving Loan Note is one of the Substitute Notes executed and delivered by the Borrower pursuant to that certain Note Modification and Substitution Agreement of even date herewith among the Borrower, the Agent, the Servicing Agent and the Banks in exchange for the then outstanding Revolving Loan Notes executed by the Borrower pursuant to Credit Agreement (the "Replaced Notes") and payable to the Banks. It is expressly acknowledged and agreed that this Revolving Loan Note (i) shall, in part, re-evidence all of the indebtedness of the Borrower to the Lender outstanding under the Replaced Notes for any and all loans or other financial accommodations heretofore made to the Borrower by the Lender under the Credit Agreement, (ii) shall, in part, evidence any loans or other financial accommodations hereafter made by the Lender to the Borrower under the Credit Agreement, (iii) shall be given in substitution for, but not as payment of or in satisfaction of the Replaced Notes, and (iv) is no way intended to constitute or otherwise effect a novation of the outstanding indebtedness owing under, and evidenced by, the Replaced Notes.

     The Credit Agreement provides for certain mandatory and voluntary prepayments of principal and interest due hereunder, which prepayments may, in certain cases, be subject to prepayment premiums or penalties.

     Upon and after the occurrence of an Event of Default described in Sections 9.01(f) or 9.01(s) of the Credit Agreement, this Revolving Loan Note, in accordance with the terms of the Credit Agreement, may be declared, and immediately shall become, due and payable, without demand, notice or legal process of any kind.

     Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.

           [THE REMAINDER OF THIS PAGE WAS LEFT BLANK INTENTIONALLY]



                                     --2--

     THIS REVOLVING LOAN NOTE SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                      J.G. WENTWORTH MFC ASSOCIATES, L.P.

                                      By: J.G. WENTWORTH FUNDING CORP.,
                                            its sole general partner


                                          By:
                                             ----------------------------------
                                              Name:
                                              Title:

                                   Exhibit B
                                       to
                  Note Modification and Substitution Agreement
                              Dated March 20, 1996

                        Form of Substitute Note for PNC
                        -------------------------------

                                   Attached.

                              REVOLVING LOAN NOTE

$16,000,000                                               Dated: March 20, 1996

     FOR VALUE RECEIVED, the undersigned, J.G. WENTWORTH MFC ASSOCIATES, L.P., a Pennsylvania limited partnership (the "Borrower"), HEREBY PROMISES TO PAY to the order of PNC BANK, NATIONAL ASSOCIATION (the "Lender") the principal sum of SIXTEEN MILLION AND 00/100 DOLLARS ($16,000,000), or the aggregate unpaid principal amount of all of the Loans (as defined in the Credit Agreement referred to below) made by the Lender (as a Lender or as Servicing Agent) to the Borrower pursuant to the Credit Agreement (as hereinafter defined). Terms used herein and not otherwise defined are used as defined in the Credit Agreement.

     The Borrower further promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until the principal amount thereof is paid in full in accordance with the provisions of the Credit Agreement dated as of May 26, 1995 (as the same has been and may hereafter be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, J.G. Wentworth Funding Corp., certain financial institutions party thereto (the "Banks"), Internationale Nederlanden (U.S.) Capital Markets, Inc., as Agent for the Banks and PNC Bank, National Association, as Servicing Agent (the "Servicing Agent").

     Both principal and interest are payable in lawful money of the United States of America to the Servicing Agent at the Servicing Agent's Account or such other account as the Agent may designate from time to time in same-day funds. All Loans made by the Lender to the Borrower pursuant to the Credit

Agreement and all payments made on account of principal hereof shall be recorded by the Lender on its books and records; provided, however, that the failure to so record any Loans or payments shall not affect the validity of such Loans or payments.

     This Revolving Loan Note is one of the Notes referred to in the Credit Agreement and is entitled to the benefits and subject to the terms of the Credit Agreement. This Revolving Loan Note is one of the Substitute Notes executed and delivered by the Borrower pursuant to that certain Note Modification and Substitution Agreement of even date herewith among the Borrower, the Agent, the Servicing Agent and the Banks in exchange for the then outstanding Revolving Loan Notes executed by the Borrower pursuant to Credit Agreement (the "Replaced Notes") and payable to the Banks. It is expressly acknowledged and agreed that this

Revolving Loan Note (i) shall, in part, re-evidence all of the indebtedness of the Borrower to the Lender outstanding under the Replaced Notes for any and all loans or other financial accommodations heretofore made to the Borrower by the Lender under the Credit Agreement, (ii) shall, in part, evidence any loans or other financial accommodations hereafter made by the Lender to the Borrower under the Credit Agreement, (iii) shall be given in substitution for, but not as payment of or in satisfaction of the Replaced Notes, and (iv) is no way intended to constitute or otherwise effect a novation of the outstanding indebtedness owing under, and evidenced by, the Replaced Notes.

     The Credit Agreement provides for certain mandatory or voluntary prepayments of principal and interest due hereunder, which prepayments may, in certain cases, be subject to prepayment premiums or penalties.

     Upon and after the occurrence of an Event of Default described in Sections 9.01(f) or 9.01(s) of the Credit Agreement, this Revolving Loan Note, in accordance with the terms of the Credit Agreement, may be declared, and immediately shall become, due and payable, without demand, notice or legal process of any kind.

     Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.

           [THE REMAINDER OF THIS PAGE WAS LEFT BLANK INTENTIONALLY]



                                     --2--

     THIS REVOLVING LOAN NOTE SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE

STATE OF NEW YORK.

                                      J.G. WENTWORTH MFC ASSOCIATES, L.P.

                                      By: J.G. WENTWORTH FUNDING CORP.,
                                            its sole general partner

                                          By:
                                             ----------------------------------
                                              Name:
                                              Title:


                                      --3--

                                    EXHIBIT B
                                       TO
                                SECOND AMENDMENT
                            CONSENT AND REAFFIRMATION
                            -------------------------

     Gary Veloric hereby consents to the foregoing Second Amendment dated as of March 20, 1996 to that certain Credit Agreement dated as of May 26, 1995 (as amended), in each case, among J.G. Wentworth MFC Associates, L.P., J.G. Wentworth Funding Corp., certain financial institutions from time to time parties thereto, Internationale Nederlanden (U.S.) Capital Markets, Inc., as agent, and PNC Bank, National Association, as servicing agent, and reaffirms its obligations under that certain Guaranty and Surety Agreement ("Guaranty") executed by him, dated as of May 26, 1995, which Guaranty remains in full force and effect.



                                                 ------------------------------
                                                 By:   Gary Veloric
                                                 Dated: March __, 1996


                                     --1--

STATE OF PENNSYLVANIA )
                      ) SS
COUNTY OF __________  )


Before me on this _______ day of March, 1996 appeared Gary Veloric, who executed this Consent and Reaffirmation and acknowledged that he did so as his own free act and deed.


                                                -----------------------------
                                                Notary Public
                                                My commission expires _______

                                     --1--

                                    EXHIBIT C
                                       TO
                                SECOND AMENDMENT
                            CONSENT AND REAFFIRMATION
                            -------------------------


     James DeLaney hereby consents to the foregoing Second Amendment dated as of March 20, 1996 to that certain Credit Agreement dated as of May 26, 1995 (as amended), in each case, among J.G. Wentworth MFC Associates, L.P., J.G. Wentworth Funding Corp., certain financial institutions from time to time parties thereto, Internationale Nederlanden (U.S.) Capital Markets, Inc., as agent, and PNC Bank, National Association, as servicing agent, and reaffirms its obligations under that certain Guaranty and Surety Agreement ("Guaranty") executed by him, dated as of May 26, 1995, which Guaranty remains in full force and effect.

                                                 ------------------------------
                                                 By:   James DeLaney
                                                 Dated: March __, 1996



                                     --1--

STATE OF PENNSYLVANIA )
                      )SS
COUNTY OF ___________ )

Before me on this ______ day of March, 1996 appeared James DeLaney, who executed this Consent and Reaffirmation and acknowledged that he did so as his own free act and deed.


                                                -----------------------------
                                                Notary Public
                                                My commission expires _______


                                     --1--

                                         EXHIBIT D
                                             TO
                                      SECOND AMENDMENT

                    Replacement Form of Conversion/Continuation Request
                    ---------------------------------------------------

                                         Attached.

                                   EXHIBIT B-2
                                       TO
                                CREDIT AGREEMENT

                     Form of Conversion/Continuation Request
                     ---------------------------------------

PNC Bank, National Association
Land Title Building
Broad & Chestnut Streets
Philadelphia, PA 19101

Attention: Thomas Gutman

     Re: J.G. Wentworth MFC Associates, L.P.

Ladies and Gentlemen:

     The undersigned, J. G. Wentworth MFC Associates, L.P., refers to the Credit Agreement dated as of May 26, 1995 (as amended, and as the same may be further amended, restated, supplemented or otherwise modified, the "Credit Agreement") (capitalized terms being used herein as therein defined), among the undersigned,
J. G. Wentworth Funding Corp., certain financial institutions party thereto as Banks, PNC Bank, National Association, as Servicing Agent, and Internationale Nederlanden (U.S.) Capital Markets, Inc., as Agent for the Banks, and hereby gives you notice, irrevocably, pursuant to Section 2.2 of the Credit Agreement that the undersigned hereby requests [the Continuation of an Interest Rate Option] [the Conversion of an Interest Rate Option] as follows:


     1. The proposed Borrowing/Conversion Date is _____________, 19__.

     2. The Borrowing Tranche to be [Continued] [Converted] consists of Loans to which the [Euro-Rate] [Swap Rate] [Base-Rate Option] currently applies, and, the Interest Period for such Loans comprising the Borrowing Tranche, if applicable, ends on ___________, 19__.

     3. The principal amount of Loans comprising the Borrowing Tranche to be [Continued] [Converted] is ____________________.

     4. The [Euro-Rate] [Swap Rate] [Base-Rate Option] shall apply to the Loans comprising the [Converted] [Continued] Borrowing Tranche.

     5. The Interest Period for the Loans comprising the [Converted] [Continued] Borrowing Tranche, if applicable, is _______ months, commencing on _________ and ending on ________.

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the Borrowing/Conversion Date:

        (a) the representations and warranties contained in each Loan Document are true and correct in all material respects, before and after giving effect to the Loans comprising the Borrowing Tranche and to the application of the proceeds thereof, as though made on and as of such date, except to the extent that any such representation or warranty expressly speaks to another date;

        (b) no event has occurred and is continuing, or would result from the making of such Loans or from the application of the proceeds thereof, that constitutes an Event of Default or a Potential Default; and

        (c) each of the conditions precedent contained in Section 6.02 of the Credit Agreement are satisfied.



                                        Very truly yours,

                                        J.G. WENTWORTH MFC ASSOCIATES, L.P.

                                        By:
                                           --------------------------------
                                             Name:
                                             Title:


                                      B-2-2

                                    EXHIBIT E
                                       TO
                                SECOND AMENDMENT

                        Replacement Form of Loan Request
                        --------------------------------
                                    Attached.

                                   EXHIBIT B-1
                                       TO
                                CREDIT AGREEMENT

                              Form of Loan Request
                              --------------------


PNC Bank, National Association
Land Title Building
Broad & Chestnut Streets
Philadelphia, PA 19101

Attention: Thomas Gutman

     Re: J.G. Wentworth MFC Associates, L.P.

Ladies and Gentlemen:

     The undersigned, J. G. Wentworth MFC Associates, L.P., refers to the Credit Agreement dated as of May 26, 1995 (as amended, and as the same may be further amended, restated, supplemented or otherwise modified, the "Credit Agreement") (capitalized terms being used herein as therein defined), among the undersigned,
J. G. Wentworth Funding Corp., certain financial institutions party thereto as Banks, PNC Bank, National Association, as Servicing Agent, and Internationale Nederlanden (U.S.) Capital Markets, Inc., as Agent for the Banks, and hereby gives you notice, irrevocably, pursuant to Section 2.1 of the Credit Agreement that the undersigned hereby requests Loans as follows:

     1. The proposed Borrowing Date is _____________, 19__.

     2. The aggregate amount of the proposed Loans is ____________________.

     3. The proposed Loans shall be allocated to the following Borrowing Tranches and, in the case of any Borrowing Tranche to which the Fixed Rate Option is to be applicable, Interest Periods:

                                                                  Interest Period
                                                                  ---------------
 Borrowinq Tranche         Interest Rate Option       Commence           End          Duration
 -----------------         --------------------       --------           ---          --------

$_________________              ________                ____             ___          ____

$_________________              ________                ____             ___          ____

$_________________              ________                ____             ___          ____

$_________________              ________                ____             ___          ____


     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the Borrowing Date:

        (a) the representations and warranties contained in each Loan Document are true and correct in all material respects, before and after giving effect to the Loans comprising the Borrowing Tranche and to the application of the proceeds thereof, as though made on and as of such date, except to the extent that any such representation or warranty expressly speaks to another date;

        (b) no event has occurred and is continuing, or would result from the making of such Loans or from the application of the proceeds thereof, that constitutes an Event of Default or a Potential Default; and

        (c) each of the conditions precedent contained in Section 6.02 of the Credit Agreement are satisfied.


                                        Very truly yours,

                                        J.G. WENTWORTH MFC ASSOCIATES, L.P.

                                        By:
                                           --------------------------------
                                             Name:
                                             Title:


                                      B-1-2

                                    EXHIBIT F
                                       TO
                                SECOND AMENDMENT

             Amended and Restated Articles 2 and 3 to the Agreement
             ------------------------------------------------------
                                   Attached.

                              ARTICLE 2. THE LOANS

     2.1 Loans.

     (a) Upon the terms and subject to the conditions hereinafter set forth, each Bank, severally and not jointly with any other Bank, agrees to make to the Borrower, from time to time during the period from the date hereof to, but not including, the Commitment Termination Date, Loans in an aggregate principal amount up to such Bank's Commitment (except for a Bank in its capacity as the Servicing Agent with respect to any Servicing Agent Advance, which advance may, in the absolute discretion of the Servicing Agent, exceed such Commitment); provided, however, that the aggregate outstanding principal balance of all such Loans (including any outstanding Servicing Agent Advances) shall at no time exceed the Maximum Available Facility Amount at such time. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay without premium or penalty, except as provided in
Section 4.4, and reborrow pursuant to this Section 2.1.

     (b) Except as otherwise provided herein, the Borrower may from time to time prior to the Commitment Termination Date request the Banks to make Loans to the Borrower by the delivery to the Servicing Agent, not later than 10:00 A.M. New York City time (i) three (3) Business Days prior to the proposed Borrowing/ Conversion Date with respect to the making of Loans to which a Fixed Rate Option is requested to apply and (ii) on the proposed Borrowing/Conversion Date with respect to the making of a Loan to which the Base Rate Option applies, in either case, of a duly completed Loan Request therefor, or a request by telephone immediately confirmed in writing (including by any teletransmission) signed by an Authorized Officer in such form. The Servicing Agent shall have no duty to verify the authenticity of the signature appearing on any Loan Request and, with respect to any telephonic request for a Loan, the Servicing Agent shall have no duty to verify the identity of any individual representing himself as an Authorized Officer. Any Loan Request received by the Servicing Agent after the time specified in the immediately preceding sentence shall be deemed to have been received by the Servicing Agent on the next Business Day, and the date specified in any such Loan Request as the proposed Borrowing/Conversion Date shall be deemed to be the Business Day immediately succeeding the proposed Borrowing/Conversion Date specified in such Loan Request.


     (c) Each Loan Request shall be (x) irrevocable, (y) shall specify (i) the proposed Borrowing Date; (ii) the aggregate amount of such Borrowing, which, in the case of a Borrowing to which the Base Rate Option shall be applicable, shall be in a minimum amount of $2000, and, in the case of a Borrowing to which the Fixed Rate Option shall be applicable, shall be in a minimum amount of $500,000 and in integral multiples of $100,000 in excess of such amount; (iii) which Interest Rate Options shall be applicable and the allocation of the Borrowing Tranches with respect thereto, and (iv) with respect to any such Loans to which a Fixed Rate Option is to be applicable, an appropriate Interest Period for each Borrowing Tranche of such Borrowing, and (z) shall be accompanied by a fully completed Borrowing Base Certificate.

     (d) (i) Upon the receipt by the Servicing Agent of a Loan Request from the Borrower, the Servicing Agent shall, in its absolute discretion (except as provided below with respect to a requested Borrowing at the Fixed Rate Option), elect (1) to have the terms of Section 2.1(d)(iii) hereof apply to such requested Borrowing, or (2) to the extent the Agent shall not have previously exercised its Daily Settlement Option, to make a Servicing Agent Advance with respect to such requested Borrowing under the terms of Section 2.1(d)(ii) hereof, except that no Servicing Agent Advance shall be made in respect of any requested Borrowing at the Fixed Rate Option, and the terms of Section 2.1(d)(iii) hereof shall apply to such requested Borrowing.

          (ii) (A) If the Servicing Agent shall have elected under Section 2.1(d)(i) hereof to make a Servicing Agent Advance with respect to a requested Borrowing at the Base Rate Option, then, subject to the satisfaction of the conditions precedent set forth in Sections 6.1 and 6.2 hereof, the Servicing Agent shall fund such requested Borrowing (any such advance solely by the Servicing Agent to the Borrower being hereinafter referred to as a "Servicing Agent Advance" and all such outstanding advances to the Borrower being hereinafter referred to collectively as "Servicing Agent Advances") by transferring the amount requested in the Loan Request (subject to the maximum amounts specified in Section 2.1(a) hereof), in U.S. Dollars and immediately available funds, to the Borrower's Account No. 085-435-214-90 maintained with PNC Bank, National Association, Land Title Building, Broad and Chestnut Street, Philadelphia, Pennsylvania 19101, ABA No. 031 0000 53 (the "Borrower's Account") prior to 2:00 P.M. New York City time on the Borrowing/Conversion Date specified or deemed specified in such Loan Request. Each Servicing Agent Advance is a Loan hereunder and shall be evidenced by the Note in favor of the Servicing Agent and subject to all of the terms and conditions and entitled to all of the benefits applicable to other Loans except that all payments thereon shall be payable to the Servicing Agent solely for its own account until such time as such non-ratable portion of such Servicing Agent Advance is repaid in accordance with Sections 2.1(d)(ii)(B)(l) or 2.l(d)(ii)(B)(2).

          (B) (1) The Servicing Agent shall request settlement with respect to the previous week's Servicing Agent Advances by notifying the Agent and the Banks by telecopy, telephone or other similar form of transmission no later than 11:00 a.m. New York City time on the Weekly Settlement Date applicable to such Servicing Agent Advances of the amount due from such Bank. Each Bank (except the Bank which made the Servicing Agent Advances with respect to which settlement is requested in its capacity as Servicing Agent) shall make such Bank's Ratable Share (calculated on the basis of all Banks, including the Bank that made the Servicing Agent Advance) of the outstanding principal amount of the previous week's Servicing Agent Advances, minus any amounts received by the Servicing Agent as payment or prepayment of the Loans prior to such Weekly Settlement Date, to the Servicing Agent, in same day funds, to the Servicing Agent's Account not later than 2:00 p.m. New York City time on such Weekly Settlement Date. Such amounts made available to the Servicing Agent shall be applied against the amount of the applicable Servicing Agent Advances and shall constitute the Loans of such Banks making such payments.

          (2) If any Bank fails under Section 2.1(d)(ii)(B)(l) hereof to make available to the Servicing Agent its Ratable Share of such applicable Servicing Agent Advance on the applicable Weekly Settlement Date, such defaulting Bank shall be liable to pay the Servicing Agent the amount thereof immediately upon the Servicing Agent's demand therefor, together with interest thereon from the date such amount is advanced until paid in full at a rate equal to the Federal Funds Effective Rate. Until such amount is paid to the Servicing Agent by such Bank or by the Borrower (the interest rate applicable thereto if paid by the Borrower being that selected by the Borrower in the applicable Loan Request, and not the Federal Funds Effective Rate), such advance shall be deemed for all purposes to be a Loan made by the Servicing Agent to the Borrower, and the Servicing Agent shall for all purposes hereunder be deemed a "Bank" and shall be entitled to all rights, remedies and benefits as such hereunder and under the other Loan Documents. Upon the payment of the principal and interest of any such Servicing Agent Advance by such Bank to the Servicing Agent, such payment shall be treated (to the extent of the principal amount thereof) as the payment of the Servicing Agent Advance under Section 2.1(d)(ii)(B)(1) hereof. No such payment by the Borrower shall prejudice its rights in respect of any default by such Bank hereunder. The failure of any Bank to fulfill its Commitment to fund any Loan or to pay the related Servicing Agent Advance on any Weekly Settlement Date shall not relieve any other Bank of its Commitment to fund any such Loan or to pay its Ratable Share of the Servicing Agent Advance on such date, but no Bank shall be responsible for the failure of any other Bank to fulfill such Commitment of any other Bank.

     (iii) If either (x) the Servicing Agent shall have elected under Section 2.1(d)(i) to have the terms of this Section 2.1(d)(iii) apply to a requested Borrowing, or (y) the Agent shall have exercised its Daily Settlement Option, the Servicing Agent shall promptly (but in any event by 11:00 A.M. on the date of its deemed receipt of a Loan Request for a Loan) notify the Agent and the Banks of its receipt of such Loan Request and shall specify: (A) the proposed Borrowing/Conversion Date and the time and method of disbursement of such Loan;
(B) the amount of such Loan and the allocation of the Borrowing Tranches thereof among the applicable Interest Periods and/or the Base Rate Option as requested by the Borrower; and (C) each Bank's Ratable Share of such Loan. Each Bank shall, subject to the satisfaction of the conditions precedent set forth in Sections 6.1 and 6.2 hereof, remit its Ratable Share of the principal amount of each Loan to the Servicing Agent's Account by no later than 1:00 P.M. (New York City time) on the Borrowing Date specified or deemed specified in such Loan Request, and the Servicing Agent shall, to the extent the Banks have made funds available to it for such purpose, fund such Loan to the Borrower in U.S. Dollars and immediately available funds to the Borrower's Account prior to 2:00 P.M. New York City time on the Borrowing/Conversion Date specified or deemed specified in such Loan Request; provided, that if any Bank fails to remit such funds to the Servicing Agent in a timely manner, the Servicing Agent may, but shall not be required to, advance on behalf of any such Bank, such Bank's Ratable Share of the Loans on the applicable Borrowing/Conversion Date unless such Bank shall have notified the Servicing Agent and the Agent prior to such Borrowing/Conversion Date that it does not intend to make available its Ratable Share of such Loans on such date. If the Servicing Agent makes such advance, each of the Borrower and such defaulting Bank severally, but not jointly, shall be liable to repay the Servicing Agent the amount thereof immediately upon the Servicing Agent's demand therefor, together with interest thereon from the date such amount is advanced until repaid in full at a rate equal to, in the case of such Bank, the Federal Funds Effective Rate and, in the case of the Borrower, the interest rate applicable to the Interest Rate Option applicable to the Borrowing Tranche to which such Loan was allocated. Until such amount is repaid to the Servicing Agent by such Bank or the Borrower, such advance shall be deemed for all purposes to be a Loan made by the Servicing Agent to the Borrower, and the Servicing Agent shall for all purposes hereunder be deemed a "Bank" and shall be entitled to all rights, remedies and benefits as such hereunder and under the other Loan Documents. Upon the repayment of the principal and interest of any such Loan by such Bank to the Servicing Agent, such repayment shall be treated (to the extent of the principal amount thereof) as the funding of such Bank's Ratable Share of the Loans to which such amounts relate. No such repayment or payment by the Borrower shall prejudice its rights in respect of any default by such Bank hereunder. The failure of any Bank to fulfill its Commitment to fund any Loan on any Borrowing/Conversion Date shall not relieve any other Bank of its Commitment to fund any such Loan on such date, but no Bank shall be responsible for the failure of any other Bank to fulfill such Commitment of any other Bank.

     (e) The Borrower shall only use the proceeds of the Loans (i) to refinance the Indebtedness evidenced by the PNC Documents and the CoreStates Documents on the Closing Date, (ii) to purchase additional Eligible Claims, (iii) to pay the Obligations, (iv) to pay the fees and expenses of the Claim Servicer under and in accordance with the terms of the Servicing Agreement, and (v) for any other legal purpose to the extent permitted hereunder and under the other Loan Documents.

     (f) At any time upon notice by the Agent (either on its own or at the direction of the Required Banks) to the Servicing Agent, the Agent may, at its option (the "Daily Settlement Option") declare that the Servicing Agent shall cease to make Servicing Agent Advances and that the provisions of Section 2.1(d)(ii) shall cease to be applicable, whereupon all settlements and fundings as among the Banks, the Agent, and the Servicing Agent, and any requested Borrowing hereunder shall be governed by the terms of Section 2.1(d)(iii).

     2.2 Voluntary Conversion and Continuation of Loans.

     (a) Prior to the Facility Termination Date, the Borrower shall have the option with respect to each Borrowing Tranche and on any Weekly Settlement Date,
(i) to Convert all or any portion of the Borrowing Tranche accruing interest at the Base Rate Option to Borrowing Tranches accruing interest at a Fixed Rate Option; (ii) to Convert all or any portion of any outstanding Borrowing Tranches accruing interest at a Fixed Rate Option to a Borrowing Tranche accruing interest at a different Fixed Rate Option or at the Base Rate Option, in either case, upon the expiration date of the Interest Period applicable to such Fixed Rate Portions being Converted; or (iii) upon the expiration of the applicable Interest Periods applicable to any outstanding Borrowing Tranches accruing interest at a Fixed Rate, to Continue all or any portion of such Borrowing Tranches at such Fixed Rate for an additional Interest Period to be selected by the Borrower in accordance with the terms and conditions hereof. The Borrower's right to Convert or Continue Loans pursuant to this Section 2.2 shall be understood to include the right (i) to divide any Borrowing Tranche into two or more Borrowing Tranches having aggregate principal equal to the aggregate principal of such initial Borrowing Tranche or (ii) to combine any two or more

Borrowing Tranches into a single Borrowing Tranche having aggregate principal equal to the aggregate principal of such initial Borrowing Tranches; provided, that with respect to any Borrowing Tranche accruing interest at the Euro-Rate, such divisions or combinations may only be made upon the expiration of the Interest Periods to which such Borrowing Tranche is allocated; and provided further, that no Conversion shall occur except on a Weekly Settlement Date.

     (b) To Convert or Continue any Borrowing Tranche under Section 2.2(a), the Borrower shall deliver a written Conversion/Continuation Request signed by an

Authorized Officer or telephonic notice (confirmed immediately thereafter in writing (including by any tele-transmission) signed by an Authorized Officer in such form) to the Servicing Agent not later than 10:00 A.M. (New York City time)
(i) on the third Business Day prior to the proposed Borrowing/Conversion Date with respect to the proposed Conversion or Continuation if the Borrowing Tranche is to be Converted into or Continued at a Fixed Rate Option and (ii) on the proposed Borrowing/Conversion Date with respect to a proposed Conversion from a Fixed Rate Option to the Base Rate Option and, in either case, such Borrowing/Conversion Date must also be a Weekly Settlement Date. The Servicing Agent shall then give the Agent and each Bank prompt (and in any event not later than 11:00 A.M. on such day) notice thereof by telephone, facsimile or telex. Each such notice by the Borrower shall specify (i) the proposed Borrowing/Conversion Date of such proposed Conversion/Continuation (which shall be a Weekly Settlement Date), (ii) the Borrowing Tranches to be Converted and/or Continued, (iii) the principal amount of the Loans to be Converted and/or Continued, (iv) whether such Borrowing Tranche is to be Converted or Continued and (v) in the case of any Conversion to or Continuation of any Loans at a Fixed Rate, the requested Interest Period for such Converted and/or Continued Borrowing Tranche. Any Conversion/Continuation Request (or telephonic notice thereof) shall be irrevocable, and the Borrower shall be bound to Convert or to Continue the Loans in accordance therewith. The Servicing Agent shall have no duty to verify the authenticity of the signature appearing on any Conversion/Continuation Request and, with respect to any telephonic request for a Conversion/Continuation, the Servicing Agent shall have no duty to verify the identity of any individual representing himself as an Authorized Officer. Any Conversion/Continuation Request received by the Servicing Agent after the time specified in the immediately preceding sentence shall be deemed to have been received by the Servicing Agent on the next Business Day.

     2.3 Notes. The Loans payable to each Bank shall be evidenced by a Note of the Borrower dated the Closing Date payable to the order of such Bank in a maximum principal face amount equal to the Commitment of such Bank.

     2.4 Fees. (a) The Borrower shall pay to the Agent, for the account of the Banks in such proportions as the Agent and each such Bank shall agree, a fee (the "Unused Commitment Fee") on the average daily excess of the Maximum Facility Amount over the aggregate outstanding principal balance of the Loans at the per annum rate set forth in that certain letter agreement of even date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Fee Letter") among the Agent, ING and the Borrower. The Unused Commitment Fee shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be payable, in arrears, on the first Business Day of each calendar month commencing after the date hereof and on the Commitment Termination Date.

     (b) The Borrower shall pay to the Servicing Agent, commencing on the date such Servicing Agent shall commence its duties as the Servicing Agent hereunder and ending upon the effective date of the resignation or termination of such Servicing Agent as Servicing Agent hereunder, a fee (the "Servicing Agent Fee") equal to $5000.00 per quarter-year, payable quarterly in arrears.

     2.5 Reductions of the Maximum Facility Amount; Termination of the Commitments. (a) The Borrower shall have the option, upon not less than 5 days' prior written notice to the Agent (which shall promptly thereafter notify the Servicing Agent and each of the Banks thereof), to reduce, in whole or in part, any unused portion of the Maximum Facility Amount; provided, that any such reduction shall be in a minimum amount of $1,000,000 and in integral multiples of $100,000 in excess of such amount. Any such reduction in the Commitments pursuant to the immediately preceding sentence shall reduce the Commitment of each Bank ratably in accordance with their respective Commitment Percentages. Any such notice of reduction given by the Borrower to the Agent shall be irrevocable when given.

     (b) In addition, the Borrower shall have the option to terminate the Commitments in their entirety, upon not less than 5 days' prior written notice thereof to the Agent (who shall promptly thereafter notify the Servicing Agent and each of the Banks thereof) and the payment in full, in cash, of all then outstanding interest and principal on the Loans, any breakage fees then owing or resulting from such prepayment pursuant to Section 4.4, and all other Obligations then outstanding (and whether or not then otherwise due and payable). Any such notice of termination given by the Borrower to the Agent shall be irrevocable when given.

                       ARTICLE 3. INTEREST RATES; PAYMENTS

     3.1 Interest Rate Option; Computation of Interest; Maximum Interest Rate.

     (a) The Borrower shall pay to the Servicing Agent for the account of each Bank, subject to the terms and provisions of Section 3.7 hereof, interest on the unpaid principal amount of each Loan made by the Bank from the date of such Loan until such principal amount shall be paid in full, at the following rates per annum:

          (i) with respect to each Borrowing Tranche of the Euro-Rate Portion, a rate per annum at all times during the Interest Period to which such Borrowing Tranche is allocated equal to the Euro-Rate for such Interest Period;

          (ii) with respect to each Borrowing Tranche of the Swap Rate Portion, a rate per annum at all times during the Interest Period to which such Borrowing Tranche is allocated equal to the Swap Rate for such Interest Period; and

          (iii) with respect to the Base Rate Portion, a rate per annum equal at all times to the Base Rate in effect from time to time;

it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may Convert to or Continue one or more Interest Rate Options with respect to all or any portion of the Loans, comprising any Borrowing Tranche.

     (b) All interest accruing hereunder (other than interest at the Base Rate Option) shall be computed on the basis of a year of 360 days and the actual number of days elapsed. Interest accruing at the Base Rate Option shall be computed on the basis of a year of 365 or 366 days, as applicable, and the actual number of days elapsed.

     (c) The Agent's determination of a rate of interest and any change therein shall, in the absence of manifest error, be conclusive and binding upon all parties hereto.

     (d) In no event shall any interest rate exceed the maximum rate permissible for business borrowers such as the Borrower under applicable Law (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations under this Agreement, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would have been paid or accrued if the interest rates set forth in this Agreement had at all times been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Servicing Agent, for the benefit of the affected Banks, an amount equal to the difference between (a) the lesser of
(i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rates set forth in this Agreement, at all times, been in effect and (b) the amount of interest actually paid or accrued under this Agreement. In the event that a court determines that any Bank has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, such Bank shall refund such excess to the Borrower.

     (e) The Borrower may call the Agent on or before the date on which a Loan Request or Conversion/Continuation Request is to be delivered to the Servicing

Agent to receive an indication of the rates then in effect, but it is acknowledged and agreed that such projection shall not be binding on the Agent, the Servicing Agent or the Banks nor affect the rate of interest which thereafter is actually in effect when the election is made.

     3.2 Interest After Default. To the extent permitted by Law, upon the occurrence and during the continuation of an Event of Default, any principal, interest, fee or other amount payable hereunder shall bear interest for each day thereafter until paid in full (before and after judgment) at the Default Rate as in effect from time to time. The Borrower acknowledges that such increased interest rate reflects, among other things, the fact that such Loans or other Obligations have become a substantially greater risk given their default status and that the Banks are entitled to additional compensation for such risk.

     3.3 Euro-Rate Unascertainable.

     (a) If (x) on any date on which a Euro-Rate would otherwise be determined, the Agent shall have determined (which determination shall be conclusive absent manifest error) that:

        (i) adequate and reasonable means do not exist for ascertaining such Euro-Rate; or

        (ii) a contingency has occurred which materially and adversely affects the London interbank market relating to the Euro-Rate; or

(y) at any time any Bank shall have determined (which determination shall be conclusive absent manifest error) that:

        (i) the making, maintenance or funding of any Loan to which a Euro-Rate applies has been made impracticable or unlawful by compliance by such Bank in good faith with any Law or any interpretation or application thereof by any Governmental Authority or with any request or directive of any such Governmental Authority (whether or not having the force of Law); or

        (ii) such Euro-Rate will not adequately and fairly reflect the cost to such Bank of the establishment or maintenance of any such Loan; or

        (iii) after making all reasonable efforts, that deposits of the relevant amount in Dollars for the relevant Interest Period for a Loan to which a Euro-Rate applies are not available to such Bank at the effective cost of funding such Loan in the London interbank market;

then, in the case of any event specified in subclause (x)(i) or (x)(ii) above, the Agent shall promptly so notify the Servicing Agent, the Banks and the Borrower thereof and in the case of an event specified in subclause (y)(i), (ii) or (iii) above, such Bank shall promptly so notify the Agent and endorse a certificate to such notice as to the specific circumstances of such notice and the Agent shall promptly send copies of such notice and certificate to the Servicing Agent, the other Banks and the Borrower. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given) the obligation of (A) the Banks in the case of such notice given by the Agent or (B) such Bank in the case of such notice given by such Bank to allow the Borrower to select, Convert to or Continue a Loan accruing interest at the Euro-Rate Option shall be suspended until the Agent shall have later notified the Servicing Agent and the Borrower or such Bank shall have later notified the Agent, of the Agent's or such Bank's, as the case may be, determination (which determination shall be conclusive absent manifest error) that the circumstances giving rise to such previous determination no longer exist.

     (b) If at any time the Agent makes a determination under Section 3.3(a) and the Borrower has previously notified the Servicing Agent (who has previously notified the Agent) of its selection of, any Conversion to or Continuation of a Loan to accrue interest at the Euro-Rate and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, Conversion to or Continuation of such Loan to the Base Rate Option. If any Bank notifies the Agent of a determination under subclause (y)(i), (ii) or (iii) of Section 3.3(a), the Borrower shall, subject to the Borrower's indemnification obligations under Section 4.4, as to any Loan of the Bank to which a Euro-Rate applies, on the date specified in such notice either Convert such Loan to the Base Rate Option or pay such Loan in full.

     3.4 Selection of Interest Rate Options. If the Borrower fails to select an Interest Period in accordance with the provisions of Section 2.2 in the case of a Continuation of a Borrowing Tranche accruing interest at a Fixed Rate Option, the Borrower shall be deemed to have Converted such Loan or portion thereof to the Base Rate Option, commencing upon the last day of the current Interest Period. If an Event of Default shall occur and be continuing, the Agent may in its discretion limit the Borrower to the Base Rate Option hereunder.

     3.5 Payments.

     (a) All of the Obligations shall be full recourse obligations of the Borrower and shall be due and payable at the times set forth herein and in the Notes. Notwithstanding anything contained in this Agreement, the Notes or the other Loan Documents to the contrary, all outstanding principal, interest and other Obligations of the Borrower owing hereunder and under the other Loan Documents shall be due and payable on the Facility Termination Date. The Obligations may be prepaid at the option of the Borrower, in whole or in part, at any time without notice; provided that any such prepayment of less than all of the outstanding Obligations at such time shall be applied as set forth in
Section 3.5(b). In addition, the Obligations shall be mandatorily prepaid in accordance with Section 3.5(b). The principal amount of any Loan which is prepaid may, subject to the limitations set forth Section 2.1(a), be reborrowed.

     (b) (i) The Borrower shall instruct all Obligors to make all payments in respect of the Purchased Claims to be sent to a Lock-Box under the exclusive ownership and control of the Agent pursuant to the Lock Box Agreement relating to such Lock-Box. All such payments received in a Lock-Box shall be deposited on a daily basis to a Lock-Box Account, whereupon, upon such funds becoming available (in accordance with the applicable Lock-Box Bank's schedule of availability), they shall be transferred (by electronic transfer of immediately available funds) to the Servicing Agent's Account. All such amounts received by the Servicing Agent in the Servicing Agent's Account as aforesaid (as well as any other amounts deposited therein in accordance herewith, other than to the extent specifically designated by the Borrower for the payment of a specific Obligation (other than interest or principal due hereunder) shall be credited, first, to the payment of interest, if any, which is then due and payable with respect to the Loans in accordance with Section 3.7, second, to any breakage costs which is then due and owing (including any such amounts which would become due and payable after giving effect to any prepayment of principal in accordance with clauses third and fourth below) in accordance with Section 4.4, third, to the prepayment and reduction of the outstanding principal amount of any Servicing Agent Advances, fourth, to the prepayment and reduction of the outstanding principal amount of any other Loans, fifth, to the payment of all other fees, expenses and indemnities due and payable hereunder, including without limitation, to the Unused Commitment Fee, and sixth, with respect to any excess, remit such amounts to the Borrower's Account for the account of the Borrower.

     (ii) If, on any day, the aggregate outstanding principal balance of the Loans shall exceed the Maximum Available Facility Amount (after giving effect to the application of any Collections available for application in accordance with subclause (b)(i) immediately above), the Borrower shall be required on such day to make a prepayment of the Loans and the other Obligations by payment thereof by wire transfer to the Servicing Agent's Account of immediately available funds in such an amount that, when applied in accordance with subclause (b)(i) immediately above, will be sufficient to eliminate such excess. In addition, all such proceeds of the Purchased Claims, other Collateral and other payments received from or on behalf of the Borrower (including any such payments required to be turned over to the Agent in respect of damaged, destroyed or condemned Collateral pursuant to the terms of the Security Agreement) in respect of the Obligations shall be applied in the manner set forth in Section 3.5(b)(i). Any such proceeds, other Collateral or other payments received by the Agent shall be remitted to the Servicing Agent on the next Business Day after the Agent's receipt thereof.

     (iii) Unless otherwise specified by the Borrower or otherwise specified herein (including in clauses third and fourth of Section 3.5(b)(i) hereof), all prepayments of principal made in accordance with this Section 3.5(b) shall be applied first to the Base Rate Portion of the outstanding Loans and then to the Fixed Rate Portion of such Loans. Without limiting the foregoing in any way, all prepayments applied to the principal of any Fixed Rate Portion shall be subject to Section 4.4 hereof to the extent applicable.

     (c) (i) All payments and prepayments to be made in respect of principal, interest, expenses, indemnities, Servicing Agent Fees, any other fees or other Obligations (except Unused

Commitment Fees and other fees due to the Agent) due from the Borrower hereunder shall be made to the Servicing Agent's Account prior to 11:00 A.M. (New York City time) on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without setoff, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. The Borrower hereby authorizes and directs the Servicing Agent to charge the Servicing Agent's Account for each payment of principal and interest when due on the Loans and for all fees, expenses, indemnities and other Obligations (except Unused Commitment Fees and other fees due to the Agent) due from the Borrower hereunder when due. The Borrower agrees that, to the extent there are insufficient funds in the Servicing Agent's Account or such other accounts to make any payment when due, the Borrower shall immediately pay to the Servicing Agent all amounts due that remain unpaid.

     (ii} All payments to be made in respect of Unused Commitment Fees or other fees due to the Agent from the Borrower hereunder shall be made to the Agent's Account prior to 11:00 A.M. (New York City time) on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without setoff, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. The Borrower hereby authorizes and directs each of the Agent and the Servicing Agent to charge either or both of the Agent's Account and the Servicing Agent's Account, respectively, for all such fees due from the Borrower hereunder when due and the Servicing Agent agrees to charge such account for such amounts at the direction of the Agent and to remit such amounts to the Agent. The Borrower agrees that, to the extent there are insufficient funds in the Agent's Account, the Servicing Agent's Account or such other accounts to make any payment when due, the Borrower shall immediately pay to the Agent all amounts due that remain unpaid. The Agent shall allocate and distribute Unused Commitment Fees to each Bank (as a Bank, and to the extent applicable, as Servicing Agent) in accordance with such Bank's daily average unused Commitment.

     (d) (i) If the Agent shall not have exercised the Daily Settlement Option, on each Weekly Settlement Date, the Servicing Agent shall distribute to the Agent and the Banks in immediately available funds all payments and prepayments received during the previous week by the Servicing Agent in respect of principal, interest and other amounts received and available for distribution as of the opening of business on such date, net of any principal amount that the Agent or such Bank would be required to remit to the Servicing Agent under Sections 2.1(d)(ii) or 2.1(d)(iii), as applicable, of this Agreement. The Servicing Agent's, the Agent's and each Bank's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing by the Borrower under this Agreement and shall be deemed an "account stated." The Borrower shall have no liability to the Servicing Agent, the Agent or any Bank for any loss or expense incurred as a result of the failure by the Servicing Agent to comply with the provisions of this Section 3.5(d)(i).

     (ii) If the Agent has exercised its Daily Settlement Option, on each Business Day thereafter, the Servicing Agent shall distribute to the Agent and the Banks in immediately available funds all payments and prepayments received by the Servicing Agent in respect of principal, interest and other amounts received and available for distribution as of the opening of business on such date, net of any principal amount that the Agent or such Bank would be required to remit to the Servicing Agent under Sections 2.1(d)(ii) or 2.1(d)(iii), as applicable, of this Agreement. The Servicing Agent's, the Agent's and each Bank's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing by the Borrower under this Agreement and shall be deemed an "account stated." The Borrower shall have no liability to the Servicing Agent, the Agent or any Bank for any loss or expense incurred as a result of the failure by the Servicing Agent to comply with the provisions of this Section 3.5(d) (ii).

     (e) The Borrower hereby transfers and conveys to the Agent, for its and the Banks' benefit, exclusive ownership and control of each of the Lock-Boxes and the Lock-Box Accounts. If, notwithstanding the requirements of Section 3.5(b)(i), the Borrower receives any Collections of any Purchased Claims or any other proceeds of Collateral which are required to be paid to the Servicing Agent or the Agent, each for the benefit of the Banks, it shall receive such payments as the Agent's trustee, and shall promptly (and, in any event, within one (1) Business Day after its receipt thereof) deliver such payments to a Lock-Box Account, or to the Servicing Agent, in each case, in their original form duly endorsed in blank. All Collections received in the Lock-Boxes or the Lock-Box Accounts and all amounts on deposit in the Agent's Account shall be the sole property of the Agent, for the benefit of itself and the Banks, and subject to the Agent's sole control. All amounts on deposit in the Servicing Agent's Account shall be the sole property of the Servicing Agent, for the benefit of itself, the Agent, and the Banks, and subject to the Servicing Agent's sole control. At the Agent's request, the Borrower shall execute and deliver to the Agent such documents as the Agent shall require to grant the Agent access to, and exclusive dominion and control over, any lock-boxes and/or bank
accounts (including, without limitation, the Lock-Boxes and Lock-Box Accounts) to which Collections are remitted.

     3.6 Pro Rata Treatment of Banks. Subject to the weekly settlement procedures contained in Section 2.1(d)(ii) and Section 3.5(d)(i) to this Agreement prior to the exercise by the Agent of the Daily Settlement Option, each Borrowing, and each selection of, Conversion to or Continuation of any Interest Rate Option and each payment or prepayment by the Borrower with respect to principal and other amounts (except interest) due from the Borrower hereunder to the Banks (other than any such amounts of the type described in Section 2.3, Article 4, Section 10.6 or Section 11.3) shall be made and distributed in proportion to the Ratable Shares of each Bank (except with respect to the terms and provisions of Section 3.7 dealing with the distribution by the Servicing Agent to the Banks of interest payments).

     3.7 Interest Payment Dates. (i) Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on the first Business Day of each month after the date hereof and on the date (following the Commitment Termination Date) on which all such Loans shall be paid in full. Interest shall be allocated to each Bank based on its average daily outstanding balance of all Base Rate Loans during such preceding month.

     (ii) Interest on Loans to which a Fixed Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans; provided, that with respect to any Interest Period which is more than one (1) month long, the accrued interest thereon shall also be due and payable thereon on the last day of each month during which such Loans are outstanding; and provided, further, that from and after the occurrence of the Commitment Termination Date for any reason whatsoever, the Agent may, in its sole discretion, instruct the Servicing Agent to apply Collections to the payment of accrued but unpaid interest on the Loans (including Loans allocated to any Fixed Rate Options) at such other times as it, in its sole discretion, may designate, which may be daily. With respect to any Fixed Rate Portion, interest shall be allocated to each Bank based on its average daily outstanding balance of each such Loan allocated to any such Fixed Rate Option during the Interest Period (or portion thereof) applicable to each such Loan.

                                    EXHIBIT G

                                       TO
                                SECOND AMENDMENT

                        New Article 10A to the Agreement
                        --------------------------------
                                    Attached.

                        ARTICLE l0A. THE SERVICING AGENT

     l0A.1 Appointment. Each of the Banks and the Agent hereby designates, appoints and authorizes the Servicing Agent to act for the Agent and the Banks in the capacities set forth in this Agreement. Each of the Banks and the Agent hereby further appoints, designates, and authorizes PNC Bank to act as the initial Servicing Agent hereunder. Each Bank and the Agent hereby authorizes, and each holder of any Note by the acceptance of a Note shall be deemed to authorize, the Servicing Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and any other instruments, documents and/or agreements referred to herein, and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Servicing Agent by the terms hereof, together with such powers as are reasonably incidental thereto. PNC Bank agrees to act as the Servicing Agent on behalf of the Agent and the Banks to the extent provided in this Agreement. The appointment and authority of the Servicing Agent hereunder shall terminate on the date upon which the Obligations shall have been fully and indefeasibly paid in cash. The Servicing Agent shall not delegate any of its powers or duties hereunder except to an authorized officer or employee of the Servicing Agent.

     l0A.2 Actions in Discretion of Servicing Agent; Instructions from the Banks. The Servicing Agent shall, upon the written request of the Required Banks, take or refrain from taking any action of the type specified as being subject to direction by the Required Banks and otherwise the Servicing Agent, in its sole discretion, shall take or refrain from taking any action of the type specified as being within the Servicing Agent's rights, powers or discretion herein; provided that the Servicing Agent shall not be required to take any action which exposes the Servicing Agent to personal liability or which is contrary to this Agreement, any other Loan Document or applicable Law.

     l0A.3 Reimbursement and Indemnification of Servicing Agent by the Borrower. The Borrower shall unconditionally pay or reimburse the Servicing Agent and save the Servicing Agent harmless against:

     (a) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements, including, but not limited to, fees and expenses of counsel incurred by the Servicing Agent:

        (i) in connection with the interpretation, performance and administration of this Agreement and the other Loan Documents; and

        (ii) relating to any requested amendments, waivers or consents pursuant to the provisions hereof.

     (b) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Servicing Agent in its capacity as such, or any of its directors, employees, officers or agents, acting on its behalf in such capacity, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Servicing Agent or such other foregoing Persons hereunder or thereunder; provided that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results solely from the Servicing Agent's (or such director's, employee's, officer's or agent's, as applicable) gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment (or settlement tantamount to a final judgment).

     l0A.4 Exculpatory Provisions. Neither the Servicing Agent, nor any of its directors, officers, employees, agents, attorneys or Affiliates shall be liable to the Borrower, the General Partner, any Guarantor, any Affiliate of any of the foregoing, the Agent, or any Bank for consequential damages resulting from any breach of contract, tort or other wrong in connection with the negotiation, documentation, administration or collection of the Loans or any of the Loan Documents, whether or not it knew or was made aware of the possibility of the occurrence thereof.

     l0A.5 Reliance by Servicing Agent. The Servicing Agent shall be entitled to rely upon any writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon the advice and opinions of counsel and other professional advisers selected by the Servicing Agent. The Servicing Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Agent and the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

     l0A.6 Notices. The Servicing Agent shall send to the Agent and each Bank a copy of all notices received from the

Borrower pursuant to the provisions of this Agreement or the other Loan Documents promptly upon receipt thereof.

     l0A.7 The Servicing Agent in its Individual Capacity. With respect to its Commitment and the Loans made by any Bank, to the extent it is also acting as the Servicing Agent, such Bank shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the Servicing Agent, and the term "Banks" shall, unless the context otherwise indicates, include such Bank in its individual capacity. Any such Bank and its Affiliates may, except as prohibited herein, make Loans to, accept deposits from, discount drafts for, act as trustee under indentures of, and generally engage in any kind of banking or trust business with, the Borrower and its Affiliates as though it were not acting as Servicing Agent hereunder.

     l0A.8 Holders of Notes. The Servicing Agent may deem and treat any payee of any Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been received by the Servicing Agent.

     l0A.9 Successor Servicing Agent. The Servicing Agent may resign as Servicing Agent upon not less than forty-five days' prior written notice to the Agent, the Borrower and the Banks. In addition, the Agent may terminate PNC Bank or any successor thereof as Servicing Agent at any time with or without cause. If the Servicing Agent shall resign or be terminated under this Agreement, then the Agent shall appoint a successor servicing agent (which may be itself) for the Agent and the Banks. Upon its acceptance of its appointment, such successor servicing agent shall succeed to the rights, powers and duties of the Servicing Agent and the term "Servicing Agent" shall mean such successor servicing agent, effective upon its appointment, and the former Servicing Agent's rights, powers and duties as Servicing Agent shall be terminated without any other or further act or deed on the part of such former Servicing Agent or any of the parties to this Agreement. Notwithstanding such resignation, the provisions of this Article lOA shall continue to inure to the benefit of such former Servicing Agent in respect of the period during which it acted as Servicing Agent hereunder.

     l0A.10 Calculations. In the absence of gross negligence or willful misconduct, the Servicing Agent shall not be liable for any error in computing the amount payable to the Agent or any Bank whether in respect of the Loans, fees or any other amounts due to Agent or the Banks under this Agreement. In the event an error in computing any amount payable to the Agent or any Bank is made, the sole recourse of the Agent or any such Bank shall be to collect the misallocated portion of any such payment from the Servicing Agent, the other Banks or the Borrower that received or otherwise holds such misallocated payment, with, in the case of any such amounts to be collected from the Borrower, interest thereon to be calculated at the Base Rate Option.

     10A.ll Beneficiaries. Except with respect to Sections lOA.3 and 10A.10, the provisions of this Article 10A are solely for the benefit of the Servicing Agent, the Agent and the Banks, and the Borrower shall have no rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement the Servicing Agent shall act solely as servicing agent of the Agent and the Banks and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrower, the General Partner, any Guarantor or any Affiliate of any of the foregoing.

                                 THIRD AMENDMENT


         THIS THIRD AMENDMENT (the "Amendment") dated as of May 24, 1996 is entered into by and among J.G. WENTWORTH MFC ASSOCIATES, L.P., a Pennsylvania limited partnership (the "Borrower"), J.G. WENTWORTH FUNDING CORP., a Pennsylvania corporation (the "Parent"), THE FINANCIAL INSTITUTIONS PARTIES HERETO (collectively, the "Banks"), PNC BANK, NATIONAL ASSOCIATION ("PNC") and INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL MARKETS, INC. ("ING"), individually and as agent for the Banks (in such capacity as agent, the "Agent").

                              W I T N E S S E T H:

           WHEREAS, the Borrower, the Parent, the Banks and the Agent have entered into that certain Credit Agreement dated as of May 26, 1995 (as amended prior to the date hereof, and as further amended, restated, supplemented, or otherwise modified, the "Agreement"; the terms defined therein being used herein as therein defined unless otherwise defined herein), pursuant to which the Banks and the Agent have made and may from time to time hereafter make certain loans, advances and other financial accommodations to the Borrower;

         WHEREAS, the parties hereto have agreed to modify certain terms and provisions of the Agreement as set forth herein; and

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


         SECTION 1. Amendment of the Agreement. Upon the satisfaction of the conditions precedent set forth in Section 2 of this Amendment, the Agreement is hereby amended to (x) delete the date "May 24, 1996" appearing in clause (iii) of the definition of "Commitment Termination Date" appearing in Section 1.01 of the Agreement and (y) substitute the date "May 23, 1997" therefor.

         SECTION 2. Conditions Precedent. This Amendment shall become effective upon the satisfaction of the following conditions precedent:

               2.1. The Agent shall have received five fully- executed (and, in the case of the Borrower, the General Partner and the Guarantors, notarized) copies of this Amendment and each of the Consents and Reaffirmations attached hereto as Exhibits A and B;

               2.2. No event or condition has occurred and is continuing, or would result from the execution, delivery or performance of this Amendment, which would constitute an Event of Default or Potential Default.

               2.3. All of the representations and warranties of the Borrower and the General Partner set forth in Section 3 of this Amendment are true and correct in all material respects.


         SECTION 3. Representations and Warranties of the Borrower and the General Partner. Upon the effectiveness of this Amendment, each of the Borrower and the General Partner hereby remakes and reaffirms as of the date hereof all covenants, representations and warranties made by it (or deemed made by it) in the Agreement (except to the extent such covenants, representations or warranties expressly speak as to another date).

         SECTION 4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 5. Severability. Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of any provision hereof, and the unenforceability of one or more provisions of this Amendment in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.

         SECTION 6. Reference to and Effect on the Agreement. Upon the effectiveness of this Amendment, each reference in the Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and references to the Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Agreement, shall in each case, mean and be a reference to the Agreement as amended hereby. Except as expressly otherwise amended by this Amendment, the Agreement shall continue in full force and effect and is hereby ratified and confirmed.

         SECTION 7. Counterparts. This Amendment may be exe cuted in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         SECTION 8. Fees and Expenses. The Borrower and the General Partner each hereby jointly and severally agrees to pay all costs and expenses of the Agent and the Banks in connection with the preparation, execution and delivery of this Amendment and any of the other instruments, documents and agreements to be executed and/or delivered in connection herewith, including, without limitation, the reasonable attorneys' fees and expenses of each such Person incurred in connection herewith.


            [THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.


                                          J. G. WENTWORTH MFC
                                          ASSOCIATES, L.P.

                                          By: J. G. WENTWORTH FUNDING CORP.,
                                              Its sole General Partner



                                          By:________________________________
                                                   Gary Veloric
                                                   Chairman and Secretary


                                          J. G. WENTWORTH FUNDING CORP.



                                          By:________________________________
                                                   Gary Veloric
                                                   Chairman and Secretary


                                          INTERNATIONALE NEDERLANDEN (U.S.)
                                          CAPITAL MARKETS, INC., individually
                                          and as Agent



                                          By:________________________________
                                              Its:



                                          By:________________________________
                                              Its:


                                          PNC BANK, NATIONAL ASSOCIATION,
                                          individually and as Servicing Agent



                                          By:________________________________
                                                   Its:

STATE OF PENNSYLVANIA )
                                  )SS
COUNTY OF __________ )

Before me on this ____ day of May, 1996 appeared Gary Veloric, who executed this Third Amendment in his aforementioned capacity as an officer of J.G. Wentworth Funding Corp. executing such Third Amendment on behalf of such corporation individually and as the General Partner of J.G. Wentworth MFC Associates, L.P., and acknowledged that he did so as his own free act and deed.


                            ____________________________
                            Notary Public
                            My commission expires_______

                                    EXHIBIT A
                                       TO
                                 THIRD AMENDMENT


                            CONSENT AND REAFFIRMATION


         Gary Veloric hereby consents to the foregoing Third Amendment dated as of May __, 1996 to that certain Credit Agreement dated as of May 26, 1995 (as amended), in each case, among J.G. Wentworth MFC Associates, L.P., J.G. Wentworth Funding Corp., certain financial institutions from time to time parties thereto, Internationale Nederlanden (U.S.) Capital Markets, Inc., as agent, and PNC Bank, National Association, as servicing agent, and reaffirms its obligations under that certain Guaranty and Surety Agreement ("Guaranty") executed by him, dated as of May 26, 1995, which Guaranty remains in full force and effect.




                                                     ___________________________
                                                     By:    Gary Veloric
                                                     Dated: May ___, 1996

STATE OF PENNSYLVANIA )
                                  )SS
COUNTY OF __________ )

Before me on this ____ day of May, 1996 appeared Gary Veloric, who executed this Consent and Reaffirmation and acknowledged that he did so as his own free act and deed.


                            ____________________________
                            Notary Public
                            My commission expires_______

                                    EXHIBIT B
                                       TO
                                 THIRD AMENDMENT

                            CONSENT AND REAFFIRMATION


         James DeLaney hereby consents to the foregoing Third Amendment dated as of May __, 1996 to that certain Credit Agreement dated as of May 26, 1995 (as amended), in each case, among J.G. Wentworth MFC Associates, L.P., J.G. Wentworth Funding Corp., certain financial institutions from time to time parties thereto, Internationale Nederlanden (U.S.) Capital Markets, Inc., as agent, and PNC Bank, National Association, as servicing agent, and reaffirms its obligations under that certain Guaranty and Surety Agreement ("Guaranty") executed by him, dated as of May 26, 1995, which Guaranty remains in full force and effect.



                                                     ___________________________
                                                     By:    James DeLaney
                                                     Dated: May __, 1996

STATE OF PENNSYLVANIA )
                                  )SS
COUNTY OF __________ )

Before me on this ____ day of May, 1996 appeared James DeLaney, who executed this Consent and Reaffirmation and acknowledged that he did so as his own free act and deed.


                            ____________________________
                            Notary Public
                            My commission expires_______

                                                                 Draft 05/08/95


                                FOURTH AMENDMENT


         THIS FOURTH AMENDMENT (the "Amendment") dated as of May 22, 1997 is entered into by and among J.G. WENTWORTH MFC ASSOCIATES, L.P., a Pennsylvania limited partnership (the "Borrower"), J.G. WENTWORTH FUNDING CORP., a Pennsylvania corporation (the "Parent"), THE FINANCIAL INSTITUTIONS PARTIES HERETO (collectively, the "Banks"), ING (U.S.) CAPITAL CORPORATION (as successor to ING Barings (U.S.) Capital Markets, Inc. (formerly known as Internationale Nederlanden (U.S.) Capital Markets, Inc., ("ING")), individually and as agent for the Banks (in such capacity as agent, the "Agent"), and PNC BANK, NATIONAL ASSOCIATION, as servicing agent (in such capacity, the "Servicing Agent").

                              W I T N E S S E T H:

         WHEREAS, the Borrower, the Parent, the Banks, the Agent and the Servicing Agent are parties to that certain Credit Agreement dated as of May 26, 1995 (as the same has been amended prior to the date hereof, the "Agreement"; the terms defined therein being used herein as therein defined unless otherwise defined herein), pursuant to which the Banks, the Agent and the Servicing Agent have made, and may from time to time hereafter make, certain loans, advances and other financial accommodations to the Borrower;

         WHEREAS, the parties hereto have agreed to modify certain terms and provisions of the Agreement as set forth herein; and

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


          SECTION 1. Amendment of the Agreement. Upon the satisfaction of the conditions precedent set forth in Section 2 of this Amendment, the Agreement is hereby amended as follows:

         1.1. The definition of "Base Rate Option" set forth in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

         "'Base Rate Option' shall mean, for any date during any calendar month or any such shorter period ending on the Commitment Termination Date, a per annum rate determined as of the last day of such calendar month or on the Commitment Termination Date, as applicable, equal to the daily average of the higher of (i) the Base Rate as in effect on such date minus 1.50% and (ii) the sum of (a) the daily average during such period (as determined on the last day of such period) of the Euro-Rates which would have been in effect on each Business Day during such period for one-month Interest Periods commencing on each such day, as such rate is determined without giving effect to clause (a) of the definition of "Euro-Rate", and (b) 1.50%;"

         1.2. The definition of "Commitment Termination Date" set forth in
     Section 1.1 of the Agreement is hereby amended to (i) delete the date "May 23, 1997" set forth therein and (ii) substitute the date "May 20, 1998" therefor;

         1.3. The definition of "Maximum Facility Amount" set forth in Section
     1.1 of the Agreement is hereby amended to (i) delete the amount

     "$80,000,000" set forth therein and (ii) substitute the amount "$20,000,000" therefor;

         1.4. Section 7.1(b) is hereby amended to (i) delete the amount "$1,000,000" set forth in clause (x) thereof and (ii) substitute the amount "$500,000" therefor; and

         1.5. The respective "Commitments" of each of ING and PNC for purposes of the Agreement shall be reduced from "$64,000,000" and "$16,000,000", as respectively set forth on Schedule I to the most recent Assignment and Assumption Agreement to which such Person were parties, to "$16,000,000" and "$4,000,000," respectively.

         SECTION 2. Conditions Precedent. This Amendment shall become effective upon the satisfaction of the following conditions precedent:

         (a) The Agent shall have received copies of each of the following instruments, documents and agreements, in form and substance and in such number of copies as, in each case, shall be satisfactory to the Agent:

         (i) fully-executed original copies of this Amendment;

         (ii) fully-executed copies of a Note Modification and Substitution Agreement in substantially the form attached hereto as Exhibit A;

         (iii) a fully executed copy of each of the Amended and Restated Revolving Notes attached to the above-described Note Modification and Substitution Agreement as Exhibits A and B thereto;

         (iv) fully executed copies of the Consents and Reaffirmations attached hereto as Exhibits B and C; and

         (v) fully-executed copies of the UCC-3 Amendments and UCC-1 Financing Statements described on Exhibit D attached hereto; and

         (b) No event or condition has occurred and is continuing, or would result from the execution, delivery or performance of this Amendment, which would constitute an Event of Default or Potential Default.


         SECTION 3. Representations and Warranties of the Seller. Upon the effectiveness of this Amendment, the Borrower hereby remakes and reaffirms all covenants, representations and warranties made by it (or deemed made by it) in the Agreement (except to the extent such covenants, representations or warranties expressly speak as to another date).

         SECTION 4. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SECTION 5. Severability. Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of any provision hereof, and the unenforceability of one or more provisions of this Amendment in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.

         SECTION 6. Reference to and Effect on the Agreement. Upon the effectiveness of this Amendment, each reference in the Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and references to the Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Agreement, shall in each case, mean and be a reference to the Agreement as amended hereby. Except as expressly otherwise amended by this Amendment, the Agreement shall continue in full force and effect and is hereby ratified and confirmed.

         SECTION 7. Counterparts. This Amendment may be exe cuted in one or more counterparts, each of which shall be deemed to be an original, and all of which when taken together shall constitute one and the same instrument.

         SECTION 8. Fees and Expenses. The Borrower hereby confirms its agreement to pay on demand all reasonable costs and expenses in connection with the preparation, execution and delivery of this Amendment and any of the other instruments, documents and agreements to be executed and/or delivered in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel to the Agent and the Banks with respect thereto.


            [THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.


                                          J. G. WENTWORTH MFC
                                          ASSOCIATES, L.P.

                                          By: J. G. WENTWORTH FUNDING CORP.,
                                              Its sole General Partner



                                          By:________________________________
                                                   Gary Veloric
                                                   Chairman and Secretary


                                          J. G. WENTWORTH FUNDING CORP.



                                          By:________________________________
                                                   Gary Veloric
                                                   Chairman and Secretary


                                          ING (U.S.) CAPITAL CORPORATION,
                                          individually and as Agent



                                          By:________________________________
                                              Its:



                                          By:________________________________
                                              Its:


                                          PNC BANK, NATIONAL ASSOCIATION,
                                          individually and as Servicing Agent



                                          By:________________________________
                                                   Its:

STATE OF PENNSYLVANIA )
                                  )SS
COUNTY OF __________ )

Before me on this ____ day of May, 1997 appeared Gary Veloric, who executed this Fourth Amendment in his aforementioned capacity as an officer of J.G. Wentworth Funding Corp. executing such Fourth Amendment on behalf of such corporation and as the General Partner of J.G. Wentworth MFC Associates, L.P., and acknowledged that he did so as his own free act and deed.


                            ____________________________
                            Notary Public
                            My commission expires_______

                                    EXHIBIT A
                                       TO
                                FOURTH AMENDMENT

              FORM OF NOTE MODIFICATION AND SUBSTITUTION AGREEMENT


                                    Attached.

                  NOTE MODIFICATION AND SUBSTITUTION AGREEMENT


         THIS NOTE MODIFICATION AND SUBSTITUTION AGREEMENT ("Agreement") is made this ____ day of May, 1997 by and among J.G. WENTWORTH MFC ASSOCIATES, L.P., a Pennsylvania limited partnership (the "Borrower"), ING (U.S.) CAPITAL CORPORATION, in its individual capacity (in such capacity "ING") and as agent (in such capacity, the "Agent") for itself and the other Banks under (and as such term is defined in) the Credit Agreement referred to below, and PNC BANK, NATIONAL ASSOCIATION, in its individual capacity (in such capacity, "PNC") and as servicing agent (in such capacity, the "Servicing Agent").

                              W I T N E S S E T H:

         WHEREAS, the Borrower, the Agent, J.G. Wentworth Funding Corp., a Pennsylvania corporation and the sole general partner of the Borrower ("Funding"), the Banks, the Agent and the Servicing Agent are parties to a certain Credit Agreement dated as of May 26, 1995 (as the same has been and may hereafter be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement);

         WHEREAS, concurrently with its execution of the Credit Agreement, the Borrower executed and delivered a certain Revolving Loan Note dated as of May 26, 1995 (the "Original Note") payable to ING in a maximum principal amount of $90,000,000, the amount of ING's Commitment under the Credit Agreement;

         WHEREAS, upon PNC's becoming a party to the Credit Agreement, the Original Note was amended and restated by two other Revolving Loan Notes each dated as of September 25, 1995 made by the Borrower, the first being in the maximum principal amount of $72,000,000 payable to ING and the second being in the maximum principal amount of $18,000,000 payable to PNC (collectively, the "First Amended Notes");

         WHEREAS, on March 20, 1996, the Credit Agreement was amended to reduce the Maximum Facility Amount thereunder from $90,000,000 to $80,000,000 and, in connection therewith, new Revolving Loan Notes were executed and delivered by the Borrower to ING and PNC in substitution for the First Amended Notes, which notes were in the respective maximum principal amounts of $64,000,000 and $16,000,000 (collectively, the "Second Amended

Notes"; and together with the Original Note and the First Amended
Notes, being the "Replaced Notes");

         WHEREAS, concurrently with the execution hereof, the Borrower, the Parent, the Banks, the Agent and the Servicing Agent are entering into a certain Fourth Amendment (the "Amendment") to the Credit Agreement pursuant to which the Maximum Facility Amount is being further reduced to $20,000,000 and the respective Commitments of ING and PNC are being reduced to $16,000,000 and $4,000,000;

         WHEREAS, in connection with such Amendment, the Borrower shall be required to execute and deliver substitute Revolving Loan Notes (the "Substitute Notes") to each of ING and PNC, in the forms attached hereto as Exhibit A and B, respectively, in exchange for (but not in satisfaction or novation of) the

Replaced Notes, each which Substitute Note shall be in a maximum principal amount equal to the applicable Bank's Commitment under the Credit Agreement (as so amended);

         NOW, THEREFORE, in consideration of the foregoing premises and subject to the terms and conditions contained herein, the parties hereto agree as follows:

         1. To the extent that the indebtedness heretofore evidenced by the Replaced Notes shall remain outstanding as of the date on which the Amendment becomes effective, such indebtedness shall continue to be secured, pursuant to the terms of the Security Agreement. The Substitute Notes (i) shall, in part, re-evidence all of the indebtedness of the Borrower outstanding under the Replaced Notes for any and all loans or other financial accommodations made to the Borrower by ING and/or PNC, as applicable, (ii) shall, in part, evidence any loans or other financial accommodations hereafter made by any of the Banks to the Borrower, (iii) shall be given in substitution for, but not as payment of or in satisfaction of the Replaced Notes, and (iv) is no way intended to constitute or otherwise effect a novation of the outstanding indebtedness owing under, and evidenced by, the Replaced Notes.

         2. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

         3. This Agreement shall be binding upon, and inure to the benefit of, the Borrower and its successor and assigns and each of the Banks and its respective successors and assigns.

         4. THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS (AS DISTINGUISHED FROM THE CONFLICTS OF LAW PROVISIONS) OF THE STATE OF NEW YORK.


            [THE REMAINDER OF THIS PAGE WAS LEFT BLANK INTENTIONALLY]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first above written.

                                            J.G. WENTWORTH MFC ASSOCIATES, L.P.

                                            By:  J.G. Wentworth Funding Corp.,
                                                     its sole general partner




                                            By:________________________________
                                               Title:__________________________


                                            ING (U.S.) CAPITAL CORPORATION,
                                            individually and as Agent



                                            By:________________________________
                                               Title:__________________________



                                            By:________________________________
                                               Title:


                                            PNC BANK, NATIONAL ASSOCIATION,
                                            individually and as Servicing Agent



                                            By:________________________________
                                               Title:

                                    EXHIBIT A
                                       to
                  Note Modification and Substitution Agreement
                               Dated May __, 1997




                         Form of Substitute Note for ING

                                    Attached.

                               REVOLVING LOAN NOTE



$16,000,000                                                 Dated: May __, 1997



         FOR VALUE RECEIVED, the undersigned, J.G. WENTWORTH MFC ASSOCIATES, L.P., a Pennsylvania limited partnership (the "Borrower"), HEREBY PROMISES TO PAY to the order of ING (U.S.) CAPITAL CORPORATION (the "Lender") the principal sum of SIXTEEN MILLION AND 00/100 DOLLARS ($16,000,000), or, if less, the aggregate unpaid principal amount of all of the Loans (as defined in the Credit Agreement referred to below) made by the Lender to the Borrower pursuant to the Credit Agreement (as hereinafter defined). Terms used herein and not otherwise defined are used as defined in the Credit Agreement.

         The Borrower further promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until the principal amount thereof is paid in full in accordance with the provisions of the Credit Agreement dated as of May 26, 1995 (as the same has been and may hereafter be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, J.G. Wentworth Funding Corp., certain financial institutions party thereto (the "Banks"), ING (U.S.) Capital Corporation, as agent (in such capacity, the "Agent"), and PNC Bank, National Association, as servicing agent (in such capacity, the "Servicing Agent").

         Both principal and interest are payable in lawful money of the United States of America to the Agent at the Agent's Account or such other account as the Agent may designate from time to time in same-day funds. All Loans made by the Lender to the Borrower pursuant to the Credit Agreement and all payments made on account of principal hereof shall be recorded by the Lender on its books and records; provided, however, that the failure to so record any Loans or payments shall not affect the validity of such Loans or payments.

         This Revolving Loan Note is one of the Notes referred to in the Credit Agreement and is entitled to the benefits and subject to the terms of the Credit Agreement. This Revolving Loan Note is one of the Substitute Notes executed and delivered by the Borrower pursuant to that certain Note Modification and Substitution Agreement of even date herewith among the Borrower, the Agent and the Banks in exchange for the then outstanding

Revolving Loan Notes executed by the Borrower pursuant to Credit Agreement (the "Replaced Notes") and payable to the Banks. It is expressly acknowledged and agreed that this Revolving Loan Note (i) shall, in part, re-evidence all of the indebtedness of the Borrower to the Lender outstanding under the Replaced Notes for any and all loans or other financial accommodations heretofore made to the Borrower by the Lender under the Credit Agreement, (ii) shall, in part, evidence any loans or other financial accommodations hereafter made by the Lender to the Borrower under the Credit Agreement, (iii) shall be given in substitution for, but not as payment of or in satisfaction of the Replaced Notes, and (iv) is no way intended to constitute or otherwise effect a novation of the outstanding indebtedness owing under, and evidenced by, the Replaced Notes.

         The Credit Agreement provides for certain mandatory and voluntary prepayments of principal and interest due hereunder, which prepayments may, in certain cases, be subject to prepayment premiums or penalties.

         Upon and after the occurrence of an Event of Default described in Sections 9.01(f) or 9.01(s) of the Credit Agreement, this Revolving Loan Note, in accordance with the terms of the Credit Agreement, may be declared, and immediately shall become, due and payable, without demand, notice or legal process of any kind.

         Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.


            [THE REMAINDER OF THIS PAGE WAS LEFT BLANK INTENTIONALLY]

         THIS REVOLVING LOAN NOTE SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS DISTINGUISHED FROM THE CHOICE OF LAW PROVISIONS) OF THE STATE OF NEW YORK.


                                           J.G. WENTWORTH MFC ASSOCIATES, L.P.

                                           By:  J.G. WENTWORTH FUNDING CORP.,

                                                      its sole general partner


                                           By: ________________________________
                                               Name:
                                               Title:

                                    Exhibit B
                                       to
                  Note Modification and Substitution Agreement
                               Dated May __, 1997


                         Form of Substitute Note for PNC


                                    Attached.

                               REVOLVING LOAN NOTE



$4,000,000                                                 Dated:  May __, 1997



         FOR VALUE RECEIVED, the undersigned, J.G. WENTWORTH MFC ASSOCIATES, L.P., a Pennsylvania limited partnership (the "Borrower"), HEREBY PROMISES TO PAY to the order of PNC BANK, NATIONAL ASSOCIATION (the "Lender") the principal sum of FOUR MILLION AND 00/100 DOLLARS ($4,000,000), or, if less, the aggregate unpaid principal amount of all of the Loans (as defined in the Credit Agreement referred to below) made by the Lender to the Borrower pursuant to the Credit Agreement (as hereinafter defined). Terms used herein and not otherwise defined are used as defined in the Credit Agreement.

         The Borrower further promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until the principal amount thereof is paid in full in accordance with the provisions of the Credit Agreement dated as of May 26, 1995 (as the same has been and may hereafter be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, J.G. Wentworth Funding Corp., certain financial institutions party thereto (the "Banks"), ING (U.S.) Capital Corporation, as agent (in such capacity, the "Agent"), and PNC Bank, National Association, as servicing agent (in such capacity, the "Servicing Agent").

         Both principal and interest are payable in lawful money of the United States of America to the Agent at the Agent's Account or such other account as the Agent may designate from time to time in same-day funds. All Loans made by the Lender to the Borrower pursuant to the Credit Agreement and all payments made on account of principal hereof shall be recorded by the Lender on its books and records; provided, however, that the failure to so record any Loans or payments shall not affect the validity of such Loans or payments.

         This Revolving Loan Note is one of the Notes referred to in the Credit Agreement and is entitled to the benefits and subject to the terms of the Credit Agreement. This Revolving Loan Note is one of the Substitute Notes executed and delivered by the Borrower pursuant to that certain Note Modification and Substitution Agreement of even date herewith among the Borrower, the Agent and the Banks in exchange for the then outstanding

Revolving Loan Notes executed by the Borrower pursuant to Credit Agreement (the "Replaced Notes") and payable to the Banks. It is expressly acknowledged and agreed that this Revolving Loan Note (i) shall, in part, re-evidence all of the indebtedness of the Borrower to the Lender outstanding under the Replaced Notes for any and all loans or other financial accommodations heretofore made to the Borrower by the Lender under the Credit Agreement, (ii) shall, in part, evidence any loans or other financial accommodations hereafter made by the Lender to the Borrower under the Credit Agreement, (iii) shall be given in substitution for, but not as payment of or in satisfaction of the Replaced Notes, and (iv) is no way intended to constitute or otherwise effect a novation of the outstanding indebtedness owing under, and evidenced by, the Replaced Notes.

         The Credit Agreement provides for certain mandatory and voluntary prepayments of principal and interest due hereunder, which prepayments may, in certain cases, be subject to prepayment premiums or penalties.

         Upon and after the occurrence of an Event of Default described in Sections 9.01(f) or 9.01(s) of the Credit Agreement, this Revolving Loan Note, in accordance with the terms of the Credit Agreement, may be declared, and immediately shall become, due and payable, without demand, notice or legal process of any kind.

         Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.


            [THE REMAINDER OF THIS PAGE WAS LEFT BLANK INTENTIONALLY]

         THIS REVOLVING LOAN NOTE SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


                                            J.G. WENTWORTH MFC ASSOCIATES, L.P.

                                            By:  J.G. WENTWORTH FUNDING CORP.,
                                                       its sole general partner


                                            By: _______________________________
                                                Name:
                                                Title:

                                    EXHIBIT B
                                       TO
                                FOURTH AMENDMENT

                            CONSENT AND REAFFIRMATION


         Gary Veloric hereby consents to the foregoing Fourth Amendment dated as of May __, 1997 to that certain Credit Agreement dated as of May 26, 1995 (as amended), in each case, among J.G. Wentworth MFC Associates, L.P., J.G. Wentworth Funding Corp., certain financial institutions from time to time parties thereto, ING (U.S.) Capital Corporation, as agent, and PNC Bank, National Association, as servicing agent, and reaffirms its obligations under that certain Guaranty and Surety Agreement ("Guaranty") executed by him, dated as of May 26, 1995, which Guaranty remains in full force and effect.



                                                     ___________________________
                                                     By:   Gary Veloric
                                                     Dated:  May __, 1997

STATE OF PENNSYLVANIA )
                                  )SS
COUNTY OF __________ )

Before me on this ____ day of May, 1997 appeared Gary Veloric, who executed this Consent and Reaffirmation and acknowledged that he did so as his own free act and deed.


                            ____________________________
                            Notary Public
                            My commission expires_______

                                    EXHIBIT C
                                       TO
                                FOURTH AMENDMENT

                            CONSENT AND REAFFIRMATION


         James DeLaney hereby consents to the foregoing Fourth Amendment dated as of May __, 1997 to that certain Credit Agreement dated as of May 26, 1995 (as amended), in each case, among J.G. Wentworth MFC Associates, L.P., J.G. Wentworth Funding Corp., certain financial institutions from time to time parties thereto, ING (U.S.) Capital Corporation, as agent, and PNC Bank, National Association, as servicing agent, and reaffirms its obligations under that certain Guaranty and Surety Agreement ("Guaranty") executed by him, dated as of May 26, 1995, which Guaranty remains in full force and effect.



                                                     ___________________________
                                                     By:   James DeLaney
                                                     Dated:  May __, 1997

STATE OF PENNSYLVANIA )
                                  )SS
COUNTY OF __________ )

Before me on this ____ day of May, 1997 appeared James DeLaney, who executed this Consent and Reaffirmation and acknowledged that he did so as his own free act and deed.


                            ____________________________
                            Notary Public
                            My commission expires_______

                                    EXHIBIT D
                                       TO
                                FOURTH AMENDMENT


           UCC Amendments and UCC Financing Statements to be Executed


                                  [To be added]

                            ASSIGNMENT AND ASSUMPTION



         Reference is made to the Credit Agreement dated as of May 26, 1995 (the "Credit Agreement") among J.G. Wentworth MFC Associates, L.P., a Pennsylvania limited partnership (the "Borrower"), J.G. Wentworth Funding Corp., a Pennsylvania corporation (the "General Partner"), certain financial institutions party thereto (the "Banks") and Internationale Nederlanden (U.S.) Capital Markets, Inc., as Agent for the Banks (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

         Internationale Nederlanden (U.S.) Capital Markets, Inc. (the "Assignor") and PNC Bank, National Association (the "Assignee") agree as follows:

         1. In consideration of the payment by the Assignee to the Assignor of $12,157,812.77, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that percentage specified in Section 1 of Schedule I attached hereto of all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined in Section 4 hereof), including, without limitation, such percentage of the Assignor's Commitment and the outstanding Loans owing to the Assignor. After giving effect to such sale and assignment, the Assignee's Commitment, Commitment Percentage and the outstanding principal amount of the Loans owing to the Assignee on the Effective Date will be as set forth in Section 2 of Schedule I attached hereto.

         2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Credit Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, the General Partner or any Guarantor or the performance or observance by any of the foregoing Persons of any of their respective obligations under the Credit Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant thereto.

         3. The Assignee (i) confirms that it has received a copy of the Credit

Agreement, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any of the other Loan Documents;
(iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; and (v) specifies as its address for notices the office set forth beneath its name on the signature pages hereof.

         4. Following the execution of this Assignment and Assumption by the Assignor and the Assignee, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date of this Assignment and Assumption (the "Effective Date") shall be the date of acceptance thereof by the Agent unless a later date is specified in Section 3 of Schedule I.

         5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations of a Bank thereunder including its obligation to comply with the provisions contained in Section 11.12 of the Credit Agreement and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption, relinquish its rights and be released from its obligations under the Credit Agreement.

         6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest, and fees hereunder with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

             7. The Assignor hereby agrees (solely in its individual capacity as a Bank, and not as Agent, under the Credit Agreement) that for so long as it shall by itself constitute the "Required Banks" under the Credit Agreement, it will not, without the consent of the Assignee (which consent shall not unreasonably be withheld; it being understood and agreed by the parties hereto that (except in the case of clause (g) below) the withholding of any such consent shall be deemed to be reasonable only to the extent that the Assignee reasonably determines that the consummation of the action with respect to which its consent shall be so sought could reasonably be expected to materially and adversely effect the financial condition of the Borrower, the Collateral (taken as a whole), the Borrower's performance of its obligations under the Credit Agreement and the other Loan Documents, or the likelihood of the timely repayment in full to the Assignee of all of the Obligations owing to it under the Credit Agreement and the other Loan Documents:

     (a) agree to any waiver or modification of the provisions of Section 8.1(a) of the Credit Agreement with respect to any merger or consolidation by the Borrower, unless (x) the Borrower shall be the surviving entity thereof,
     (y) the net worth of such resulting entity would be greater than or equal to the Borrower's net worth immediately prior to such merger or consolidation and (z) no Event of Default or Potential Default would otherwise occur as a result thereof under any other Section of the Credit Agreement;

     (b) agree to any waiver or modification of the provisions of Section 8.1(b) of the Credit Agreement that would permit the incurrence by the Borrower of any Indebtedness or Lien (other than under the Credit Agreement) in excess of $50,000, in the aggregate, at any time outstanding;

     (c) agree to any waiver or modification of the provisions of Section 8.1(c) of the Credit Agreement that would permit the Borrower to enter into any Guaranty (other than in favor of the Agent for the benefit of the Banks) of any amount in excess of $50,000, in the aggregate, at any time outstanding;

     (d) agree to (x) any waiver or modification of the provisions of Section 8.1(f) of the Credit Agreement or (y) the release of the Agent's Lien on any Collateral, except any such Collateral permitted to be disposed of in accordance with Section 8.1(f) of the Credit Agreement;

     (e) agree to any waiver or modification of the provisions of Section 8.1(k) of the Credit Agreement;

     (f) agree to (x) any modification of the terms of, or (y) any waiver or forbearance of any Event of Default of which the Assignor has actual knowledge under, Section 9.1(a), 9.1(b) (solely as it relates to the covenants set forth in Sections 8.1 and 8.2 of the Credit Agreement, provided, that this clause (f) shall not be interpreted as limiting in any way the Assignor's right to modify the terms and provisions of any covenant set forth in Section 8.1, 8.2 or elsewhere in the Credit Agreement or in any of the other Loan Documents (to the extent not otherwise expressly prohibited hereunder) at any time prior to the Assignor's acquiring actual knowledge of the occurrence of any Event of Default or Potential Default as a result of the non-compliance of any such covenant by the Borrower or the General Partner, as applicable), 9.1(h), 9.1(i), 9.1(j), 9.1(k), 9.1(l)
     (provided that this clause (f) shall not be deemed to limit the Assignor's right or discretion to make any determination under Section 9.1(l) of the Credit Agreement as to the likelihood of a Material Adverse Effect under such Section or to require any consent of the Assignee with respect to any such determination by the Assignor), or 9.1(m) of the Credit Agreement; or

     (g) agree to any modification of the terms and provision of Article 10 which would adversely effect the Banks.

         8. Notwithstanding anything contained herein or in the Agreement to the contrary, the Assignee shall not be bound by, or make any representation, warranty or covenant hereunder or under the Agreement as to its compliance with, the restrictions set forth in Sections 11.11(c)(iii) and Section 11.17 of the Agreement regarding the Assignee's engaging in financing transactions with Competitors of the Borrower; it being acknowledged and agreed that the Assignee currently engages, and may from time to time hereafter engage, in transactions of such type with Competitors of the Borrower.

         9. This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of New York.

         10. This Assignment and Assumption may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on
Schedule 1 hereto.

                                   Schedule I
                                       to
                            Assignment and Assumption
                            Dated September 25, 1995


Section 1.

         Commitment Percentage of Assignor prior to giving
                  effect to this assignment:                                                                   100%


         Percentage of Assignor's interest in the Credit
                  Agreement being assigned under this assignment:                                               20%

         Commitment Percentage of Assignor after giving
                  effect to this assignment:                                                                    80%

         Commitment of Assignor prior to giving
                  effect to this assignment:                                                            $90,000,000

         Commitment of Assignor after giving
                  effect to this assignment:                                                            $72,000,000

         Aggregate Outstanding Principal
                  Amount of Loans Owing to the Assignor
                  immediately prior to giving effect to
                  this assignment:                                                                   $60,789,063.84

         Aggregate Outstanding Principal
                  Amount of Loans Owing to the Assignor
                  immediately after giving effect to
                  this assignment:                                                                   $48,631,251.07


Section 2.

         Assignee's Commitment after giving effect
                  to this assignment:                                                                   $18,000,000

         Commitment Percentage of Assignor after giving
                  effect to this assignment:                                                                    20%

         Aggregate Outstanding Principal
                  Amount of Loans Owing to the Assignee
                  immediately after giving effect to
                  this assignment:                                                                   $12,157,812.77

Section 3.

                                        1


         Effective Date:                                                                         September 25, 1995


         ASSIGNOR:                    INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL
                                        MARKETS, INC.



                                          By:_______________________
                                             Title:_________________


         ASSIGNEE:                    PNC BANK, NATIONAL ASSOCIATION



                                          By:_________________________
                                             Title:___________________



                                                   Address for notices:

                                                   Land Title Building
                                                   Broad & Chestnut Streets
                                                   Philadelphia, PA 19101
                                                   Attn: Mr. Thomas A. Gutman
                                                   Telephone No.:  (215)585-5220
                                                   Telecopy No.:  (215)585-8351



Accepted this ____ day of ______________, 1995

INTERNATIONALE NEDERLANDEN (U.S.)
CAPITAL MARKETS, INC.,
  as Agent



By:________________________
   Title:__________________

The undersigned each hereby acknowledges and agrees to the provision set forth in Section 8 of this Assignment and Assumption and with the assignment contemplated herein on the terms and conditions set forth in such Section.



J.G. WENTWORTH MFC ASSOCIATES, L.P.

By: J.G. WENTWORTH FUNDING CORP., its
    General Partner


By:______________________________
   Name:
   Title:


J.G. WENTWORTH FUNDING CORP.




By:______________________________
   Name:
   Title: